                                                       REGISTRATION NO. 33-31711

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------


                         POST-EFFECTIVE AMENDMENT NO. 8
                                       TO


                                    FORM S-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                           04-2461439
 (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

       ONE SUN LIFE EXECUTIVE PARK, WELLESLEY HILLS, MASSACHUSETTS 02181
                                 (617) 237-6030
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                                         COPIES TO:
BONNIE S. ANGUS, ASSISTANT VICE PRESIDENT            DAVID N. BROWN, ESQ.
     SUN LIFE ASSURANCE COMPANY OF                   COVINGTON & BURLING
             CANADA (U.S.)                      1201 PENNSYLVANIA AVENUE N.W.
      ONE SUN LIFE EXECUTIVE PARK                       P.O. BOX 7566
 WELLESLEY HILLS, MASSACHUSETTS 02181              WASHINGTON, D.C. 20044
            (617) 237-6030                             (202) 662-5238


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 --------------

               SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


                   Post Effective Amendment No. 8 to


                   Registration Statement on Form S-2
                    Cross Reference Sheet Pursuant To
                       Regulation S-K, Item 501(b)

       Form S-2 Item Number
             and Caption                   Location in Prospectus; Caption
--------------------------------------  --------------------------------------
 1.  Forepart of the Registration         Cover Pages
     Statement and Outside Front Cover
     Page of Prospectus

 2.  Inside Front and Outside Back        Cover Pages; Table of Contents
     Cover Pages of Prospectus

 3.  Summary Information, Risk Factors    Cover Pages (Summary); Expense Summary
     and Ratio of Earnings to Fixed
     Charges

 4.  Use of Proceeds                      A Word About the Company, the Fixed
                                          Account,the Variable Account and the
                                          Mutual Funds

 5.  Determination of Offering Price      Not Applicable

 6.  Dilution                             Not Applicable

 7.  Selling Security Holders             Not Applicable

 8.  Plan of Distribution                 Distribution of the Contracts

 9.  Description of Securities to be      Cover Pages; A Word About the Company,
     Registered                           the Fixed Account, the Variable
                                          Account and the Mutual Funds; Purchase
                                          Payments and Contract Values During
                                          Accumulation Period; Cash Withdrawals,
                                          Withdrawal Charges and Market Value
                                          Adjustment and Loan Provision; Other
                                          Contractual Provisions

10.  Interests of Named Experts and       Not Applicable
     Counsel

11.  Information with Respect to         A Word About the Company, the Fixed
     Registrant                          Account, the Variable Account and the
                                         Mutual Funds; Other Contractual
                                         Provisions; Additional Information
                                         About the Company; The Company's
                                         Directors and Executive Officers;
                                         Legal Proceedings; Legal Matters;
                                         Financial Statements

       Form S-2 Item Number
             and Caption                   Location in Prospectus; Caption
--------------------------------------  --------------------------------------

12.  Incorporation of Certain            Cover Pages
     Information by Reference

13.  Disclosure of Commission Position   Not Applicable
     on Indemnification for Securities
     Act Liabilities

                                    PART I
                      INFORMATION REQUIRED IN PROSPECTUS



Attached hereto and made a part hereof is the Prospectus dated May 1, 1997.

--------------------------------------------------------------------------------


                                                                     MAY 1, 1997


(PASTEUP LOGO)
------------------------
COMBINATION FIXED/VARIABLE
GROUP ANNUITY FOR QUALIFIED
AND NON-QUALIFIED
RETIREMENT PLANS
ISSUED IN CONNECTION WITH
SUN LIFE OF CANADA (U.S.)
VARIABLE ACCOUNT D
                                                                      PROSPECTUS
---------------------------------------------------------
ISSUED BY
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
A WHOLLY-OWNED SUBSIDIARY OF SUN LIFE ASSURANCE COMPANY OF CANADA
*ANNUITY SERVICE MAILING ADDRESS:
C/O SUN LIFE ANNUITY SERVICE CENTER
P.O. BOX 1024
BOSTON, MASSACHUSETTS 02103

PRINCIPAL EXECUTIVE OFFICES:
ONE SUN LIFE EXECUTIVE PARK
WELLESLEY HILLS, MASSACHUSETTS 02181
(617) 237-6030
--------------------------------------------------------------------------------


    The master group deferred annuity contracts (the "Contracts") offered by this Prospectus are designed for use in connection with employer, association and other group retirement plans which may qualify as retirement programs under
Section 401 (including Section 401(k)), Section 403, Sections 408(c), 408(k) or 408(p) of the Internal Revenue Code and non-qualified group programs such as payroll savings plans (collectively the "Plans"). The master group Contract may be entered into by any employer, association or other bona fide group. The Contracts provide that annuity payments will begin on a selected future date. The Contracts provide for the accumulation of values on either a variable basis, a fixed basis, or a fixed and variable basis and provide for fixed and variable annuity payments as elected.


                                                        (CONTINUED ON NEXT PAGE)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS VALID ONLY WHEN ACCOMPANIED BY THE CURRENT PROSPECTUSES OF MFS/SUN LIFE SERIES TRUST(1) (FOR QUALIFIED AND NON-QUALIFIED CONTRACTS), AND MFS-REGISTERED TRADEMARK- WORLD GOVERNMENTS FUND, MFS-REGISTERED TRADEMARK- BOND FUND, MFS-REGISTERED TRADEMARK- TOTAL RETURN FUND, MASSACHUSETTS INVESTORS TRUST, MASSACHUSETTS INVESTORS GROWTH STOCK FUND AND MFS-REGISTERED TRADEMARK-
GROWTH OPPORTUNITIES FUND (FOR QUALIFIED CONTRACTS UNDER TRUST/CUSTODIAL ACCOUNTS ONLY). YOU SHOULD RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

*ANY REFERENCE IN THIS PROSPECTUS TO RECEIPT BY THE COMPANY MEANS RECEIPT AT THE ANNUITY SERVICE MAILING ADDRESS SHOWN ABOVE.

---------
(1) When MFS/Sun Life Series Trust is used in connection with the Contracts offered by this Prospectus it may be referred to as the "Compass" Series Trust.

    Each Participant under a Contract will receive a Certificate evidencing such Participant's coverage under the Contract.

    The entity which establishes this Contract on behalf of Participants will be referred to in this Prospectus as the "Owner," even though certain retirement programs will be set up with a trustee as legal owner of the assets. The Owner of this Contract is responsible for providing all communications and instructions concerning Participant Accounts to Sun Life Assurance Company of Canada (U.S.) (the "Company"). It is important to understand that while the Owner has the responsibility for transmitting such instructions for each Participant, the Participant may be permitted or required to make certain decisions and elections under this Contract, as specified by the Owner in the plan, trust or other appropriate document. Thus, where this Contract provides for selections and elections by the Owner, the Owner shall be solely responsible for giving such instructions to the Company, but the Owner shall have the right to determine whether Participants or others make such elections in the first instance.

    The Owner of a Contract may elect to have Contract values accumulate on a fixed basis in the Fixed Account which pays interest at a fixed rate which is guaranteed for a specific period (one (1), three (3), five (5) or seven (7) years) or on a variable basis in the Variable Account, or divided among the Fixed Account and the Variable Account.

    If the Owner elects to have Contract values accumulated on a variable basis, Purchase Payments are allocated to Sun Life of Canada (U.S.) Variable Account D (the "Variable Account"), a separate account of the Company. The Variable Account uses its assets to purchase, at their net asset value, shares in one or more of the following mutual funds selected by the Owner from among a group of mutual funds advised by Massachusetts Financial Services Company, a subsidiary of the Company: MFS/Sun Life Series Trust; MFS-Registered Trademark- World Governments Fund; MFS-Registered Trademark- Bond Fund; MFS-Registered Trademark-Total Return Fund; Massachusetts Investors Trust; Massachusetts Investors Growth Stock Fund; and MFS-Registered Trademark- Growth Opportunities Fund (the "Mutual Fund(s)" or "Fund(s)"). IN THE CASE OF NON-TRUSTEED RETIREMENT PROGRAMS SUCH AS
SECTION 403(b) TAX-SHELTERED ANNUITIES AND NON-TAX-QUALIFIED DEFERRED COMPENSATION AND PAYROLL SAVINGS PLANS, PURCHASE PAYMENTS ALLOCATED TO THE VARIABLE ACCOUNT MAY BE ALLOCATED ONLY TO MFS/SUN LIFE SERIES TRUST. Each Mutual Fund pays its investment adviser certain fees charged against the assets of the Mutual Fund. The value of the variable portion, if any, of the Contract's Accumulation Account, the value of each Participant's Account and the amount of variable annuity payments will vary to reflect the investment performance of the Mutual Fund(s) selected and the deduction of the contract charges described under "How the Contract Charges Are Assessed" on page 25. (For more information about the Mutual Funds, see "The Mutual Funds" on page 15.)

    If the Owner elects to have Contract values accumulated on a fixed basis, Purchase Payments are allocated to the Fixed Account, which is the general account of the Company. The Company will invest Purchase Payments made under the Contract which are allocated to the Fixed Account in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments in accordance with the requirements established by applicable state insurance laws regarding the nature and quality of investments that may be made by life insurance companies (See "The Fixed Account" on page 14). The Company will credit interest at a rate of not less than four percent (4%) per year, compounded annually, to amounts allocated to the Fixed Account under the Contracts and guarantee these amounts at various interest rates (the "Guarantee Rate") for one (1), three (3), five
(5) or seven (7) years as elected by the Owner, subject to the imposition of any applicable withdrawal charge, market value adjustment, or account administration fee ("Account Fee"). The Company may not change an Initial or Subsequent Guarantee Rate for the balance of the Guarantee Period; however, future
Guarantee Rates cannot be predicted and will be determined at the sole discretion of the Company (subject to the minimum guarantee of four percent (4%)). Fixed Accumulation Units in the Fixed Account will be credited to the Contract's Accumulation Account. That part of the Contract relating to the Fixed Account is registered under the Securities Act of 1933, but the Fixed Account is not subject to the restrictions of the Investment Company Act of 1940.

    The Company does not deduct a sales charge from Purchase Payments made for these Contracts. However, if any part of a Participant's Account is surrendered, the Company will, with certain exceptions, deduct from the amount requested a withdrawal charge (which may be deemed a contingent deferred sales charge). This charge varies from a maximum of six percent (6%) for Purchase Payments that have been in a Participant's Account for less than two (2) years to zero (0) for Payments which have been in the Participant's Account for seven (7) years. This charge is intended to reimburse the Company for expenses relating to the distribution of the Contracts. A portion of a Participant's Account may be withdrawn each year without any withdrawal charge imposed by the Company, and after a Purchase Payment has been held by the Company for seven (7) years it may be withdrawn without imposition of any withdrawal charge by the Company. In addition, after a Participant's Account has been established for twelve (12) years no withdrawal charges will be imposed on any amounts withdrawn. Contracts which are used in connection with tax-qualified retirement programs ("Qualified Contracts") also have a loan provision (See "Withdrawal Charges" and "Loans" on pages 22 and 24, respectively).

    In addition, if Fixed Accumulation Units having a three (3), five (5), or seven (7) year Guarantee Period are cancelled to effect a full surrender or partial withdrawal, a Market Value Adjustment will be imposed. The Market Value Adjustment will reflect the relationship between the Current Rate for a Guarantee Period of the same duration as that of the amount being surrendered and the Guarantee Rate applicable to the amount being surrendered. It also reflects the time remaining in the Guarantee Period. Generally, if the Guarantee Rate is lower than the applicable Current Rate, then the application of the Market Value Adjustment will result in a lower payment upon surrender. Similarly, if the Guarantee Rate is higher than the applicable Current Rate, the application of the Market Value Adjustment will result in a higher payment upon surrender. If the Current Rate and the Guarantee Rate are the same, then the Market Value Adjustment is zero. IF A FULL SURRENDER IS REQUESTED WHEN THE GUARANTEE RATE IS LOWER THAN THE APPLICABLE CURRENT RATE THE MARKET VALUE ADJUSTMENT WILL IN EFFECT REDUCE THE AMOUNT OF INTEREST ALLOCATED TO A PARTICIPANT'S ACCOUNT AND COULD RESULT IN A CASH WITHDRAWAL PAYMENT IN AN AMOUNT IESS THAN TOTAL PURCHASE PAYMENTS (NET OF DEDUCTIONS FOR CONTRACT CHARGES). (SEE "MARKET VALUE ADJUSTMENT" ON PAGE 23.)

    The Company reserves the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six (6) months from the date written request for such withdrawal is received by the Company.

    Special   restrictions  on   withdrawals  apply   to  Contracts   used  with
Tax-Sheltered Annuities established pursuant to Section 403(b) of the Internal Revenue Code (See "Section 403(b) Annuities" on page 22).

    In addition, under certain circumstances withdrawals may result in tax penalties (See "Taxation of Annuities in General" on page 34).

    For a discussion of cash withdrawal procedures see "Cash Withdrawals" on page 21 of this Prospectus.

    On each Account Anniversary and on surrender of the Participant's Account for full value if it is not surrendered on an Account Anniversary, the Company will deduct an annual account administration fee ("Account Fee") from the Participant's Account. After the Annuity Commencement Date the Account Fee will be deducted pro rata from each annuity payment made during the year. The amount of the Account Fee varies from $25 to $12. These charges are to reimburse the
Company for administrative expenses related to the maintenance of the Participant's Account (See "Account Fee" on page 25).

    The Company also deducts a mortality and expense risk charge at the end of each Valuation Period at an annual rate ranging from 1.30% to 0.95% of the daily net assets of the Variable Account for mortality and expense risks assumed by the Company (See "Charges Against the Variable Account for Mortality and Expense Risks" on page 26).

    Total annualized Purchase Payments allocated to a Participant's Account for the first Account Year must be at least $300 and are payable in amounts of at least $25 per payment (See "Purchase Payments" on page 17).

    The Contracts provide that the Company may modify the withdrawal charges, Account Fee, mortality and expense risk charges, the tables used in determining the amount of the first monthly variable annuity payment and the formula used to calculate the Market Value Adjustment, provided that such modification shall apply only with respect to Participant's Accounts established after the effective date of such modification (See "Modification" on page 33).

    Premium taxes payable to any governmental entity will be charged against the Participant's Account (See "Premium Taxes" on page 26).

    Subject to certain conditions, and during the Accumulation Period, the Owner may convert the value of a designated number of Fixed Accumulation Units then credited to a Participant's Account into other Fixed Accumulation Units having an equal aggregate value but having a different Guarantee Period or into Variable Accumulation Units of particular Sub-Accounts having an equal aggregate value, or convert the value of a designated number of Variable Accumulation Units then credited to a Participant's Account into other Variable Accumulation Units and/or Fixed Accumulation Units having an equal aggregate value. Transfers/conversions involving Fixed Accumulation Units with three (3), five
(5) or seven (7) year Guarantee Periods will be subject to a Market Value Adjustment (See "Conversion of Accumulation Units" on page 20).

    After the Annuity Commencement Date, the Payee may, subject to certain restrictions, exchange the value of a designated number of Variable Annuity Units of particular Sub-Accounts then credited to the Contract with respect to the particular Payee, for other Variable Annuity Units, the value of which would be such that the dollar amount of an annuity payment made on the date of the exchange would be unaffected by the fact of the exchange (See "Exchange of Variable Annuity Units" on page 30).

    The Company will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Fund(s), but will follow voting instructions received from persons having the right to give voting instructions. The Owner is the person having the right to give voting instructions prior to the Annuity Commencement Date. On or after the Annuity Commencement Date the Payee is the person having such voting rights. Any shares attributable to the Company and Fund shares for which no timely voting instructions are received will be voted by the Company in the same proportion as the shares for which instructions are received from persons having such right (See "Voting of Fund Shares" on page 32).

    Under certain circumstances the Company may substitute shares of another registered open-end investment company both for Fund shares already purchased by the Variable Account and as the security to be purchased in the future. Also, upon notice to the Owner, or the Payee during the annuity period, the Company may modify the Contract if such modification: (i) is necessary to make the Contract comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; or (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; or (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Accounts; or (iv) provides additional Variable Account and/or fixed accumulation options. Other than as described above, no change in the terms and/or conditions of the Contract can be made without the consent of the Owner, or the Payee, as the case may be (See "Substituted Securities," "Change in Operation of Variable Account" and "Modification" on page 33).

    The Company will furnish Participants and such other persons having voting rights with certain reports and statements described under "Periodic Reports" on page 32. Such reports, other than prospectuses, will not include the Company's financial statements.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act"), as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commision (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's Regional Offices located at 75 Park Place, New York, New York and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

    The Company has filed registration statements (the "Registration Statements") with the Commission under the Securities Act of 1933 relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statements and does not contain all of the information set forth in the Registration Statements and exhibits thereto, and reference is hereby made to such Registration Statements and exhibits for further information relating to the Company and the Contracts. The Registration Statements and the exhibits thereto may be inspected and copied, and copies can be obtained at prescribed rates, in the manner set forth in the preceding paragraph.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The Annual Report on Form 10-K for the year ended December 31, 1996 heretofore filed by the Company with the Commission under the 1934 Act is incorporated by reference in this Prospectus:


    Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded hereby to the extent that a statement contained in a later-filed document or herein shall modify or supersede such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


    The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in the Prospectus). Requests for such document should be directed to Bonnie S. Angus, Assistant Vice President, Sun Life Assurance Company of Canada (U.S.), 50 Milk Street, Massachusetts 02109, telephone (617) 348-9600.

                               TABLE OF CONTENTS

                                                                                                                   PAGE
---------------------------------------------------------------------------------------------------------------------------
Definitions                                                                                                              8
---------------------------------------------------------------------------------------------------------------------------
Expense Summary                                                                                                         10
---------------------------------------------------------------------------------------------------------------------------
This Prospectus Is a Catalog of Facts                                                                                   12
---------------------------------------------------------------------------------------------------------------------------
Uses of the Contract                                                                                                    12
---------------------------------------------------------------------------------------------------------------------------
A Word About the Company, the Variable Account, the Fixed Account and the Mutual Funds                                  12
    The Company                                                                                                         12
    The Variable Account                                                                                                13
    The Fixed Account                                                                                                   14
    The Mutual Funds                                                                                                    15
---------------------------------------------------------------------------------------------------------------------------
Purchase Payments and Contract Values During Accumulation Period                                                        17
    Purchase Payments                                                                                                   17
    Accumulation Account and Participant's Account                                                                      18
    Variable Accumulation Value                                                                                         18
    Fixed Accumulation Value                                                                                            19
    Conversion of Accumulation Units                                                                                    20
---------------------------------------------------------------------------------------------------------------------------
Cash Withdrawals, Withdrawal Charges, Market Value Adjustment and Loan Provision                                        21
    Cash Withdrawals                                                                                                    21
    Withdrawal Charges                                                                                                  22
    Section 403(b) Annuities                                                                                            22
    Market Value Adjustment                                                                                             23
    Loans (Qualified Contracts Only)                                                                                    24
---------------------------------------------------------------------------------------------------------------------------
Death Benefit                                                                                                           24
    Death Benefit Provided by the Contract                                                                              24
    Election and Effective Date of Election                                                                             24
    Payment of Death Benefit                                                                                            25
    Amount of Death Benefit                                                                                             25
---------------------------------------------------------------------------------------------------------------------------
How the Contract Charges Are Assessed                                                                                   25
    Account Fee                                                                                                         25
    Premium Taxes                                                                                                       26
    Charges Against the Variable Account for Mortality and Expense Risks                                                26
    Withdrawal Charges                                                                                                  27
---------------------------------------------------------------------------------------------------------------------------
Annuity Provisions                                                                                                      27
    Annuity Commencement Date                                                                                           27
    Election--Change of Annuity Option                                                                                  28
    Annuity Options                                                                                                     28
    Determination of Annuity Payments                                                                                   29
    Fixed Annuity Payments                                                                                              29
    Variable Annuity Payments                                                                                           29
    Variable Annuity Unit Value                                                                                         30
    Exchange of Variable Annuity Units                                                                                  30
    Annuity Payment Rates                                                                                               30
---------------------------------------------------------------------------------------------------------------------------

                                                                                                                   PAGE
---------------------------------------------------------------------------------------------------------------------------
Other Contractual Provisions                                                                                            30
    Payment Limits                                                                                                      30
    Owner                                                                                                               31
    Change of Ownership                                                                                                 31
    Designation and Change of Beneficiary                                                                               31
    Voting of Fund Shares                                                                                               32
    Periodic Reports                                                                                                    32
    Substituted Securities                                                                                              33
    Change in Operation of Variable Account                                                                             33
    Splitting Units                                                                                                     33
    Modification                                                                                                        33
    Discontinuance of New Participants                                                                                  34
    Custodian                                                                                                           34
    Right to Return Contract (Individual Retirement Accounts Only)                                                      34
---------------------------------------------------------------------------------------------------------------------------
Federal Tax Status                                                                                                      34
    Introduction                                                                                                        34
    Tax Treatment of the Company and the Variable Account                                                               34
    Taxation of Annuities in General                                                                                    34
    Qualified Retirement Plans                                                                                          37
    Pension and Profit-Sharing Plans                                                                                    37
    Tax-Sheltered Annuities                                                                                             37
    Individual Retirement Accounts                                                                                      37
---------------------------------------------------------------------------------------------------------------------------
Texas Optional Retirement Program                                                                                       38
---------------------------------------------------------------------------------------------------------------------------
Administration of the Contracts                                                                                         38
---------------------------------------------------------------------------------------------------------------------------
Distribution of the Contracts                                                                                           38
---------------------------------------------------------------------------------------------------------------------------
Additional Information About the Company                                                                                39
    Selected Financial Data                                                                                             39
    Management's Discussion and Analysis of Financial Condition and Results of Operations                               39
    Reinsurance                                                                                                         42
    Reserves                                                                                                            42
    Investments                                                                                                         42
    Competition                                                                                                         43
    Employees                                                                                                           43
    Properties                                                                                                          43
---------------------------------------------------------------------------------------------------------------------------
The Company's Directors and Executive Officers                                                                          43
---------------------------------------------------------------------------------------------------------------------------
State Regulation                                                                                                        46
---------------------------------------------------------------------------------------------------------------------------
Legal Proceedings                                                                                                       47
---------------------------------------------------------------------------------------------------------------------------
Legal Matters                                                                                                           47
---------------------------------------------------------------------------------------------------------------------------
Accountants                                                                                                             47
---------------------------------------------------------------------------------------------------------------------------
Registration Statements                                                                                                 47
---------------------------------------------------------------------------------------------------------------------------
Financial Statements                                                                                                    48
---------------------------------------------------------------------------------------------------------------------------
Appendix A--Variable Accumulation Unit Value, Variable Annuity Unit Value and Variable Annuity Payment
  Calculations                                                                                                          76
Appendix B--State Premium Taxes                                                                                         77
Appendix C--Withdrawals, Surrenders, Withdrawal Charges and Market Value Adjustments                                    78

                                  DEFINITIONS

    The following terms as used in this Prospectus have the indicated meanings:

Account Years and Account Anniversaries: The first Account Year shall be the period of twelve (12) months plus a part of a month as measured from the Date of Coverage for each Participant to the first day of the calendar month which follows the calendar month of coverage. All Account Years and Anniversaries thereafter shall be twelve (12) month periods based upon such first day of the calendar month which follows the calendar month of coverage. If, for example, the Date of Coverage is in March, the first Account Year will be determined from the Date of Coverage but will end on the last day of March in the following year; all other Account Years and all Account Anniversaries will be measured from April 1.

Accumulation Account: An account established for the Contract.

Accumulation Period: The period before the Annuity Commencement Date and during the lifetime of the Participant.

Accumulation Unit: A unit of measure used in the calculation of the value of the Accumulation Account and the Participant's Account. There are two types of Accumulation Units: Variable Accumulation Units and Fixed Accumulation Units.

*Annuitant: The Participant named in each Certificate.

Annuity Commencement Date: The date on which the first annuity payment under each Certificate is to be made.

*Annuity Option: The method for making annuity payments.

Annuity Unit: A unit of measure used in the calculation of the second and each subsequent variable annuity payment from the Variable Account.

Application: The document signed by the Owner that serves as the Owner's application to the Company for the Contract.

*Beneficiary: The person or entity having the right to the death benefit set forth in each Certificate.

Certificate: The document for each Participant which evidences the coverage of the Participant under the Contract.

Company: Sun Life Assurance Company of Canada (U.S.).

Current Rate: As of a particular date, the interest rate for a Guarantee Period that would be credited on a compound annual basis on Payments allocated to the Fixed Account on that date. The Current Rate for a particular Guarantee Period is contained in a schedule of rates published by the Company from time to time, but in no event is the Current Rate less than four percent (4%), compounded annually.

Date of Coverage: The date on which the Participant's Account becomes effective.

Due Proof of Death: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

Fixed Account: The Fixed Account consists of all assets of the Company other than those allocated to a separate account of the Company.

Fixed Annuity: An annuity with payments which do not vary as to dollar amount.

Guarantee Period: The number of years for which an Initial Guarantee Rate or Subsequent Guarantee Rate is credited. This period may be one (1), three (3), five (5) or seven (7) years, as elected by the Owner. There are two types of Guarantee Periods: an Initial Guarantee Period and a Subsequent Guarantee Period.

------------------------
* As specified in the Participant Enrollment Form, unless changed.

Guarantee Rate: The rate of interest credited by the Company on a compound annual basis during any Initial or Subsequent Guarantee Period on Payments allocated to the Fixed Account.

Issue Date: The date on which the Contract becomes effective.

Net Loan Interest: Loan interest due the Company, less any interest credited by the Company on the principal amount of the loan and any unpaid interest thereon.

Non-Qualified Contract: A Contract used in connection with a retirement plan which does not receive favorable federal income tax treatment under Sections 401, 403 or 408 of the Internal Revenue Code.

*Owner: The employer, association or other bona fide group entitled to the ownership rights stated in the Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c) or Section 408(k) of the Internal Revenue Code to serve as legal owner of Plan assets, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

Participant: An eligible employee, member or other person named in the Certificate who is entitled to benefits under the Plan as determined and reported to the Company by the Owner.

Participant Enrollment Form: The document signed by each Participant that serves as his or her application for enrollment under the Contract.

Participant's Account: An account established for each Participant to which net Purchase Payments are credited in the form of Variable Accumulation Units and/or Fixed Accumulation Units.

Payee: A recipient of annuity payments under the Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Annuitant.

Plan: The retirement plan under which the Contract is issued.

Purchase Payment (Payment): An amount paid to the Company as consideration for the benefits provided by the Contract.

Qualified Contract: A Contract used in connection with a retirement plan which receives favorable federal income tax treatment under Sections 401, 403, 408(c) or 408(k) of the Internal Revenue Code of 1986, as amended ("Code").

Receipt: Receipt by the Company at its Annuity Service Mailing Address shown on the cover of this Prospectus.

Sub-Account: That portion of the Variable Account which invests in shares of a specific Mutual Fund or a specific series of Compass Series Trust.

*Successor Beneficiary: The person or persons named to become the Beneficiary if the Beneficiary is not alive.

Valuation Period: The period of time from one determination of Accumulation Unit and Annuity Unit values to the next subsequent determination of these values. Such determination shall be made as of the close of the New York Stock Exchange on each day the Exchange is open for trading and on such other days on which there is a sufficient degree of trading in the portfolio securities of the Variable Account so that the values of the Variable Account's Accumulation Units and Annuity Units might be materially affected.

Variable Account: A separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

Variable Annuity: An annuity with payments which vary as to dollar amount in relation to the investment performance of specified Sub-Accounts of the Variable Account.

------------------------
* As specified in the Participant Enrollment Form, unless changed.

                                EXPENSE SUMMARY

    The purpose of the following table is to help Owners, Participants and prospective purchasers to understand the costs and expenses that are borne, directly and indirectly, by Owners and/or Participants WHEN PAYMENTS ARE ALLOCATED TO THE VARIABLE ACCOUNT. The table reflects expenses of the Variable Account as well as of the Funds. The expense information for certain Funds has been restated to reflect current fees. The information set forth should be considered together with the narrative provided under the heading "How the Contract Charges Are Assessed" in this Prospectus, and with the Funds' prospectuses. In addition to the expenses listed below, premium taxes may be applicable.


                                                    MONEY       HIGH          CAPITAL        GOVERNMENT
                                                   MARKET       YIELD      APPRECIATION      SECURITIES
CONTRACT OWNER TRANSACTION EXPENSES                SERIES      SERIES         SERIES           SERIES
------------------------------------------------  ---------   ---------   ---------------   -------------
Sales Load Imposed on Purchases.................      0             0               0               0
Deferred Sales Load (as a percentage of Purchase
  Payments withdrawn) (1)
  Years Payment in Participant's Account
    0-2.........................................        6%          6%                6%              6%
    3...........................................        5%          5%                5%              5%
    4...........................................        4%          4%                4%              4%
    5...........................................        3%          3%                3%              3%
    6...........................................        2%          2%                2%              2%
    7...........................................        1%          1%                1%              1%
    8...........................................        0%          0%                0%              0%
Exchange Fee....................................        0           0                 0               0
ANNUAL CONTRACT FEE (2)                                              $25 per contract
------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
------------------------------------------------
(as a percentage of average separate account assets)
Mortality and Expense Risk Fees (2).............        1.30%       1.30%             1.30%           1.30%
Other Fees and Expenses of the Separate
  Account.......................................        0.00%       0.00%             0.00%           0.00%
Total Separate Account Annual Expenses..........        1.30%       1.30%             1.30%           1.30%
FUND ANNUAL EXPENSES
------------------------------------------------
(as a percentage of Fund average net assets)
Management Fees.................................        0.50%       0.75%             0.75%           0.55%
Other Expenses..................................        0.06%       0.09%             0.05%           0.08%
Total Fund Annual Expenses......................        0.56%       0.84%             0.80%           0.63%



CONTRACT OWNER TRANSACTION EXPENSES                 MWG        MFB         MTR        MIT          MIG          MGO
------------------------------------------------  -------   ----------   -------   ----------   ----------   ----------
Sales Load Imposed on Purchases.................       0        0             0            0            0            0
Deferred Sales Load (as a percentage of Purchase
  Payments withdrawn) (1)
  Years Payment in Participant's Account
    0-2.........................................      6%        6%           6%        6%           6%           6%
    3...........................................      5%        5%           5%        5%           5%           5%
    4...........................................      4%        4%           4%        4%           4%           4%
    5...........................................      3%        3%           3%        3%           3%           3%
    6...........................................      2%        2%           2%        2%           2%           2%
    7...........................................      1%        1%           1%        1%           1%           1%
    8...........................................      0%        0%           0%        0%           0%           0%
Exchange Fee....................................      0         0            0         0            0            0
ANNUAL CONTRACT FEE (2)                                                     $25 per contract
------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
------------------------------------------------
(as a percentage of average separate account assets)
Mortality and Expense Risk Fees (2).............      1.30%     1.30%        1.30%     1.30%        1.30%        1.30%
Other Fees and Expenses of the Separate
  Account.......................................      0.00%     0.00%        0.00%     0.00%        0.00%        0.00%
Total Separate Account Annual Expenses..........      1.30%     1.30%        1.30%     1.30%        1.30%        1.30%
FUND ANNUAL EXPENSES
------------------------------------------------
(as a percentage of Fund average net assets)
Management Fees.................................      0.75%     0.20%        0.25%     0.23%        0.30%        0.43%
Other Expenses(3)...............................      0.67%     0.85%        0.66%     0.48%        0.42%        0.39%
Total Fund Annual Expenses......................      1.42%     1.05%        0.91%     0.71%        0.72%        0.82%


                          (See footnotes on next page)

------------------------------
(1) A portion of the Participant's Account may be withdrawn each year without imposition of any withdrawal charge, and after a Purchase Payment has been held by the Company for seven years it may be withdrawn free of any withdrawal charge.

(2) The Annual Contract Fee ("Account Fee") and Mortality and Expense Risk Fees ("Asset Charge") decline based on total Purchase Payments credited to all Participant's Accounts under a Contract in accordance with the following schedule:

PURCHASE PAYMENTS                           ACCOUNT FEE       ASSET CHARGE
---------------------------------------  -----------------  -----------------
$        up to 250,000  ...............      $      25              1.30%
  250,000 to 1,499,999  ...............             18              1.25%
1,500,000 to 4,999,999  ...............             15              1.10%
    5,000,000 and over  ...............             12              0.95%


    During 1996, the average rate of the Asset Charge under all Contracts was approximately 1.21%, and no Participant was assessed an Asset Charge of more than 1.25%.


(3) Other expenses include annualized fees assessed under the Distribution Plans adopted pursuant to Section 12(b) of the Investment Company Act of 1940 and Rule 12b-1 thereunder (See the Funds' prospectuses). The Distribution Plans commenced on the following dates: MTR and MWG, October 1,1989, MIT, January 2, 1991, and MFB, MIG and MGO, March 1, 1991.

                                    EXAMPLE

    If you surrender your Contract at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:


                                                            1 YEAR       3 YEARS      5 YEARS     10 YEARS
                                                          -----------  -----------  -----------  -----------
Money Market Series.....................................   $      73    $     103    $     128    $     218
High Yield Series.......................................          76          112          142          247
Capital Appreciation Series.............................          75          111          140          243
Government Securities Series............................          74          106          131          225
MFS-Registered Trademark- World Governments Fund
  (MWG).................................................          82          129          171          305
MFS-Registered Trademark- Bond Fund (MFB)...............          78          118          153          269
MFS-Registered Trademark- Total Return Fund (MTR).......          76          114          145          254
Massachusetts Investors Trust (MIT).....................          74          108          135          234
Massachusetts Investors Growth Stock Fund (MIG).........          75          108          136          235
MFS-Registered Trademark- Growth Opportunities Fund
  (MGO).................................................          76          111          141          245


If you do NOT surrender your Contract, or if you annuitize at the end of the applicable time period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:


                                                            1 YEAR       3 YEARS      5 YEARS     10 YEARS
                                                          -----------  -----------  -----------  -----------
Money Market Series.....................................   $      19    $      58    $     101    $     218
High Yield Series.......................................          22           67          115          247
Capital Appreciation Series.............................          21           66          113          243
Government Securities Series............................          20           61          104          225
MFS-Registered Trademark- World Governments Fund
  (MWG).................................................          28           84          144          305
MFS-Registered Trademark- Bond Fund (MFB)...............          24           73          126          269
MFS-Registered Trademark- Total Return Fund (MTR).......          22           69          118          254
Massachusetts Investors Trust (MIT).....................          20           63          108          234
Massachusetts Investors Growth Stock Fund (MIG).........          21           63          109          235
MFS-Registered Trademark- Growth Opportunities Fund
  (MGO).................................................          22           66          114          245


THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN.

                     THIS PROSPECTUS IS A CATALOG OF FACTS

    This Prospectus contains information about the master group deferred annuity contract (the "Contract") which provides fixed benefits, variable benefits or a combination of both as elected by the Owner. It describes its uses and objectives, its benefits and costs, and the rights and privileges of the Owner and the Participant. It also contains information about the Company, the Variable Account, the Fixed Account and the Mutual Funds. It has been carefully prepared in non-technical language to help you decide whether the purchase of a Contract will fit the needs of your retirement plan. We urge you to read it carefully and retain it for future reference. The Contract has appropriate provisions relating to variable and fixed accumulation values and variable and fixed annuity payments. A Variable Annuity and a Fixed Annuity have certain similarities. Both provide that Purchase Payments, less certain deductions, will be accumulated prior to the Annuity Commencement Date. After the Annuity Commencement Date, annuity payments will be made to the Annuitant. The Company assumes the mortality and expense risks under the Contract, for which it receives certain amounts. The significant difference between a Variable Annuity and a Fixed Annuity is that under a Variable Annuity, all investment risk is assumed by the Owner and the Participant or Payee and the amounts of the annuity payments vary with the investment performance of the Variable Account; under a Fixed Annuity, the investment risk is assumed by the Company (except in the case of early withdrawals (See "Cash Withdrawals" and "Market Value Adjustment")) and the amounts of the annuity payments do not vary. However, the Owner bears the risk that the Guarantee Rate to be credited on amounts allocated to the Fixed Account may not exceed the minimum guaranteed rate of four percent (4%) for any Guarantee Period.

                              USES OF THE CONTRACT


    The Contract is designed for use in connection with retirement plans which meet the requirements of Section 401 (including Section 401(k)), Section 403,
Section 408(c), Section 408(k) or Section 408(p) of the Internal Revenue Code. Effective May 1,1990, no new Contracts will be issued for use in connection with deferred compensation plans established pursuant to Section 457 of the Code. Certain federal tax advantages are currently available to retirement plans which qualify as (1) self-employed individuals' retirement plans under Section 401;
(2) corporate or association retirement plans under Section 401; (3) annuity purchase plans sponsored by certain tax exempt organizations or public school systems under Section 403(b); and (4) employer or association of employees individual retirement accounts under Section 408(c), SEP-IRAs under Section 408(k) and Simple Retirement Accounts under Section 408(p). (See "Federal Tax Status").


    The Contract is also designed so that it may be used in connection with non-tax-qualified deferred compensation and payroll savings plans.

    A Contract is issued to the Owner covering all present and future Participants. Each Participant receives a Certificate which evidences his or her participation in the Plan established by the Owner. For the purposes of determining benefits under the Plan, a Participant's Account is established for each Participant.

                           A WORD ABOUT THE COMPANY,
          THE VARIABLE ACCOUNT, THE FIXED ACCOUNT AND THE MUTUAL FUNDS

THE COMPANY

    The Company is a stock life insurance corporation incorporated under the laws of Delaware on January 12, 1970. Its Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02181, telephone
(617) 237-6030. It has obtained authorization to do business in forty-eight states, the District of Columbia and Puerto Rico, and it is anticipated that the Company will be authorized to do business in all states except New York. The Company issues life insurance policies and individual and group annuities. The Company has formed a wholly-owned subsidiary, Sun Life Insurance and Annuity Company of New York, which issues individual fixed and combination fixed/variable annuity contracts and group life and long-term disability insurance in New York. The Company's other subsidiaries are Massachusetts Financial Services Company and Sun Capital Advisers, Inc., registered investment advisers, Sun Investment Services Company, a registered broker-dealer and investment adviser,

Sun  Benefit  Services Company,  Inc.  which offers  claims,  administrative and actuarial services, New London Trust, F.S.B., a federally chartered savings bank, Sun Life Financial Services Limited, which provides off-shore administrative services and Massachusetts Casualty Insurance Company, which issues individual disability income policies. The Company is a wholly-owned subsidiary of Sun Life Assurance Company of Canada, ("Sun Life (Canada)"), 150 King Street West, Toronto, Ontario, Canada. Sun Life (Canada) is a mutual life insurance company incorporated pursuant to Act of Parliament of Canada in 1865 and currently transacts business in all of the Canadian provinces and territories, all states except New York, the District of Columbia, Puerto Rico, the Virgin Islands, Great Britain, Ireland, Hong Kong, Bermuda and the Philippines. It is expected that as of May 1, 1997, all of the outstanding common stock of the Company will be held by a wholly-owned subsidiary of Sun Life (Canada), Sun Life of Canada (U.S.) Holdings, Inc., which has been formed to serve as the holding company for the U.S. subsidiaries of Sun Life (Canada) and for general corporate financing purposes.


THE VARIABLE ACCOUNT

    The basic objective of a variable annuity contract is to provide variable annuity payments which will be to some degree responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from various types of investments. The Contract is designed to seek to accomplish this objective by providing that the variable annuity payments (1) will reflect the investment performance of the Variable Account with respect to amounts allocated to the Variable Account before the Annuity Commencement Date, and (2) will reflect the investment performance of the Variable Account after that date. Since the Variable Account is always fully invested in Fund(s) shares, its investment performance reflects the investment performance of the Fund(s). Values of Fund(s) shares held by the Variable Account fluctuate and are subject to the risks of changing economic conditions as well as the risks inherent in the ability of the Fund(s)' management to make necessary changes in the Fund(s)' portfolios to anticipate changes in economic conditions. Therefore, the Owner bears the entire investment risk that the basic objectives of the Contract may not be realized, and that the adverse effects of inflation may not be lessened and there can be no assurance that the aggregate amount of variable annuity payments will equal or exceed the aggregate amount of Purchase Payments made with respect to a particular Participant's Account for the reasons described above or because of the premature death of a Payee.

    Another important feature of the Contract related to its basic objective is the Company's promise that the dollar amount of variable annuity payments made during the lifetime of the Payee(s) will not be adversely affected by the actual mortality experience of the Company or by the actual expenses incurred by the Company in excess of expense deductions provided for in the Contract.

    Sun Life of Canada (U.S.) Variable Account D (the "Variable Account") was established by the Company on August 20,1985, pursuant to a resolution of its Board of Directors. Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and such other variable annuity contracts as may be issued by the Company and designated by it as providing benefits which vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business conducted by the Company, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

    The Variable Account meets the definition of a separate account under the federal securities laws and is registered as a unit investment trust under the Investment Company Act of 1940. Registration with the Securities and Exchange Commission does not involve supervision of the management or investment practices or policies of the Variable Account or of the Company by the Commission.

    The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in Class A shares of a specific Mutual Fund or, in the case of Compass Series Trust, in shares of a designated series of the Fund. All amounts allocated to the Variable Account will be used to purchase Fund(s) shares as designated by the Owner at their net asset value. Any and all distributions made by the Fund(s) with respect to the shares held by the Variable Account will be reinvested to purchase additional shares at their net asset value. Deductions from the Variable Account for cash withdrawals, loans, annuity payments, death benefits, Account Fees, contract charges against the assets of the Variable Account for the assumption of mortality and expense risks and any applicable taxes will, in effect, be made by redeeming the number of Fund(s) shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund(s) shares at all times.

THE FIXED ACCOUNT

    The Fixed Account is made up of all of the general assets of the Company other than those allocated to any separate account. Purchase Payments will be allocated to the Fixed Account to the extent elected at the time of the establishment of a Participant's Account or as subsequently changed. The Company will invest the assets of the Fixed Account in those assets chosen by the Company and allowed by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

    The Company intends to invest Purchase Payments allocated to the Fixed Account primarily in debt instruments, as follows: (1) Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government; (2) Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service; (3) Other debt instruments, including but not limited to, issues of or guaranteed by banks or bank holding companies and other corporations, which obligations, although not rated by Moody's or Standard & Poor's, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above; and (4) Other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate. Notwithstanding the foregoing, the Company may also invest a portion of the Fixed Account in below investment grade debt instruments. Instruments rated Baa and/or BBB or lower normally involve a higher risk of default and are less liquid than higher rated instruments. If the rating of an investment grade debt security held by the Company is subsequently downgraded to below investment grade, the decision to retain or dispose of the security will be made based upon an individual evaluation of the circumstances surrounding the downgrading and the prospects for continued deterioration, stabilization and/or improvement.

    The Company is not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. Investment income from such Fixed Account assets will be allocated between the Company and all contracts participating in the Fixed Account, including the Contracts offered by this Prospectus, in accordance with the terms of such contracts.

    Fixed annuity payments made to Annuitants under the Contracts will not be affected by the mortality experience (death rate) of persons receiving such payments or of the general population. The Company assumes this "mortality risk" by virtue of annuity rates incorporated in the Contract which cannot be changed (except, as described under "Modification," with respect to Participants' Accounts established after the effective date of such modification). In addition, the Company guarantees that it will not increase charges for maintenance of the Contracts, regardless of its actual expenses (except as described under "Modification" with respect to Participants' Accounts established after the effective date of such modification).

    Investment income from the Fixed Account allocated to the Company includes compensation for mortality and expense risks borne by the Company in connection with contracts participating in the Fixed Account. The Company expects to derive a profit from this compensation. The amount of such investment income allocated to the Contracts will vary from Guarantee Period to Guarantee Period in the sole discretion of the Company. However, the Company guarantees that it will credit interest at a rate of not less than four percent (4%) per year, compounded annually, to amounts allocated to the Fixed

Account under the Contract. The Company may credit interest at a rate in excess of four (4%) per year; however, the Company is not obligated to credit any interest in excess of four percent (4%) per year. There is no specific formula for the determination of excess interest credits. Such credits, if any, will be determined by the Company based on information as to expected investment yields. Some of the factors that the Company may consider in determining whether to credit interest to amounts allocated to the Fixed Account and the amount thereof, are general economic trends, rates of return currently available and anticipated on the Company's investments, regulatory and tax requirements and competitive factors. The Company's general investment strategy will be to invest amounts allocated to the Fixed Account in investment-grade debt securities and mortgages using immunization strategies with respect to the applicable Guarantee Periods. This includes, with respect to investments and average terms of investments, using dedication (cash flow matching) and/or duration matching to minimize the Company's risk of not achieving the rates it is crediting under Initial and Subsequent Guarantee Periods in volatile interest rate environments. ANY INTEREST CREDITED TO AMOUNTS ALLOCATED TO THE FIXED ACCOUNT lN SUBSEQUENT GUARANTEE PERIODS IN EXCESS OF FOUR PERCENT (4%) PER YEAR WILL BE DETERMINED IN THE SOLE DISCRETION OF THE COMPANY. THE OWNER ASSUMES THE RISK THAT INTEREST CREDITED TO FIXED ACCOUNT ALLOCATIONS MAY NOT EXCEED THE MINIMUM GUARANTEE OF FOUR PERCENT (4%) FOR ANY GIVEN YEAR.

    The Company is aware of no statutory limitations on the maximum amount of interest it may credit, and the Board of Directors has set no limitations. However, inherent in the Company's exercise of discretion in this regard is the equitable allocation of distributable earnings and surplus among its various policyholders and contract owners and to its sole stockholder.

    Excess interest, if any, will be credited on the fixed accumulation value. The Company guarantees that, at any time, the fixed accumulation value of a Participant's Account will not be less than the amount of Purchase Payments allocated to the Fixed Account, plus interest at the rate of four percent (4%) per year, compounded annually, plus any additional interest which the Company may, in its discretion, credit to the Fixed Account, less the sum of all administrative charges, any applicable premium taxes, any amounts previously surrendered or withdrawn, and any loans. If the Owner surrenders the Contract or a Participant's Account is withdrawn, the amount available from the Fixed Account will be reduced by any applicable withdrawal charge and any unpaid Net Loan Interest, and may be increased or decreased by a market value adjustment (See "Withdrawal Charges" and "Market Value Adjustment").

THE MUTUAL FUNDS

    The Company will allocate each Purchase Payment to either the Variable Account, the Fixed Account or both the Variable Account and the Fixed Account in accordance with the instructions of the Owner. Purchase Payments allocated to the Variable Account are used to purchase, at net asset value, shares of the Mutual Fund(s) described below, as specified by the Owner. IN THE CASE OF NON-TRUSTEED RETIREMENT PROGRAMS, SUCH AS SECTION 403(b) TAX-SHELTERED ANNUITIES AND NON-QUALIFIED DEFERRED COMPENSATION AND PAYROLL SAVINGS PLANS, PURCHASE PAYMENTS AILOCATED TO THE VARIABLE ACCOUNT MAY BE ALLOCATED ONLY TO SUB-ACCOUNTS INVESTING IN SHARES OF ONE OR MORE SERIES OF MFS/SUN LIFE SERIES TRUST.

    The Owner designates the Fund(s) to which Purchase Payments attributable to the Contract are to be allocated. Allocation of Purchase Payments or transfer of Participant's Account values from one Fund to another may be changed or effected by the Owner pursuant to such terms and conditions as may be imposed by each Fund, in addition to those set forth in the Contract.

    The investment adviser of each of the Funds, Massachusetts Financial Services Company ("MFS"), is paid fees by the Funds for its services. MFS, a Delaware corporation, is a subsidiary of the Company. MFS also serves as investment adviser to the other funds in the MFS Family of Funds and to additional Variable Accounts established by the Company and its affiliated companies in connection with other variable contracts. MFS Asset Management, Inc., a subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements is solely that of MFS. The Company undertakes no obligation in this respect.

    A summary of the investment objectives of each Fund is contained in the description below. More detailed information may be found in the current prospectuses of the Funds and their Statements of Additional Information. A prospectus for each Fund must accompany this Prospectus and should be read in conjunction herewith.

MFS/SUN LIFE SERIES TRUST(1)

    MFS/Sun Life Series Trust (the "Series Trust") is composed of twenty independent portfolios of securities each of which has separate investment objectives and policies. Shares of the Series Trust are issued in twenty series, each corresponding to one of the portfolios. Shares of four of these series are available for investment by Owners of the Contracts offered by this Prospectus. Each Sub-Account of the Variable Account invests exclusively in shares of one such series. Additional portfolios may be added to the Series Trust which may or may not be available for investment by the Variable Account. Shares of the Series Trust will be sold only to separate accounts established by the Company and its affiliates to fund benefits under variable life insurance and variable annuity products. Certain risks involved in funding benefits under both life insurance and annuity contracts are discussed in the prospectus of the Series Trust under the caption "Management of the Series Fund."


    (1) MONEY MARKET SERIES ("MMS") will seek maximum current income to the extent consistent with stability of principal by investing exclusively in money market instruments maturing in less than thirteen (13) months, including U.S. government securities and repurchase agreements collateralized by such securities, obligations of the larger banks, and prime commercial paper.

    (2) HIGH YIELD SERIES ("HYS") will seek high current income and capital appreciation by investing primarily in fixed income securities of U.S. and foreign issuers which may be in the lower rated categories or unrated (commonly known as "junk bonds") and which may include equity features. These securities generally involve greater volatility of price and risk to principal and income and less liquidity than securities in the higher rated categories. Any person contemplating allocating Purchase Payments to the Sub-Account investing in shares of the High Yield Series should review the risk disclosure in the Series Trust prospectus carefully and consider the investment risks involved.

    (3) CAPITAL APPRECIATION SERIES ("CAS") will seek capital appreciation by investing in securities of all types, with a major emphasis on common stocks.

    (4) GOVERNMENT SECURITIES SERIES ("GSS") will seek current income and preservation of capital by investing in U.S. Government and Government-related Securities.

MFS-REGISTERED TRADEMARK- WORLD GOVERNMENTS FUND ("MWG")


    The objectives of MWG are to seek not only preservation, but also growth of capital, together with moderate current income through a professionally managed, internationally diversified portfolio consisting primarily of debt securities, and, to a lesser extent, equity securities.


MFS-REGISTERED TRADEMARK- BOND FUND ("MFB")


    MFB invests a major portion of its assets in "investment grade" debt securities. Its primary investment objective is to provide as high a level of current income as is believed to be consistent with prudent investment risk. A secondary objective is to protect shareholders' capital.


MFS-REGISTERED TRADEMARK- TOTAL RETURN FUND ("MTR")


    MTR has as its primary investment objective to obtain above-average income consistent with what its management believes to be prudent employment of capital. While current income is the primary objective, the Fund believes that there also should be a reasonable opportunity for growth of capital and income, since many securities offering a better-than-average yield may also possess growth potential.

----------------------------------


(1) When MFS/Sun Life Series Trust is used in connection with the Contracts offered by this Prospectus it may be referred to as the "Compass" Series Trust.

Under normal market conditions, at least 25% of the Fund's assets will be invested in fixed income securities and at least 40% and no more than 75% of the Fund's assets will be invested in equity securities.

MASSACHUSETTS INVESTORS TRUST ("MIT")

    The objectives of MIT are to provide reasonable current income and long-term growth of capital and income. The Fund is believed to constitute a conservative medium for that portion of capital which an investor wishes to have invested in securities considered to be of high or improving investment quality. The assets of the Fund are normally invested in common stocks or securities convertible into common stocks. However, the Fund may hold its assets in cash or invest in commercial paper, repurchase agreements or other forms of debt securities either to provide reserves for future purchases of common stock or as a defensive measure in certain economic environments.

MASSACHUSETTS INVESTORS GROWTH STOCK FUND ("MIG")

    MIG has as its investment objective to provide long-term growth of capital and future income rather than current income. To achieve this objective it is the policy of the Fund to keep its assets invested, except for working cash balances, in the common stocks or securities convertible into common stocks, of companies believed by the Fund's management to possess better-than-average prospects for long-term growth. Emphasis is placed on the selection of progressive, well-managed companies.

MFS-REGISTERED TRADEMARK- GROWTH OPPORTUNITIES FUND ("MGO")


    MGO has as its investment objective to seek growth of capital. Dividend income, if any, is a consideration incidental to the objective of capital growth. The Fund maintains a flexible approach towards types of companies as well as types of securities, depending upon the economic environment and the relative attractiveness of the various securities markets. Generally emphasis is placed upon companies believed to possess above average growth opportunities.


        PURCHASE PAYMENTS AND CONTRACT VALUES DURING ACCUMULATION PERIOD

PURCHASE PAYMENTS
(1) PLACE, AMOUNT AND FREQUENCY

    All Purchase Payments are to be paid to the Company at its Annuity Service Mailing Address.

    Completed application forms, together with the initial Purchase Payment, are forwarded to the Company for acceptance. Upon acceptance, the Contract and Certificate(s) are issued to the Owner and Participant(s), respectively, and the initial Purchase Payment is then credited to the Participant's Account(s) in the form of Accumulation Units. The initial Purchase Payment must be applied within two (2) business days of receipt by the Company of a completed application. The Company may retain the Purchase Payment for up to five (5) business days while attempting to complete an incomplete application. If the application cannot be made complete within five (5) business days, the prospective participant will be informed of the reasons for the delay and the Purchase Payment will be returned immediately unless the prospective participant specifically consents to the Company's retaining the Purchase Payment until the application is made complete. Thereafter, the Purchase Payment must be applied within two (2) business days. Subsequent Purchase Payments are applied at the end of the Valuation Period during which they are received by the Company.

    The amount of Purchase Payments may vary; however, the Company will not accept Purchase Payments to be allocated to a Participant's Account which, on an annualized basis, are less than $300 for the first Account Year, and each Purchase Payment must be at least $25. In addition, the prior approval of the Company is required before it will accept a Purchase Payment which would cause the value of a Participant's Account to exceed $1,000,000. lf the value of a Participant's Account exceeds $1,000,000, no additional Purchase Payments will be accepted without the prior approval of the Company.

    A Participant's Account shall be continued automatically in full force during the lifetime of the Participant until the Annuity Commencement Date or until the Participant's Account is withdrawn or the

Contract is surrendered. Unless the Owner has surrendered the Contract or the Participant's Account has been withdrawn, Purchase Payments may be made at any time during the life of the particular Participant and before the particular Participant's Annuity Commencement Date.

(2) ALLOCATION OF NET PURCHASE PAYMENTS

    The net Purchase Payment is that portion of a Purchase Payment which remains after deduction of any applicable premium or similar tax. Each net Purchase Payment will be allocated to either the Fixed Account or to Sub-Accounts of the Variable Account or to both Sub-Accounts and the Fixed Account in accordance with the allocation factors specified in the Participant Enrollment Form, or as subsequently changed.

    The allocation factors for new Payments between the Fixed Account and the Variable Account and among the Sub-Accounts may be changed by the Owner at any time by giving written notice of the change to the Company. Any change will take effect with the first Purchase Payment received with or after receipt of notice of the change by the Company and will continue in effect until subsequently changed.

ACCUMULATION ACCOUNT AND PARTICIPANT'S ACCOUNT

    The Company will establish an Accumulation Account for each Contract and will maintain the Accumulation Account during the Accumulation Period. The Contract's Accumulation Account value for any Valuation Period is equal to the sum of the variable accumulation values, if any, plus the fixed accumulation values, if any, of all Participants' Accounts under the Contract for that Valuation Period.

    The Company will establish a Participant's Account for each Participant under a Contract and will maintain the Participant's Account during the Accumulation Period. The Participant's Account value for any Valuation Period is equal to the sum of the variable accumulation value, if any, plus the fixed accumulation value, if any, of the Participant's Account for that Valuation Period.

VARIABLE ACCUMULATION VALUE
(1) CREDITING VARIABLE ACCUMULATION UNITS

    Upon receipt of a Purchase Payment by the Company, all or that portion, if any, of the net Purchase Payment to be allocated to any Sub-Accounts in accordance with the allocation factors will be credited to the Participant's Account in the form of Variable Accumulation Units. The number of particular Variable Accumulation Units to be credited is determined by dividing the dollar amount allocated to the particular Sub-Account by the Variable Accumulation Unit value for the particular Sub-Account for the Valuation Period during which the Purchase Payment is received by the Company.

(2) VARIABLE ACCUMULATION UNIT VALUE

    The Variable Accumulation Unit value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Variable Accumulation Unit value for the particular Sub-Account for any subsequent Valuation Period is determined by methodology which is the mathematical equivalent of multiplying the Variable Accumulation Unit value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Sub-Account for such subsequent Valuation Period. The Variable Accumulation Unit value for each Sub-Account for any Valuation Period is the value determined as of the end of the particular Valuation Period and may increase, decrease or remain the same from Valuation Period to Valuation Period in accordance with the Net Investment Factor described below. For a hypothetical example of the calculation of the value of a Variable Accumulation Unit, see Appendix A.

(3) VARIABLE ACCUMULATION VALUE

    The variable accumulation value of a Contract, if any, for any Valuation Period is equal to the sum of the value of all Variable Accumulation Units credited to all Participant's Accounts under the Contract for such Valuation Period.

    The variable accumulation value of a Participant's Account, if any, for any Valuation Period is equal to the sum of the value of all Variable Accumulation Units credited to the Participant's Account for such Valuation Period.

(4) NET INVESTMENT FACTOR

    The Net Investment Factor is an index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one; therefore the value of a Variable Accumulation Unit may increase, decrease or remain the same.

    The Net Investment Factor for any Sub-Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where

    (a) is the net result of:

        (1) the net asset value of a Fund share held in the Sub-Account determined as of the end of the Valuation Period, plus

        (2) the per share amount of any dividend or other distribution declared by the Fund issuing the shares held in the Sub-Account if the "ex-dividend" date occurs during the Valuation Period, plus or minus

        (3) a per share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Sub-Account (no federal income taxes are applicable under present law).

    (b) is the net asset value of a Fund share held in the Sub-Account determined as of the end of the preceding Valuation Period; and

    (c) is the risk charge factor determined by the Company for the Valuation Period to reflect the charge for assuming the mortality and expense risks.

FIXED ACCUMULATION VALUE
(1) INITIAL AND SUBSEQUENT GUARANTEE PERIODS

    The  Owner elects an  Initial Guarantee Period  of one (1),  three (3), five
(5), or seven (7) years or any combination thereof. The period(s) elected will determine the Initial Guarantee Rate(s) and the Purchase Payment or portion thereof allocated to the particular Initial Guarantee Period (less any surrenders, loans and applicable premium taxes, if any,) will earn interest at the Initial Guarantee Rate during the Initial Guarantee Period.

    Unless a Participant's Account is surrendered, a Subsequent Guarantee Period will automatically commence at the end of an Initial Guarantee Period or another Subsequent Guarantee Period. Each Subsequent Guarantee Period will be of the same duration as the previous Initial or Subsequent Guarantee Period unless the Owner elects, within the thirty (30) day period prior to the end of the previous Initial or Subsequent Guarantee Period, a different Subsequent Guarantee Period from among those Subsequent Guarantee Periods being offered by the Company at such time. The Guarantee Rate for the Guarantee Period automatically applied in these circumstances may be higher or lower than the Guarantee Rate for other Guarantee Periods. The Owner will not receive prior written notice of the Guarantee Rate for any Guarantee Period automatically applied and a Market Value Adjustment will be applied to any amounts withdrawn from the Fixed Account (except in the case of the death of the Participant prior to the Annuity Commencement Date or annuitization over a period of at least five (5) years).

(2) CREDITING FIXED ACCUMULATION UNITS

    Upon receipt of a Purchase Payment by the Company, all or that portion, if any, of the net Purchase Payment to be allocated to the Fixed Account in accordance with the allocation factor will be credited to the Participant's Account in the form of Fixed Accumulation Units. Fixed Accumulation Units are established and valued separately for the one (1), three (3), five (5) and seven
(7) year Guarantee Periods. The number of particular Fixed Accumulation Units to be credited is determined by dividing the dollar amount allocated to a Guarantee Period by the Fixed Accumulation Unit value of the particular type of Fixed Accumulation Unit for the Valuation Period during which the Purchase Payment is received by the Company.

(3) FIXED ACCUMULATION UNIT VALUE

    The Fixed Accumulation Unit value for each type of Fixed Accumulation Unit is established at $10.00 for the first Valuation Period of the calendar month in which a Purchase Payment is credited to the Participant's Account and will increase for each successive Valuation Period as interest is accrued. All Participants' Accounts established in a particular calendar month for a particular Guarantee Period and at a particular Initial Guarantee Rate, as specified in advance by the Company from time to time, will use the same series of Fixed Accumulation Unit values throughout the Initial Guarantee Period.

    At the end of the Initial Guarantee Period the Fixed Accumulation Units credited to a Participant's Account will be exchanged for a second type of Fixed Accumulation Unit with an equal aggregate value. The value of this second type of Fixed Accumulation Unit will increase for each Valuation Period during each Subsequent Guarantee Period as interest is accrued at the Subsequent Guarantee Rate which shall have been determined by the Company prior to the first day of each Subsequent Guarantee Period.

(4) FIXED ACCUMULATION VALUE

    The fixed accumulation value of a Participant's Account, if any, for any Valuation Period is equal to the sum of the values of all Fixed Accumulation Units credited to the Participant's Account for such Valuation Period.

(5) INITIAL AND SUBSEQUENT GUARANTEE RATES

    The Company periodically will establish applicable Initial and Subsequent Guarantee Rates for the four Guarantee Periods. Current Rates may be changed by the Company frequently or infrequently depending on interest rates available to the Company and other factors as described below, but once established rates will be guaranteed for the respective Guarantee Periods; however, Fixed Accumulation Units will be subject to any applicable withdrawal charge and/or Account Fee and may be subject to a market value adjustment on surrender or withdrawal (See "Market Value Adjustment").

    The Company will credit interest to the fixed portion of a Participant's Account at a rate of not less than four percent (4%) per year, compounded annually. Once the Initial or Subsequent Guarantee Rate applicable to a specific Fixed Accumulation Unit is established by the Company, it may not be changed for the balance of the Guarantee Period.

    The Company has no specific formula for determining the rate of interest that it will declare as an Initial or Subsequent Guarantee Rate, as these rates will be reflective of interest rates available on the types of debt instruments in which the Company intends to invest Purchase Payments allocated to the Fixed Account (See "The Fixed Account"). In addition, the Company's management may consider other factors in determining Initial or Subsequent Guarantee Rates for a particular duration including: regulatory and tax requirements; sales commissions and administrative expenses borne by the Company; general economic trends; and competitive factors.

    The Owner bears the risk that the Guarantee Rate to be credited on amounts allocated to the Fixed Account may not exceed the minimum guaranteed rate of four percent (4%) for any Guarantee Period.

CONVERSION OF ACCUMULATION UNITS

    During the Accumulation Period the Owner may, upon written request received by the Company, convert the value of a designated number of Fixed Accumulation Units then credited to a Participant's Account into other Fixed Accumulation Units having an equal aggregate value but having a different Guarantee Period or into Variable Accumulation Units of particular Sub-Accounts having an equal aggregate value, or convert the value of a designated number of Variable
Accumulation Units then credited to the Participant's Account into other Variable Accumulation Units and/or Fixed Accumulation Units having an equal aggregate value. These transfers/conversions shall, however, be subject to the following conditions: (1) not more than twelve (12) conversions may be made in any Account Year; and (2) the value of Accumulation Units converted may not be less than $1,000 unless all of the Fixed Accumulation Units and/or all of the Variable Accumulation Units of a particular Sub-Account credited to the Participant's Account are being converted. IN ADDITION, TRANSFERS/CONVERSIONS INVOLVING FIXED ACCUMULATION UNITS WITH THREE (3), FIVE (5) OR SEVEN (7) YEAR GUARANTEE PERIODS WILL BE SUBJECT TO A

MARKET VALUE ADJUSTMENT (SEE "MARKET VALUE ADJUSTMENT" ON PAGE 23), AND TRANSFERS/CONVERSIONS INVOLVING VARIABLE ACCUMULATION UNITS SHALL BE SUBJECT TO SUCH TERMS AND CONDITIONS AS MAY BE IMPOSED BY EACH FUND. The conversion will be made using the Accumulation Unit values for the Valuation Period during which the request for conversion is received by the Company. Under current tax law there will not be any tax liability to the Owner if the Owner makes a conversion of Accumulation Units.

         CASH WITHDRAWALS, WITHDRAWAL CHARGES, MARKET VALUE ADJUSTMENT
                               AND LOAN PROVISION

CASH WITHDRAWALS

    At any time before the Annuity Commencement Date and during the lifetime of the Participant, the Owner may elect to receive a cash withdrawal payment from the Company. Any such election shall specify the amount of the withdrawal and will be effective on the date that it is received by the Company. For withdrawals in excess of $5,000, the signature of the Owner must be guaranteed by a member firm of the New York, American, Boston, Midwest, Philadelphia, or Pacific Stock Exchange, or by a commercial bank (not a savings bank) which is a member of the Federal Deposit Insurance Corporation, or, in certain cases, by a member firm of the National Association of Securities Dealers, Inc. which has entered into an appropriate agreement with the Company. This requirement may be waived by the Company. In some cases, for example requests by a corporation, partnership, agent or fiduciary, the Company will require additional documentation of a customary nature.

    The Owner may request a full surrender or a partial withdrawal. A full surrender will result in a cash withdrawal payment equal to the value of the Participant's Account at the end of the Valuation Period during which the election becomes effective less the Account Fee and any applicable withdrawal charge and/or unpaid Net Loan Interest, plus or minus any applicable Market Value Adjustment. A request for a partial withdrawal will result in the cancellation of Accumulation Units with an aggregate value equal to the dollar amount requested, and the Participant will receive the specified amount, less any applicable Account Fee and any withdrawal charge and/or unpaid Net Loan Interest and plus or minus any applicable Market Value Adjustment. If a partial withdrawal is requested which would leave a Participant's Account value of less than the Account Fee, then such partial withdrawal will be treated as a full surrender. Partial withdrawals may be restricted by the maximum loan limitation. The Account Fee and any applicable withdrawal charge and/or unpaid Net Loan Interest will be deducted from the Participant's Account before the application of the Market Value Adjustment.

    UNLESS INSTRUCTED TO THE CONTRARY, the Company will cancel Fixed Accumulation Units and Variable Accumulation Units of the particular Sub-Accounts in the same proportion that the total value of Fixed Accumulation Units and Variable Accumulation Units of the particular Sub-Accounts then credited to the Participant's Account bear to the value of the Participant's Account at the end of the Valuation Period during which the election becomes effective. Since Fixed Accumulation Units with a three (3), five (5) or seven
(7) year Guarantee Period are subject to a Market Value Adjustment in addition to any applicable withdrawal charge, an Owner electing a cash withdrawal payment should carefully consider whether Fixed Accumulation Units and/or Variable Accumulation Units should be cancelled to provide the requested payment.

    The Company, upon request, will advise the Owner or Participant of the amounts that would be payable in the event of a full surrender or partial withdrawal.

    Any cash withdrawal payment will be paid within seven (7) days from the date the election becomes effective, except as the Company may be permitted to defer such payment in accordance with the Investment Company Act of 1940 and applicable state insurance law. Deferral of amounts withdrawn from the Variable Account is currently permissible only (1) for any period (a) during which the New York Stock Exchange is closed other than customary week-end and holiday closings, or (b) during which trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, (2) for any period during which an emergency exists as a result of which (a) disposal of securities held by the Fund(s) is not reasonably practicable, or (b) it is not reasonably practicable to determine the value of the net assets of the Fund(s) or (3) for such other periods as the Securities and

Exchange Commission may by order permit for the protection of security holders. The Company reserves the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six (6) months from the date written request for such withdrawal is received by the Company.


    Since the Qualified Contracts offered by this Prospectus will be issued in connection with retirement plans which meet the requirements of Section 401,
Section 403, Section 408(c), Section 408(k) and Section 408(p) of the Internal Revenue Code, reference should be made to the terms of the particular retirement plan for any limitations or restrictions on cash withdrawals. For special restrictions applicable to withdrawals from Contracts used with Tax-Sheltered Annuities established pursuant to Section 403(b) of the Internal Revenue Code, see "Section 403(b) Annuities" below.


    A cash withdrawal under either a Qualified or Non-Qualified Contract offered by this Prospectus also may result in a tax penalty. The tax consequences of a cash withdrawal payment under both Qualified and Non-Qualified Contracts should be carefully considered (See "Federal Tax Status").

WITHDRAWAL CHARGES

    If a cash withdrawal payment is made, a withdrawal charge may be assessed by the Company. Up to ten percent (10%) of Purchase Payments credited to a Participant's Account for less than seven (7) years may be withdrawn in any Account Year on a non-cumulative basis without the imposition of a withdrawal charge. Amounts withdrawn from a Participant's Account in excess of ten percent (10%) will be subject to a withdrawal charge assessed against Purchase Payments credited to the Participant's Account (not against the accumulated value of the Participant's Account) as follows:

         NUMBER OF
     YEARS PAYMENTS IN
   PARTICIPANT'S ACCOUNT         WITHDRAWAL CHARGE
---------------------------  -------------------------
                 1                          6%
                 2                          6%
                 3                          5%
                 4                          4%
                 5                          3%
                 6                          2%
                 7                          1%
                 8                          0%

    To effect a full surrender or partial withdrawal, the oldest previously unliquidated Payment will be deemed to have been liquidated first, then the next oldest and so forth. Once all Payments have been withdrawn, additional amounts withdrawn will be attributed to accumulated value.

    No withdrawal charge is imposed upon amounts withdrawn from a Participant's Account to provide a death benefit or to purchase an annuity (provided that the payment under the Annuity Option elected is over a period of at least five (5) years), nor is any withdrawal charge imposed upon amounts withdrawn after a Participant's Account has been established for twelve (12) years, irrespective of when a Purchase Payment or a cash withdrawal payment is made. Also no withdrawal charge is imposed upon the conversion of Accumulation Units. HOWEVER, EXCEPT IN THE CASE OF DEATH OR ANNUITIZATION, ALL WITHDRAWALS FROM THE FIXED ACCOUNT OF AMOUNTS WITH A THREE (3), FIVE (5) OR SEVEN (7) YEAR GUARANTEE PERIOD ARE SUBJECT TO A MARKET VALUE ADJUSTMENT AS DESCRIBED BELOW IN ADDITION TO ANY APPLICABLE WITHDRAWAL CHARGES.

    In no event shall the aggregate withdrawal charges assessed against a Participant's Account exceed six percent (6%) of the aggregate Purchase Payments made to a Participant's Account. The Company may, upon notice to the Owner, modify the withdrawal charges provided that such modification shall apply only to Participants' Accounts established after the effective date of such modification.

    For illustrative examples of withdrawals, surrenders, withdrawal charges and the market value adjustment, see Appendix C.

SECTION 403(b) Annuities

    The Internal Revenue Code imposes restrictions on cash withdrawals from Contracts used with Section 403(b) Annuities. In order for these Contracts to receive tax deferred treatment, the Contract must provide that cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of Accumulation Account value as of December 31, 1988 ("Pre-1989 Account Value")) may be made only when the Contract Owner attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to any growth or interest on or after January 1, 1989 on Pre-1989 Account Value, salary reduction contributions made on or after January 1, 1989, and any growth or interest on such contributions ("Restricted Account Value").

    Withdrawals of Restricted Account Value are also permitted in cases of financial hardship, but only to the extent of contributions; earnings on contributions cannot be withdrawn for hardship reasons. While specific rules defining hardship have not been issued by the Internal Revenue Service, it is expected that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a ten percent (10%) tax penalty, in addition to any withdrawal charge applicable under the Contract (See "Federal Tax Status").

    Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Accumulation Account value to one or more alternative funding options. Contract Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

    In imposing these restrictions on withdrawals, the Company is relying upon a no-action letter dated November 28, 1988 from the staff of the Securities and Exchange Commission to the American Council of Life Insurance, the requirements for which have been complied with by the Company.

    For information on the federal income tax withholding rules that apply to distributions from Qualified Contracts (including Section 403(b) Annuities) see "Federal Tax Status".

MARKET VALUE ADJUSTMENT

    Any cash withdrawal from the Fixed Account of amounts with a three (3), five
(5) or seven (7) year Guarantee Period will be subject to a Market Value Adjustment ("MVA"), except in the case of payment of a guaranteed death benefit, or in the event of annuitization over a payout period of at least five (5) years. The MVA will be applied to the amount being withdrawn after deduction of any applicable Account Fee, withdrawal charge and/or unpaid Net Loan Interest.

    The MVA will reflect the relationship between the Current Rate for the Guarantee Period of the amount being surrendered and the Guarantee Rate applicable to the amount being surrendered. It also reflects the time remaining in the Guarantee Period. Generally, if the Guarantee Rate is lower than the applicable Current Rate, then the application of the MVA will result in a lower payment upon surrender. Similarly, if the Guarantee Rate is higher than the applicable Current Rate, the application of the MVA will result in a higher payment upon surrender. If the Current Rate and the Guarantee Rate are the same, then the MVA is zero.

    The Market Value Adjustment is determined by the application of the following formula:

       .75 (A-B) x C/12 where:

       A = interest rate being credited to the amount being surrendered (Guarantee Rate);

       B = the rate the Company has established at the time of surrender on allocations to Initial or Subsequent Guarantee Periods with the same Guarantee Period as that of the amount being surrendered (Current Rate); and

       C = the months remaining in the Guarantee Period of the amount being surrendered.

    For example, assume Purchase Payments are allocated to the Fixed Account for a Guarantee Period of five (5) years and the Guarantee Rate is five percent (5%) per year. Assume at the end of three (3) years this amount is surrendered. If the Current Rate for five (5) years is four percent (4%), then the amount payable after application of the MVA will increase. On the other hand, if the Current Rate is higher than the Guarantee Rate, for example, six percent (6%), the application of the MVA will cause a decrease in the amount payable upon surrender.

    Since current yields are based in part upon the investment yields available to the Company, the effect of the MVA will be closely related to the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time Purchase Payments are allocated to the Fixed Account, with the application of the MVA, Account Fee, withdrawal charges and/or unpaid Net Loan Interest the amount payable upon surrender could be less than the original Purchase Payment.

    The Company may, upon notice to the Owner, modify the MVA formula, provided that such modification shall apply only to Participants' Accounts established after the effective date of such modification.

    See Appendix C for additional illustrations of the application of the MVA.

LOANS (QUALIFIED CONTRACTS ONIY)

    Loans will be permitted (to the extent permitted by Plans) UNDER QUALIFIED CONTRACTS ONLY. The maximum loan amount is the amount determined under the Company's maximum loan formula for qualified plans. The minimum loan amount is $1,000. Loans will be secured by a security interest in the Contract. Loans are subject to applicable retirement program legislation and their taxation is determined under the Federal income tax laws. The amount borrowed may be subject to the Market Value Adjustment described above. A negative Market Value Adjustment will result in a higher effective loan interest rate. The amount borrowed will be transferred to a fixed minimum guarantee accumulation account in the Company's general account where it will accrue interest at a specified rate below the then current loan interest rate established by the Company. The latter rate is the maximum fixed interest rate established by state regulatory authorities. Generally, loans must be repaid within five (5) years.

    The amount of the death benefit, the amount payable on a full surrender and the amount applied to provide an annuity on the Annuity Commencement Date will be reduced to reflect any unpaid Net Loan Interest. Partial withdrawals may be restricted by the maximum loan limitation.

    The tax consequences of a loan from the Contract (or the pledge of the Contract as collateral for a loan) should be carefully considered (See "Federal Tax Status").

    Additional information regarding loans under Qualified Contracts will be provided by the Company upon request.

                                 DEATH BENEFIT

DEATH BENEFIT PROVIDED BY THE CONTRACT

    In the event of the death of the Participant prior to the Annuity Commencement Date, the Company will pay a death benefit to the Beneficiary. If there is no designated Beneficiary living on the date of death of the Participant, the Company will, upon receipt of Due Proof of Death of both the Participant and the designated Beneficiary, pay the death benefit in one sum to the estate of the Participant. If the death of the Participant occurs on or after the Annuity Commencement Date, no death benefit will be payable under the Contract except as may be provided under the Annuity Option elected.

ELECTION AND EFFECTIVE DATE OF ELECTION

    During the lifetime of the Participant and prior to the Annuity Commencement Date, the Owner may elect to have the value of the Participant's Account applied under one or more Annuity Options to effect a Variable Annuity or a Fixed Annuity or a combination of both for the Beneficiary as Payee after the death of the Participant. If no election of a method of settlement of the death benefit by the Owner is in effect on the date of death of the Participant, the Beneficiary may elect (a) to receive the death benefit in the form of a cash payment; or (b) to have the value of the Participant's Account applied under one or more of the Annuity Options (on the Annuity Commencement Date described under "Payment of Death Benefit") to effect a Variable Annuity or a Fixed Annuity or a combination of both for the Beneficiary as Payee. Either election described above may be made by filing with the Company a written election in such form as the Company may require. Any election of a method of settlement of the death benefit by the Owner (or by the Participant, as permitted by the Plan) will become effective on the date it is received by the Company. Any election of a method of settlement of the death benefit by the Beneficiary will become effective on the later of: (a) the date the election is received by the Company; or (b) the date due proof of the death of the Participant and any required release or consent from any inheritance taxing authority or surviving spouse, if applicable, is received by the Company. If an election by the Beneficiary is not received by the Company within sixty (60) days following the date due proof of the death of the Participant and any required release or consent is received by the Company, the Beneficiary will be deemed to have elected a cash payment as of the last day of the sixty (60) day period.

    In all cases, no Participant or Beneficiary shall be entitled to exercise any rights that would adversely affect the treatment of the Contract as an annuity contract under the Internal Revenue Code.

    Reference should be made to the terms of the particular retirement plan and any applicable legislation for any limitations or restrictions on the election of a method of settlement and payment of the death benefit.

PAYMENT OF DEATH BENEFIT

    If the death benefit is to be paid in cash to the Beneficiary, payment will be made within seven (7) days of the date the election becomes effective or is deemed to become effective, except as the Company may be permitted to defer any such payment of amounts derived from the Variable Account in accordance with the Investment Company Act of 1940. If the death benefit is to be paid in one sum to the estate of the deceased Participant, payment will be made within seven (7) days of the date due proof of the death of the Participant and the Beneficiary is received by the Company. If settlement under one or more of the Annuity Options is elected by the Owner with respect to the Participant's Account, the Annuity Commencement Date will be the first day of the second calendar month following the date due proof of the death of the Participant and the Beneficiary, if any, is received by the Company. In the case of an election by the Beneficiary, the Annuity Commencement Date will be the first day of the second calendar month following the effective date of the election. An Annuity Commencement Date later than that described above may be elected by an Owner or a Beneficiary subject to certain restrictions (See "Annuity Commencement Date").

AMOUNT OF DEATH BENEFIT

    The death benefit is equal to the greater of the value of the Participant's Account or total Purchase Payments made with respect to the Participant's Account, minus the sum of all withdrawals and loans. The death benefit will be reduced by any unpaid Net Loan Interest. No Market Value Adjustment will be applied to amounts derived from the Fixed Account. The Accumulation Unit values used in determining the amount of the death benefit will be the values for the Valuation Period during which due proof of the death of the Participant is received by the Company if settlement is elected by the Owner (or the Participant, if permitted by the Plan) under one or more of the Annuity Options or, if no election by the Owner is in effect, either the values for the Valuation Period during which an election by the Beneficiary either becomes effective or is deemed effective, or the values for the Valuation Period during which due proof of the death of both the Participant and the designated Beneficiary is received by the Company if the amount of the death benefit is to be paid in one sum to the deceased Participant's estate.

                     HOW THE CONTRACT CHARGES ARE ASSESSED

    As more fully described below, charges under the Contract offered by this Prospectus are assessed in three ways: (1) as deductions for administrative expenses and, if applicable, for premium taxes; (2) as charges against the assets of the Variable Account for the assumption of mortality and expense risks; and (3) as withdrawal charges (contingent deferred sales charges). In addition, certain deductions are made from the assets of the Fund(s) for investment management fees and expenses. These fees and expenses are described in the Funds' prospectuses and Statements of Additional Information.

ACCOUNT FEE

    Each year on the Account Anniversary, the Company deducts from each Participant's Account an annual account administration fee ("Account Fee") to reimburse it for administrative expenses relating to the Contract and the Participant's Account. If the Participant's Account is surrendered for its full value on other than the Account Anniversary, the Account Fee will be deducted in full at the time of such surrender. The Account Fee will be deducted in equal amounts from the Fixed Account and each Sub-Account in which the Participant has Accumulation Units at the time of such deduction. On the Annuity

Commencement Date, the value of the Participant's Account will be reduced by a proportionate amount of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date. After the Annuity Commencement Date, the Account Fee will be deducted pro rata from each annuity payment made during the year.

    The amount of the Account Fee assessed against each Participant's Account is based on total Purchase Payments credited to all Participants' Accounts under a Contract in accordance with the following schedule:

     PURCHASE PAYMENTS          ACCOUNT FEE
----------------------------  ---------------
$        up to 250,000           $      25
  250,000 to 1,499,999                  18
 1,500,000 to 4,999,999                 15
 5,000,000 and over                     12

    The level of Purchase Payments credited to all Participants' Accounts under a Contract is reviewed semi-annually and the Account Fee to be assessed against Participants' Accounts during the next six (6) month period is determined. Once Purchase Payments credited to all Participants' Accounts under a Contract reach a level which produces a lower Account Fee, the Account Fee applicable to existing Participants' Accounts under the Contract will not be increased irrespective of subsequent withdrawals from Participants' Accounts under the Contract. The Contract provides that the Company may modify the Account Fee provided that such modification shall apply only with respect to Participants' Accounts established after the effective date of such modification (See "Modification"). The Company does not expect to make a profit from the Account Fee.

PREMIUM TAXES


    A deduction, when applicable, is made for premium or similar state or local taxes (See Appendix B). It is currently the policy of the Company to deduct the tax from the amount applied to provide an annuity at the time annuity payments commence; however, the Company reserves the right to deduct such taxes on or after the date they are incurred.


CHARGES AGAINST THE VARIABLE ACCOUNT FOR MORTALITY AND EXPENSE RISKS

    The mortality risk assumed by the Company arises from the contractual obligation to continue to make annuity payments to each Annuitant regardless of how long the Annuitant lives and regardless of how long all annuitants as a group live. This assures each annuitant that neither the longevity of fellow annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The Company assumes this mortality risk by virtue of annuity rates incorporated into the Contract which cannot be changed except with respect to Participants' Accounts established after the effective date of such change, as provided in the section of this Prospectus entitled "Modification." The expense risk assumed by the Company is the risk that the administrative charges provided in the Contract may be insufficient to cover the actual total administrative expenses incurred by the Company.

    For assuming these risks, the Company makes a deduction from the Variable Account at the end of each Valuation Period during both the Accumulation Period and after annuity payments begin. The amount of this deduction is based on all Variable Accumulation Units credited to a Participant's Account or on all Variable Annuity Units credited to a Participant's Account, as the case may be.

    The rate of this deduction varies and is based on total Purchase Payments credited to all Participants' Accounts under a Contract in accordance with the following schedule:

     PURCHASE PAYMENTS          ASSET CHARGE
----------------------------  -----------------
$        up to 250,000                1.30%
  250,000 to 1,499,999                1.25%
 1,500,000 to 4,999,999               1.10%
 5,000,000 and over                   0.95%

    The level of Purchase Payments credited to all Participants' Accounts under a Contract is reviewed semi-annually and the asset charge for the next six (6) month period is determined. The rate of this deduction may be changed semi-annually by the Company but in no event may it exceed 1.30% on an annual basis except as provided in the section of this Prospectus entitled "Modification." Once Purchase Payments credited to all Participants' Accounts under a Contract reach a level which produces a lower asset charge, the asset charges applicable to existing Participants' Accounts under the Contract will not be increased irrespective of subsequent withdrawals from Participants' Accounts under the Contract. The Company does not believe it is feasible to identify precisely that portion of the deduction applicable to either the mortality risk or expense risk, but estimates that a reasonable allocation would be 0.80% for the mortality risk at all asset charge levels, and 0.50%, 0.45%, 0.30% or 0.15% for the expense risk with respect to the asset charges described above. If the deduction is insufficient to cover the actual cost of the mortality and expense risk undertaking, the Company will bear the loss. Conversely, if the deduction proves more than sufficient, the excess will be profit to the Company and would be available for any proper corporate purpose including, among other things, payment of distribution expenses. The Company will recoup its expected costs associated with registering and distributing the Contracts by the assessment of the withdrawal charges (contingent deferred sales charges). However, the withdrawal charges may prove to be insufficient to cover actual distribution expenses. If this is the case, the deficiency will be met from the Company's general corporate funds which may include amounts derived from the mortality and expense risk charges. For the year ended December 31, 1996, mortality and expense risk charges were the only expenses of the Variable Account.


    The Contract provides that the Company may modify the asset charges; however, such modification shall apply only with respect to Participants'
Accounts established after the effective date of such modification (See "Modification").

WITHDRAWAL CHARGES

    No deduction for sales charges is made from Purchase Payments. However, a withdrawal charge (contingent deferred sales charge), when applicable, will be used to cover certain expenses relating to the sale of the Contract, including commissions paid to sales personnel, the costs of preparation of sales literature and other promotional costs and acquisition expenses. Gross commissions paid on the sale of these contracts are not more than 5.5% of the Purchase Payments (See "Cash Withdrawals" and "Withdrawal Charges").

                               ANNUITY PROVISIONS

ANNUITY COMMENCEMENT DATE

    Annuity payments will begin on the Annuity Commencement Date which is selected by the Owner (or by the Participant, if permitted by the Plan) at the time the Participant's Account is established. This date may be changed from time to time by the Owner by written notice to the Company, provided that notice of each change is received by the Company at least thirty (30) days prior to the then current Annuity Commencement Date and the new Annuity Commencement Date is a date which is: (1) at least thirty (30) days after the date notice of the change is received by the Company; (2) the first day of a month; and (3) not later than the first day of the first month following the Participant's 85th birthday, unless otherwise restricted in the case of a Qualified Contract by the particular retirement plan or by applicable law. In most situations, current law requires that the Annuity Commencement Date under a Qualified Contract be no later than April 1 following the year the Annuitant reaches age 70 1/2, and the terms of the particular retirement plan may impose additional limitations. The Annuity Commencement Date may also be changed by an election of an Annuity Option as described in the Death Benefit section of this Prospectus.

    On the Annuity Commencement Date the Participant's Account will be cancelled and its adjusted value will be applied to provide an annuity under one of the options described below. No withdrawal charge or Market Value Adjustment will be applied: (1) if annuitization occurs after the twelfth (12th) Account Anniversary; or (2) provided that payment is over a period of at least five (5) years. The asset charge applied after annuity payments begin will be the same as that in effect for the Participant's

Account on the Annuity Commencement Date. NO PAYMENTS MAY BE REQUESTED UNDER THE CONTRACT'S CASH WITHDRAWAL PROVISIONS ON OR AFTER THE ANNUITY COMMENCEMENT DATE AND NO CASH WITHDRAWAL WILL BE PERMITTED EXCEPT AS MAY BE AVAILABLE UNDER THE ANNUITY OPTION ELECTED.

    Since the Contracts offered by this Prospectus will be issued in connection with retirement plans which meet the requirements of Section 401 (including
Section 401(k)), Section 403, Section 408(c) or Section 408(k) of the Internal Revenue Code as well as non-qualified deferred compensation and payroll savings plans, reference should be made to the terms of the particular Plan for any limitations or restrictions on the Annuity Commencement Date.

ELECTION--CHANGE OF ANNUITY OPTION

    During the lifetime of the Participant and prior to the Annuity Commencement Date, the Owner (or the Participant, if permitted by the Plan) may, subject to the age limitation on period certain or fixed periods, elect one or more of the Annuity Options described below, or such other settlement option as may be agreed to by the Company, for the Annuitant as Payee. The Owner may also change any election, but written notice of any election or change of election must be received by the Company at least thirty (30) days prior to the Annuity Commencement Date. If no election is in effect on the 30th day prior to the Annuity Commencement Date, Annuity Option B, for a Life Annuity with 120 monthly payments certain will be deemed to have been elected.

    Any election may specify the proportion of the adjusted value of the Participant's Account to be applied to the Fixed Account and the Sub-Accounts. In the event the election does not so specify, then the portion of the adjusted value of the Participant's Account to be applied to the Fixed Account and the Sub-Accounts will be determined on a pro rata basis from the composition of the Participant's Account on the Annuity Commencement Date.

    Annuity Options may also be elected by the Owner or the Beneficiary as provided in the Death Benefit section of this Prospectus.

    Reference should be made to the terms of the particular retirement plan and any applicable legislation for any limitations or restrictions on the options which may be elected.

    NO  CHANGE OF  ANNUITY OPTION  IS PERMITTED  AFTER THE  ANNUITY COMMENCEMENT
DATE.

ANNUITY OPTIONS

    No lump sum settlement option is available under the Contract. The Owner may surrender the Contract prior to the Annuity Commencement Date; however, any applicable surrender charge will be deducted from the cash withdrawal payment and a Market Value Adjustment, if appropriate, will be applied.

    Annuity Options A, B and C are available to provide either a Fixed Annuity or a Variable Annuity. Annuity Options D and E are available only to provide a Fixed Annuity.

    Annuity Option A. Life Annuity: Monthly payments during the lifetime of the Payee. This option offers a higher level of monthly payments than Annuity Options B or C because no further payments are payable after the death of the Payee and there is no provision for a death benefit payable to a Beneficiary. It would be possible for only one variable annuity payment to be made under this option if the Payee died before the due date of the second variable annuity payment, two if the Payee died before the due date of the third variable annuity payment, etc.

    Annuity  Option B.  Life  Annuity with 60, 120,  180 or 240 Monthly Payments
Certain: Monthly payments during the lifetime of the Payee and in any event for sixty (60), one hundred twenty (120), one hundred eighty (180) or two hundred forty (240) months certain as elected. The election of a longer period certain results in smaller monthly payments than would be the case if a shorter period certain were elected. In the event of the death of the Payee under this option, the Contract provides that in certain circumstances, the discounted value of the remaining payments, if any, will be calculated and paid in one sum. The discounted value for variable annuity payments will be based on interest compounded annually at the assumed interest rate of four percent (4%).

    Annuity Option C. Joint and Survivor Annuity: Monthly payments payable during the joint lifetime of the Payee and a designated second person and during the lifetime of the survivor. During the lifetime of the survivor, variable monthly payments, if any, will be determined using the percentage chosen at the time of election of this option of the number of each type of Annuity Unit credited to the Contract with respect to the Payee and fixed monthly payments, if any, will be equal to the same percentage of the fixed monthly payment payable during the joint lifetime of the Payee and the designated second person. It would be possible for only one variable annuity payment to be made under this option if the Payee and the designated person died before the due date of the second variable annuity payment, two if they died before the due date of the third variable annuity payment, etc.

    *Annuity Option D. Fixed Payments for a Specified Period Certain: Fixed monthly payments for a specified period of time, as elected. In the event of the death of the Payee under this option, the Contract provides that in certain circumstances, the discounted value of the remaining payments, if any, will be calculated and paid in one sum. The discounted value, if any, will be based on the interest rate initially used in determining the amount of each payment.

    *Annuity Option E. Fixed Payments: The amount applied to provide fixed payments in accordance with this option will be held by the Company at interest. Fixed payments will be made in such amounts and at such times as may be agreed upon with the Company and will continue until the amount held by the Company with interest is exhausted. The final payment will be for the balance remaining and may be less than the amount of each preceding payment. Interest will be credited yearly on the amount remaining unpaid at a rate which shall be determined by the Company from time to time but which shall not be less than four percent (4%) per year compounded annually. The rate so determined may be changed at any time and as often as may be determined by the Company, provided, however, that the rate may not be reduced more frequently than once during each calendar year.

DETERMINATION OF ANNUITY PAYMENTS

    On the Annuity Commencement Date the Participant's Account will be cancelled and its adjusted value will be applied to provide a Variable Annuity or a Fixed Annuity or a combination of both. The adjusted value will be equal to the value of the Participant's Account for the Valuation Period which ends immediately preceding the Annuity Commencement Date, reduced by any applicable premium or similar taxes, a proportionate amount of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date and any applicable withdrawal charge and/or unpaid Net Loan Interest and plus or minus any applicable Market Value Adjustment.

FIXED ANNUITY PAYMENTS

    The dollar amount of each fixed annuity payment will be determined in accordance with the Annuity Payment Rates found in the Contract which are based on a minimum guaranteed interest rate of four percent (4%) per year, or, if more favorable to the Payee(s), in accordance with the Single Premium Immediate Settlement Rates published by the Company and in use on the Annuity Commencement Date.

VARIABLE ANNUITY PAYMENTS

    The dollar amount of the first variable annuity payment will be determined in accordance with the Annuity Payment Rates found in the Contract which are based on an assumed interest rate of four percent (4%) per year, unless these rates are changed (See "Modification"). All variable annuity payments other than the first are determined by means of Annuity Units credited to the Contract with respect to the particular Payee. The number of Annuity Units to be credited in respect of a particular Sub-Account is determined by dividing that portion of the first variable annuity payment attributable to that Sub-Account by the Annuity Unit value of that Sub-Account for the Valuation Period which ends immediately

------------------------
* The election of this annuity option may result in the imposition of a penalty tax.

preceding the Annuity Commencement Date. The number of Annuity Units of each particular Sub-Account credited to the Contract with respect to the particular Payee then remains fixed unless an exchange of Annuity Units is made as described below. The dollar amount of each variable annuity payment after the first may increase, decrease or remain constant, and is equal to the sum of the amounts determined by multiplying the number of Annuity Units of a particular Sub-Account credited to the Contract with respect to the particular Payee by the Annuity Unit value for the particular Sub-Account for the Valuation Period which ends immediately preceding the due date of each subsequent payment. If the net investment return on the assets of the Variable Account is the same as the assumed interest rate of four percent (4%) per year, variable annuity payments will remain level. If the net investment return exceeds the assumed interest rate variable annuity payments will increase and, conversely, if it is less than the assumed interest rate the payments will decrease.

    For a hypothetical example of the calculation of a Variable Annuity Payment, see Appendix A.

VARIABLE ANNUITY UNIT VALUE

    The Annuity Unit value for each Sub-Account was established at $10.00 for the first Valuation Period of the particular Sub-Account. The Annuity Unit value for the particular Sub-Account for any subsequent Valuation Period is determined by multiplying the Annuity Unit value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor (See "Variable Accumulation Value, Net Investment Factor") for the particular Sub-Account for the current Valuation Period and then multiplying that product by a factor to neutralize the assumed interest rate of four percent (4%) per year used to establish the Annuity Payment Rates found in the Contract. The factor is 0.99989255 for a one day Valuation Period.

    For a hypothetical example of the calculation of the value of a Variable Annuity Unit, see Appendix A.

EXCHANGE OF VARIABLE ANNUITY UNITS

    After the Annuity Commencement Date the Payee may, by filing a written request with the Company, exchange the value of a designated number of Variable Annuity Units of particular Sub-Accounts then credited to the Contract with respect to the particular Payee into other Variable Annuity Units, the value of which would be such that the dollar amount of an annuity payment made on the date of the exchange would be unaffected by the fact of the exchange. No more than twelve (12) exchanges may be made within each Account Year.

    Exchanges may be made only within the Variable Account. Exchanges will be made using the Annuity Unit values for the Valuation Period during which any request for exchange is received by the Company.

ANNUITY PAYMENT RATES

    The Contract contains unisex annuity payment rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate of four percent (4%); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate of four percent (4%) per year. These rates may be changed by the Company with respect to Participants' Accounts established after the effective date of such change (See "Modification").

    The annuity payment rates may vary according to the Annuity Option elected and the adjusted age of the Payee. The Contract also describes the method of determining the adjusted age of the Payee. The mortality table used in determining the annuity payment rates for Options A, B, and C is the 1971 Individual Annuitant Mortality Table with ages reduced by one year for Annuity Commencement Dates occurring during the 1980's, two years for Annuity Commencement Dates occurring during the 1990's, etc.

                          OTHER CONTRACTUAL PROVISIONS

PAYMENT LIMITS

    Purchase Payments credited to a Participant's Account on an annualized basis for the first Account Year must total at least $300 and must be payable in amounts of at least $25 per Payment. These minimums may, however, be waived by the Company. In addition, the prior approval of the Company is required before it will accept a Purchase Payment which would cause the value of a Participant's Account to exceed $1,000,000. If the value of a Participant's Account exceeds $1,000,000, no additional Purchase Payments will be accepted without the prior approval of the Company. Purchase Payments may be made annually, semi-annually, quarterly, monthly or on any other frequency acceptable to the Company. The Owner may increase or decrease the amount of Purchase Payments or change the frequency of payment. The Owner is not obligated to continue Purchase Payments in the amount or frequency elected. There are no penalties for failure to continue to make Purchase Payments. While the Contract and the Participant's Account are in force, Purchase Payments may be made at any time prior to the Annuity Commencement Date.

OWNER

    The Contract shall belong to the Owner. All Contract rights and privileges may be exercised by the Owner without the consent of the Participant or the Beneficiary or any other person, except as the Owner may have provided under the Plan or other appropriate documents. Such rights and privileges may be exercised, with respect to a particular Participant, only during the lifetime of the Participant and prior to the Annuity Commencement Date, except as otherwise provided in the Contract. Each Participant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Participant.

CHANGE OF OWNERSHIP

    Ownership of a Qualified Contract may not be transferred except to: (1) the Participant or Beneficiary; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement, deferred compensation or other programs for which the Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

    The Owner of a Non-Qualified Contract may change the ownership of the Contract during the lifetime of any Participant and prior to the last remaining Participant's Annuity Commencement Date, although such change may result in the imposition of tax (See "Federal Tax Status--Taxation of Annuities in General"). A change of ownership will not be binding upon the Company until written notification is received by the Company. Once received by the Company the change will be effective as of the date on which the request for change was signed by the Owner, but the change will be without prejudice to the Company on account of any payment made or any action taken by the Company prior to receiving the change. The Company may require that the signature of the Owner be guaranteed by a member firm of the New York, American, Boston, Midwest, Philadelphia or Pacific Stock Exchange, or by a commercial bank (not a savings bank) which is a member of the Federal Deposit Insurance Corporation or, in certain cases, by a member firm of the National Association of Securities Dealers, Inc. which has entered into an appropriate agreement with the Company.

DESIGNATION AND CHANGE OF BENEFICIARY

    The Beneficiary designation contained in a Participant Enrollment Form will remain in effect until changed. The interest of any Beneficiary is subject to the particular Beneficiary surviving the Participant.

    Subject to the rights of an irrevocably designated Beneficiary, the Owner (or the Participant, as permitted by the Plan) may change or revoke the designation of a Beneficiary at any time while the Participant is living by filing with the Company a written beneficiary designation or revocation in such form as the Company may require. The change or revocation will not be binding upon the Company until it is received by the Company. When it is so received the change or revocation will be effective as of the date on which the beneficiary designation or revocation was signed by the Owner or the Participant, as applicable, but the change or revocation will be without prejudice to the Company on account of any payment made or any action taken by the Company prior to receiving the change or revocation.

    Reference should be made to the terms of the particular retirement plan and any applicable legislation for any restrictions on the beneficiary designation.

VOTING OF FUND SHARES

    The Company will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Fund(s), but will follow voting instructions received from persons having the right to give voting instructions. The Owner is the person having the right to give voting instructions prior to the Annuity Commencement Date. On or after the Annuity Commencement Date the Payee is the person having such voting rights. Any shares attributable to the Company and Fund shares for which no timely voting instructions are received will be voted by the Company in the same proportion as the shares for which instructions are received from Owners and Payees.

    Owners of Contracts held pursuant to Plans may be subject to other voting provisions of the particular Plan and of the Investment Company Act of 1940. Employees who contribute to Plans which are funded by the Contracts are entitled to instruct the Owners as to how to instruct the Company to vote the Fund(s) shares attributable to their contributions. Such Plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the Plans. If no voting instructions are received from any such person with respect to a particular Participant's Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

    Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under Plans, other than rights afforded by the Investment Company Act of 1940, nor any duty to inquire as to the instructions received or the authority of Owners or others to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

    All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each Owner and each Payee having the right to give voting instructions at least ten (10) days prior to each meeting of the shareholders of the particular Fund. The number of particular Fund shares as to which each such person is entitled to give instructions will be determined by the Company on a date not more than ninety (90) days prior to each such meeting. Prior to the Annuity Commencement Date, the number of particular Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Contract's Accumulation Account by the net asset value of one particular Fund share as of the same date. On or after the Annuity Commencement Date, the number of particular Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the particular Sub-Account for the Contract with respect to the particular Payee by the net asset value of a particular Fund share as of the same date. After the Annuity Commencement Date, the number of the particular Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

PERIODIC REPORTS

    The Company will send the Owner and the Participant, at least once during each Account and/or Contract Year, a statement showing the number, type and value of Accumulation Units or Annuity Units credited to the Contract or the Participant's Account as the case may be, which statement shall be accurate as of a date not more than two (2) months previous to the date of mailing. In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the particular Fund(s) as may be required by the Investment Company Act of 1940 and the

Securities Act of 1933. The Company will also send such statements reflecting transactions in the Contract's Accumulation Account and each Participant's Account as may be required by applicable laws, rules and regulations.

SUBSTITUTED SECURITIES

    Shares of any of the particular Funds may not always be available for purchase by the Sub-Accounts of the Variable Account or the Company may decide that further investment in any such Fund's shares is no longer appropriate in view of the purposes of the Variable Account. In either event, shares of another registered open-end investment company may be substituted both for Fund shares already purchased by the Variable Account and/or as the security to be purchased in the future provided that these substitutions have been approved by the Securities and Exchange Commission. In the event of any substitution pursuant to this provision, the Company may make appropriate endorsement to the Contract to reflect the substitution.

CHANGE IN OPERATION OF VARIABLE ACCOUNT

    At the Company's election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the Securities and Exchange Commission. In the event of any change in the operation of the Variable Account pursuant to this provision, the Company may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

SPLITTING UNITS

    The Company reserves the right to split or combine the value of Variable Accumulation Units, Fixed Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

MODIFICATION

    Upon notice to the Owner, or to the Payee(s) during the annuity period, the Contract may be modified by the Company if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; or (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; or (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (See "Change in Operation of Variable Account"); or (iv) provides additional Variable Account and/or fixed accumulation options. In the event of any such modification, the Company may make appropriate endorsement to the Contract to reflect such modification.

    In addition, upon notice to the Owner the Contract may be modified by the Company to change the withdrawal charges, Account Fees, mortality and expense risk charges, the tables used in determining the amount of the first monthly Variable Annuity and Fixed Annuity payments and the formula used to calculate the Market Value Adjustment provided that such modification shall apply only to Participant Accounts established after the effective date of such modification. In order to exercise its modification rights in these particular instances, the Company must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least sixty
(60) days following the date of mailing of the notice of modification by the Company. All of the charges and the annuity tables which are provided in the Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

DISCONTINUANCE OF NEW PARTICIPANTS

    The Company, by giving thirty (30) days' prior written notice to the Owner, may limit or discontinue the acceptance of new Participant Enrollment Forms under a Contract. Such limitation or discontinuance shall have no effect on rights or benefits with respect to any Participant's Account established prior to the effective date of such limitation or discontinuance.

CUSTODIAN

    The Company is the Custodian of the assets of the Variable Account. The Company will purchase Fund shares at net asset value in connection with amounts allocated to the particular Sub-Account in accordance with the instructions of the Owner and redeem Fund shares at net asset value for the purpose of meeting the contractual obligations of the Variable Account, paying charges relative to the Variable Account or making adjustments for annuity reserves held in the Variable Account.

RIGHT TO RETURN CONTRACT (INDIVIDUAL RETIREMENT ACCOUNTS ONLY)

    Under the Employee Retirement Income Security Act of 1974 ("ERlSA") an Owner establishing an Individual Retirement Account must be furnished with a disclosure statement containing certain information about the Contract and applicable legal requirements. This statement must be furnished on or before the date the Individual Retirement Account is established. If the Owner is furnished with such disclosure statement before the seventh (7th) day preceding the date the Individual Retirement Account is established, the Owner will not have any right of revocation. If the disclosure statement is furnished after the seventh
(7th) day preceding the establishment of the Individual Retirement Account, then the Owner may revoke the Contract any time within seven (7) days after the Issue Date. Upon such revocation, the Company will refund all Purchase Payments made by the Owner.

                               FEDERAL TAX STATUS

INTRODUCTION


    The Contracts described in this Prospectus are designed for use by employer, association and other group retirement plans under the provisions of Sections 401 (including Section 401(k)), 403, 408(c), 408(k) and 408(p) of the Internal Revenue Code (the "Code"), as well as certain non-qualified retirement plans, such as payroll savings plans. The ultimate effect of federal income taxes on the Contract's Accumulation Account and the Participant's Account, on annuity payments and on the economic benefit to the Owner, the Participant, the Annuitant, the Payee or the Beneficiary may depend upon the type of Plan for which the Contract is purchased and a number of different factors. The discussion contained herein is general in nature, is based upon the Company's understanding of current federal income tax laws (including recently enacted amendments), and is not intended as tax advice. Congress has the power to enact legislation affecting the tax treatment of annuity contracts, and such legislation could be applied retroactively to Contracts purchased before the date of enactment. Also, because the Internal Revenue Code, as amended, is not in force in the Commonwealth of Puerto Rico, some references herein will not be applicable to Contracts issued in Puerto Rico. Any person contemplating the purchase of a Contract should consult a qualified tax adviser. THE COMPANY DOES NOT MAKE ANY GUARANTEE REGARDING THE TAX STATUS, FEDERAL, STATE OR LOCAL, OF ANY CONTRACT OR ANY TRANSACTION INVOLVING THE CONTRACTS.


TAX TREATMENT OF THE COMPANY AND THE VARIABLE ACCOUNT

    The Company is taxed as a life insurance company under the Code. Although the operations of the Variable Account are accounted for separately from other operations of the Company for purposes of federal income taxation, the Variable Account is not separately taxable as a regulated investment company or otherwise as a taxable entity separate from the Company. Under existing federal income tax laws, the income and capital gains of the Variable Account, to the extent applied to increase reserves under the Contracts, are not taxable to the Company.

TAXATION OF ANNUITIES IN GENERAL

    Generally, no taxes are imposed on the increases in the value of a Contract until distribution occurs, either as annuity payments under the Annuity Option elected or in the form of cash withdrawals or lump-sum payments prior to the Annuity Commencement Date. Corporate Owners and other Owners that are not natural persons (other than the estate of a decedent Owner) are subject to current taxation on the annual increase in the value of a Non-Qualified Contract's Accumulation Account. This rule does not apply where a non-natural person holds the Contract as agent for a natural person (such as where a bank holds a Contract as trustee under a trust agreement). This provision does not apply to earnings accumulated where the Annuity Commencement Date occurs within one year of the Date of Coverage. This provision applies to earnings on Purchase Payments made after February 28,1986.

    The following discussion of annuity taxation applies only to contributions (and attributable earnings) made to Non-Qualified Contracts after August 13,
1982. If an Owner has made contributions before August 14, 1982 to another annuity contract and exchanges that contract for the Contract offered by this Prospectus, then different tax treatment will apply to the contributions (and attributable earnings) made before August 14, 1982. For example, non-taxable principal may be withdrawn before taxable earnings and the ten percent (10%) penalty tax for early withdrawal is not applicable.

    The Code is unclear in its application to a group annuity contract where the Owner is distinct from the individuals with respect to whom the Contract benefits are accumulated (the Participants). The following discussion is the Company's best understanding of the operation of the Code in the context of group contracts. However, Owners and Participants should consult a qualified tax adviser.

    For Contracts offered by this Prospectus (other than Contracts issued in exchange for contracts issued prior to August 14, 1982, as described above), in the case of a Non-Qualified Contract a partial cash withdrawal (that is, a withdrawal of less than the entire value of the Participant's Account) must be treated first as a withdrawal from the increase in the Participant's Account's value over the Contract's cost basis. The amount of the withdrawal so allocable will be includible in the Participant's income. Similarly, if a Participant receives a loan under a Contract or if part or all of a Participant's Account is assigned or pledged as collateral for a loan, the amount of the loan or the amount assigned or pledged must be treated as if withdrawn from the Contract. (For Non-Qualified Contracts entered into after October 21, 1988 (or any annuity contract entered into on or before such date that is exchanged for a Non-Qualified Contract issued after such date), any withdrawal or loan amount that is includible in the Participant's income will increase the Contract's cost basis. Repayment of a loan or payment of interest on a loan will not affect the Contract's cost basis. For these purposes the Participant's Account value will not be reduced by the amount of any loan, assignment or pledge of the Contract. In addition, all non-qualified deferred annuity certificates or other non-qualified deferred annuity contracts that are issued by the Company to the same Participant during any calendar year will be treated as a single annuity contract. Therefore, the proceeds of a withdrawal from, or assignment or pledge of, one or more such contracts or certificates will be fully includible in the Participant's income to the extent of the aggregate excess of the accumulation account values over the cost bases of all such contracts or certificates entered into during the calendar year.)

    The taxable portion of a cash withdrawal or a lump-sum payment prior to the Annuity Commencement Date is subject to tax at ordinary income rates. In the case of payments after the Annuity Commencement Date under the Annuity Option elected, a portion of each payment generally is taxable at ordinary income rates. The nontaxable portion is determined by applying to each payment an "exclusion ratio" which is the ratio that the Participant's cost basis in the Contract bears to the Payee's expected return under the Contract. The remainder of the payment is taxable.

    The total amount that a Payee may exclude from income through application of the "exclusion ratio" is limited to the cost basis in the Contract. If the Payee survives for his full life expectancy, and thereby recovers the entire basis in the Contract, any subsequent annuity payment after basis recovery will be fully taxable as income. Conversely, if the Payee dies prior to recovering the entire basis, he will be allowed a deduction on his final income tax return for the amount of the unrecovered basis. This limitation applies to distributions made under a Contract with an Annuity Commencement Date after December 31, 1986.

    In the case of Non-Qualified Contracts, taxable cash withdrawals and lump-sum payments will be subject to a ten percent (10%) penalty, except in the circumstances described below. This ten percent (10%) penalty also affects certain annuity payments. In a situation where this penalty applies, the recipient's tax for the tax year in which the amount is received shall be increased by an amount equal to ten percent (10%) of the portion of the amount which is includible in the recipient's gross income. The circumstances in which this penalty will not apply are distributions which are: (a) made upon the death of the Participant; or (b) allocable to Purchase Payments made before August 14, 1982. Further, in the case of Contracts issued prior to January 18, 1985, the ten percent (10%) penalty on taxable cash withdrawals and lump-sum distributions will not apply if the amount withdrawn is allocable to a Purchase Payment made prior to the preceding ten (10) year period. For this purpose, a "first in, first out" rule is used, so that the earliest Purchase Payment with respect to which amounts have not been previously fully allocated will be deemed to be the source of the amount.

    In the case of Non-Qualified Contracts, if the Participant dies before the Annuity Commencement Date the entire value of the Participant's Account must be either (1) distributed within five (5) years after the date of death of the Participant, or (2) distributed over some period not greater than the expected life of the designated Beneficiary, with annuity payments beginning within one
(1) year after the date of death of the Participant. If a Payee dies on or after the Annuity Commencement Date and before the entire Participant's Account has been distributed, the remaining portion of such accumulation, if any, must be distributed at least as rapidly as the method of distribution then in effect. These distribution requirements will not apply where the Beneficiary is the spouse of the Participant; rather, in such a case, the Contract may be continued in the name of the spouse as Participant or Payee. In the case of Contracts issued prior to January 18, 1985, these rules regarding distributions upon the death of the Participant or the Annuitant will not apply. In the case of Contracts issued after April 22, 1987, a change in the Participant would be treated as the death of the Participant. Distributions required due to the death of the Participant will not be subject to the ten percent (10%) penalty on premature distributions. A purchaser of a Qualified Contract should refer to the terms of the applicable retirement plan and contact a tax adviser regarding distribution requirements upon the death of the Participant.

    A transfer of a Non-Qualified Contract by gift (other than to the Participant's spouse) is treated as the receipt by the Participant of income in an amount equal to the excess of the cash surrender value over the Contract's cost basis. This provision applies to Contracts issued after April 22, 1987.

    In the case of Qualified Contracts, distributions made prior to age 59 1/2 generally are subject to a ten percent (10%) penalty tax, although this tax will not apply in certain circumstances. Certain distributions, known as "eligible rollover distributions," if rolled over to certain other qualified retirement plans (either directly or after being distributed to the Participant or Payee), are not taxable until distributed from the plan to which they are rolled over. In general, an eligible rollover distribution is any taxable distribution other than a distribution that is part of a series of payments made for life or for a specified period of ten years or more. Owners, Participants, Annuitants, Payees and Beneficiaries should seek qualified advice about the tax consequences of distributions, withdrawals, rollovers and payments under the retirement plans in connection with which the Contracts are purchased.

    The Company will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Non-Qualified Contract or under a Qualified Contract issued for use with an individual retirement account unless the Participant or Payee provides his or her taxpayer identification number to the Company and notifies the Company (in the manner prescribed) before the time of the distribution that the Participant or Payee chooses not to have any amounts withheld.

    In the case of distributions from a Qualified Contract (other than distributions from a Contract issued for use with an individual retirement account), the Company or the plan administrator must withhold and remit to the U.S. government 20% of each distribution that is an eligible rollover distribution (as defined above) unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover. If a distribution from a Qualified Contract is not an eligible rollover distribution, then the Participant or Payee can choose not to have amounts withheld as described above for Non-Qualified Contracts and Qualified Contracts issued for use with individual retirement accounts.

    Amounts  withheld  from  any  distribution  may  be  credited  against   the
Participant's or Payee's federal income tax liability for the year of the distribution.

    The Internal Revenue Service has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. Contracts that do not comply with these regulations do not qualify as annuities for income tax purposes. The Company believes that each series of the Series Fund complies with the regulations.

    The preamble to the regulations states that the Service may promulgate guidelines under which a variable contract will not be treated as an annuity for tax purposes if the owner has excessive control over the investments underlying the contract. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. If guidelines are promulgated, the Company will take any action (including modification of the Contract or the Variable Account) necessary to comply with the guidelines.

QUALIFIED RETIREMENT PLANS

    The Qualified Contracts described  in this Prospectus  are designed for  use with several types of qualified retirement plans. Following are brief descriptions of various types of qualified retirement plans and the use of the Qualified Contracts in connection therewith. The tax rules applicable to participants in such qualified retirement plans vary according to the type of plan and its terms and conditions. Therefore, no attempt is made herein to provide more than general information about the use of the Qualified Contracts with the various types of qualified retirement plans. Participants under such plans as well as Owners, Annuitants, Payees and Beneficiaries are cautioned that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Qualified Contracts issued in connection therewith.

PENSION AND PROFIT-SHARING PLANS

    Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. The Contract may be purchased by those who would have been covered under the rules governing old H.R. 10 (Keogh) Plans, as well as by corporate plans. Such retirement plans may permit the purchase of the Qualified Contracts to provide benefits under the plans. Employers intending to use the Qualified Contracts in connection with such plans should seek qualified advice in connection therewith.

TAX-SHELTERED ANNUITIES

    Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "Tax-Sheltered Annuities." Purchasers of the Qualified Contracts for such purposes should seek qualified advice as to eligibility, limitations on permissible amounts of Purchase Payments and tax consequences of distributions.

INDIVIDUAL RETIREMENT ACCOUNTS


    Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts and Simple Retirement Accounts, known as an Individual Retirement Account ("IRA"). These IRA's are subject to limitations on the amount that may be contributed, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed on a tax-deferred basis in an IRA. Contracts are offered by this Prospectus for IRA Trusts, but not for IRA's established as "Individual Retirement Annuities" under Section 408(b) of the Code. Sale of the Contracts for use with IRA's may be subject to special requirements imposed by the Internal Revenue Service. Purchasers of the Contracts for such purposes will be provided with such supplementary information as may be required by the Internal Revenue Service or other appropriate agency, and will have the right to revoke the Contract under certain circumstances as described in the section of this Prospectus entitled "Right to Return Contract."

                       TEXAS OPTIONAL RETIREMENT PROGRAM

    Under the terms of the Optional Retirement Program, if a participant makes the required contribution the State of Texas will contribute a specified amount to the participant's retirement account. If a participant does not commence the second year of participation in the plan as a "faculty member" as defined in Title 110B of the State of Texas Statutes, the Company will return the state's contribution. If a participant does begin a second year of participation, the employer's first year contributions will then be applied as a Purchase Payment under the Qualified Contract, as will the employer's subsequent contributions.

    The Attorney General of the State of Texas has ruled that under Title 110B of the State of Texas Statutes, withdrawal benefits of contracts issued under the Optional Retirement Program are available only in the event of a participant's death, retirement, termination of employment due to total disability, or other termination of employment in a Texas public institution of higher education. A participant will not, therefore, be entitled to exercise the right of withdrawal in order to receive the cash values credited to such participant under the Qualified Contract unless one of the foregoing conditions has been satisfied. The value of such Qualified Contracts may, however, be transferred to other contracts or other carriers during the period of participation in the Program.

                        ADMINISTRATION OF THE CONTRACTS

    The Company performs certain administrative functions relating to the Contracts, the Participant's Accounts, and the Variable Account. These functions include, among other things, maintaining the books and records of the Variable Account and the Sub-Accounts, and maintaining records of the name, address, taxpayer identification number, Contract number, Participant's Account number, type of Contract issued to each Owner, the status of the Contract's Accumulation Account and each Participant's Account and other pertinent information necessary to the administration and operation of the Contracts.

                         DISTRIBUTION OF THE CONTRACTS


    The offering of the Contracts is continuous. The Contracts will be sold by licensed insurance agents in those states where the Contracts may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the General Distributor. The Contracts will be distributed by Clarendon Insurance Agency, Inc. ("Clarendon"), 500 Boylston Street, Boston, Massachusetts 02116, the General Distributor, a wholly-owned subsidiary of MFS. Clarendon is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. Clarendon also acts as the general distributor of other individual and group combination fixed/variable annuity contracts issued by the Company and its wholly-owned subsidiary, Sun Life Insurance and Annuity Company of New York, and variable life insurance contracts issued by the Company. Commissions and other distribution compensation will be paid by the Company and will not be more than 5.5% of Purchase Payments. During 1994, 1995 and 1996 approximately $639,969, $431,302, and $381,758, respectively, was paid to and retained by Clarendon in connection with the distribution of the Contracts.

                    ADDITIONAL INFORMATION ABOUT THE COMPANY

SELECTED FINANCIAL DATA


    The following selected financial data for the Company should be read in conjunction with the financial statements and notes thereto included in this Prospectus beginning on page 56.


                                                          FOR THE YEARS ENDED DECEMBER 31
                                   ------------------------------------------------------------------------------
                                        1996            1995            1994            1993            1992
                                   --------------  --------------  --------------  --------------  --------------
                                                                     (IN 000'S)
Revenues
  Premiums, annuity deposits and
   other revenue.................  $    2,131,939  $    1,883,901  $    1,997,525  $    2,443,310  $    1,339,282
  Net investment income and
   realized gains (losses).......         312,870         315,966         312,583         311,322         292,746
                                   --------------  --------------  --------------  --------------  --------------
                                        2,444,809       2,199,867       2,310,108       2,754,632       1,632,028
                                   --------------  --------------  --------------  --------------  --------------
Benefits and expenses
  Policyholder benefits                 2,149,145       1,995,208       2,102,290       2,515,320       1,426,756
  Other expenses                          175,342         150,937         186,892         232,365         229,004
                                   --------------  --------------  --------------  --------------  --------------
                                        2,324,487       2,146,145       2,289,182       2,747,685       1,655,760
                                   --------------  --------------  --------------  --------------  --------------
Operating gain (loss)                     120,322          53,722          20,926           6,947         (23,732)
Federal income tax expense
  (benefit)                                (2,702)         17,807          19,469           3,691         (15,360)
                                   --------------  --------------  --------------  --------------  --------------
Net income (loss)                  $      123,024  $       35,915  $        1,457  $        3,256  $       (8,372)
                                   --------------  --------------  --------------  --------------  --------------
                                   --------------  --------------  --------------  --------------  --------------
Assets                             $   13,759,005  $   12,359,683  $   10,117,822  $    9,179,090  $    7,474,407
                                   --------------  --------------  --------------  --------------  --------------
                                   --------------  --------------  --------------  --------------  --------------
Surplus notes                      $      315,000  $      650,000  $      335,000  $      335,000  $      265,000
                                   --------------  --------------  --------------  --------------  --------------
                                   --------------  --------------  --------------  --------------  --------------

See Note 1 to financial statements for the effect of the reinsurance agreements on net income.
See Note 1 to financial statements for changes in accounting principles and reporting.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

FINANCIAL CONDITION

ASSETS

    For management purposes it is the Company's practice to segment its general account to facilitate the matching of assets and liabilities; however, all general account assets stand behind all general account liabilities. A majority of the Company's assets are income producing investments. Particular attention is paid to the quality of these assets.

    The Company's bond holdings consist of a diversified portfolio of both public and private issues. It is the Company's policy to acquire only investment grade securities. Private placements are rated internally with reference to the National Association of Insurance Commissioners ("NAIC") designation issued by the NAIC Securities Valuation Office. The overall quality of the Company's bond portfolio remains high. At December 31, 1996, 5.0% of the Company's holdings of bonds were rated below investment grade (i.e. below NAIC rating "1" or "2"). Net unrealized gains on below investment grade bonds were $837,435 at December 31, 1996.

    The Company holds real estate primarily because such investments historically have offered better yields over the long-term than fixed income investments. Real estate investments are used to enhance the yield of products with long-term liability durations. Properties for which market value is lower than cost adjusted for depreciation (book value) are reported at market value. During 1996, the change in the difference between the market value and book value for properties reported at market value was $4,624,000.

    Significant attention has been given to insurance companies' exposure to mortgage loans secured by real estate. The Company had a mortgage portfolio of $938,932,000 at December 31, 1996, representing 26.9% of cash and invested assets. At December 31, 1995, mortgage loans represented 26.5% of cash and invested assets. The Company underwrites commercial mortgages with a maximum loan to value ratio of 75%. The Company as a rule invests only in properties that are almost fully leased. The portfolio is diversified by region and by property type. The level of arrears in the portfolio is substantially below the industry average. At December 31, 1996, 0.45% of the Company's portfolio was 60 days or more in arrears, compared to the most recent industry delinquency ratio published by the American Council of Life Insurance of 2.51%. The expense in the year for the provision for losses and for losses on foreclosures was $2,767,000.

    During 1996, the Company purchased three limited partnership investments for an aggregate total of $12,285,000 that were formed to own and operate apartment complexes which qualify for low income tax credits. The credits are taken annually over a ten year period, but are fully vested at the end of a fifteen year compliance period. The Company also committed to an additional limited partnership interest for $10,180,000 in 1995. These investments are classified as other invested assets in the balance sheet.

    In the normal course of business, the Company makes commitments to purchase investments at a future date. As of December 31, 1996 the Company had outstanding mortgage commitments of $9,800,000 which will be funded during 1997.

LIABILITIES

    The majority of the Company's liabilities consist of reserves for life insurance and annuity contracts and deposit funds.

CAPITAL AND SURPLUS

    Total capital stock and surplus of the Company was $567,143,000 at December 31, 1996. The Company issued surplus notes during 1995 totalling $315,000,000 to an affiliate, Sun Canada Financial Co. The Company repaid $335,000,000 of surplus notes to its parent in 1996. During 1994, the Company reduced its carrying value of Massachusetts Casualty Insurance Company, a wholly owned subsidiary, by $18,397,000, the unamortized amount of goodwill. The reduction was accounted for as a direct charge to surplus. The Company's management considers its surplus position to be adequate.

RESULTS OF OPERATIONS

1996 COMPARED TO 1995

    Net income from operations after dividends and before federal income taxes increased by $61.1 million for the year ending December 31, 1996 as compared to December 31, 1995. Net income associated with the reinsurance agreements with the parent increased by $23.9 million in 1996. The net income improvement in the reinsured business results from improved mortality experience, improved investment performance and fewer significant death claims in 1996 as compared to 1995. Prior to reinsurance, earnings from the life line of business remained relatively flat. The remaining $37.2 million increase is attributable to the Company's retirement products and services line of business, which markets combination fixed/variable annuities and group pension guaranteed investment contracts. The decline in interest rates during 1995 resulted in the split of these combination fixed/variable annuity sales to change from 45% fixed and 55% variable in 1995 to 25% fixed and 75% variable in 1996. In addition, total gross sales increased by $235.9 million in 1996 as compared to 1995. The declining interest rate environment and strong market performance in 1995 resulted in unrealized gains on assets held in the separate accounts, which generated a substantial increase in fees calculated as a percentage of the separate account net assets, which are then transferred to the general account. The declining interest rates also resulted in increases in reserves due to the increase in the market value adjustment provision of certain fixed annuities. The resultant reserve increases were in excess of the unrealized gains causing strain on the 1995 earnings. In 1996, interest rates increased, resulting in a reduction in the unrealized gains on assets held in the separate accounts and a corresponding reduction in reserves and a release of some of the reserve strain incurred in 1995. The earnings on these market value adjusted products fluctuate as the change in the market value of the assets do not move in tandem with the change in the market value of the liabilities.

    Total income increased by $239.4 million for the year ended December 31, 1996 as compared to December 31, 1995. Sales of combination fixed/variable annuities (net of annuitizations) increased by $282.7 million primarily due to an increase in variable sales held in the separate accounts. This increase in variable sales was driven by strong performance in the stock market. Reinsurance had the effect of increasing income by approximately $9.4 million. Premiums and annuity considerations increased by $8.2 million reflecting increased annuitizations. Considerations from supplementary contracts increased by $1.2 million. Sales of group pension guaranteed investment contracts decreased by $53 million as this market remains highly competitive and sensitive to small changes in guaranteed interest rates. Net investment income decreased by $9.1 million, reflecting a decrease in the general account invested assets.

    Benefits and expenses increased by $178.3 million for the year ended December 31, 1996 as compared to December 31, 1995. Reinsurance had the effect of decreasing benefits and expenses by $14.5 million. Deaths, annuity payments and surrender benefits and other funds withdrawals increased by $438.9 million as a result of increased surrenders of fixed annuities for which interest rate guarantee periods have expired as well as withdrawals from the separate accounts. Policy reserves increased by $9.4 million, reflecting increased annuitizations and increased reserves for minimum death benefit guarantees. The decrease in liability for premium and other deposit funds of $405.9 million reflects lower interest rates and higher surrenders of contracts described above. Commissions increased by $21.8 million, reflecting the increase in total sales of combination fixed/variable annuities. General expenses increased by $2.6 million reflecting an increase in salaries due to staff increases and retainer fees. Transfers to separate accounts increased by $126.8 million, reflecting increased exchange activity out of the general account into the separate accounts.

1995 COMPARED TO 1994

    Net income from operations after dividends and before federal income taxes increased by $23.7 million for the year ending December 31, 1995 as compared to December 31, 1994. Reinsurance agreements with the parent had the effect of increasing net income by $40.9 million from a loss of $9.6 million in 1994 to a gain of $31.3 million in 1995. The increase in net income associated with the reinsurance agreements is due to the lack of surplus strain associated with the assumption of new contracts issued. No new contracts were assumed by the Company beginning in 1994. The remaining decrease in net income from operations of $17.2 million is attributable to the Company's retirement products and services line of business, which markets combination fixed/variable annuities and group pension guaranteed investment contracts. The declining interest rate environment in 1995 resulted in unrealized gains on assets held in the separate accounts, which generated a substantial increase in fees calculated as a percentage of the separate account net assets, which are then transferred to the general account. The declining interest rates also resulted in increases in reserves due to the increase in the market value adjustment provision. The resultant reserve increases were in excess of the unrealized gains causing strain on the 1995 earnings. The earnings on these market value adjusted products fluctuate as the change in the market value of the assets do not move in tandem with the change in the market value of the liabilities.

    Total income decreased by $119.2 million for the year ended December 31, 1995 as compared to December 31, 1994. Reinsurance had the effect of decreasing income by approximately $4.3 million. Premiums and annuity considerations decreased by $5.5 million, reflecting decreased group pension lottery sales of $22.1 million partially offset by increased annuitizations. Considerations from supplementary contracts decreased by $1.8 million. Sales of combination fixed/variable (net of annuitizations) decreased by $151.3 million, reflecting the decline in the interest rate environment during 1995. Sales of group pension guaranteed investment contracts increased by $49.2 million reflecting the transfer of the parents' agent's pension fund from the parent to the Company. Net investment income and amortization of the interest maintenance reserve decreased by $5.6 million, primarily due to capital losses incurred late in 1994, which were then amortized through the interest maintenance reserve during 1995.

    Benefits and expenses decreased by $143 million for the year ended December 31, 1994. Reinsurance had the effect of decreasing benefits and expenses by $45.2 million. Deaths, annuity payments and surrender benefits and other fund withdrawals increased by $106.5 million as a result of increased surrenders of fixed annuities for which interest rate guarantee periods have expired, as well as withdrawals from the separate accounts. Policy reserves decreased by $16.7 million primarily resulting from increased reserves for minimum death benefit guarantees. The increase in liability for premium and other deposit funds of $83.1 million reflects fewer maturities of contracts for which the guarantee periods have expired, and increased sales of group pension guaranteed investment contracts described above. Commissions decreased by $5.5 million, reflecting the decrease in total sales of combination fixed/variable annuities. General expenses increased by $3.3 million, reflecting increased expenses allocated from the parent and increased salaries due to staffing. Transfers to separate accounts decreased by $268.8 million, reflecting less exchange activity out of the separate accounts into the general account and fewer variable annuity sales transferred to the separate accounts.

LIQUIDITY

    The Company's cash inflow consists primarily of premiums on insurance and annuity products, income from investments, repayments of investment principal and sales of investments. The Company's cash outflow is primarily to meet death and other maturing insurance and annuity contract obligations, to pay out on contract terminations, to fund investment commitments and to pay normal operating expenses and taxes. Cash outflows are met from the normal net cash inflows.

    The Company segments its business internally and matches projected cash inflows and outflows within each segment. Targets for money market holdings are established for each segment, which in the aggregate meet the day to day cash needs of the Company. If greater liquidity is required, government issued bonds, which are highly liquid, are sold to provide the necessary funds. Government and publicly traded corporate bonds comprise 65.9% of the Company's long-term bond holdings.

    Management believes that the Company's sources of liquidity are more than adequate to meet its anticipated needs.

REINSURANCE

    The Company has agreements with its parent company which provide that the parent company will reinsure the mortality risks of the individual life insurance contracts previously sold by the Company. Under these agreements basic death benefits and supplementary benefits are reinsured on a yearly renewable term basis and coinsurance basis, respectively. Reinsurance transactions under these agreements in 1996 had the effect of decreasing net income from operations by $1,603,000.

    Effective January 1, 1991 the Company entered into an agreement with the parent company under which certain individual life insurance contracts issued by the parent were reinsured by the Company on a 90% coinsurance basis. Also effective January 1, 1991 the Company entered into an agreement with the parent which provides that the parent will reinsure the mortality risks in excess of $500,000 per policy for the individual life insurance contracts assumed by the Company in the reinsurance agreement described above. Death benefits are reinsured on a yearly renewable term basis. These agreements had the effect of increasing income from operations by approximately $35,161,000 for the year ended December 31, 1996.

    The life reinsurance assumed agreement requires the reinsurer to withhold funds in an amount equal to the reserves assumed.

    The Company also has executed a reinsurance agreement with an unaffiliated company which provides reinsurance of certain individual life insurance contracts on a modified coinsurance basis and under which all deficiency reserves are ceded.

RESERVES

    In accordance with the life insurance laws and regulations under which the Company operates it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on its outstanding contracts. Reserves are based on mortality tables in general use in the United States and are computed to equal amounts that, with additions from premiums to be received, and with interest on such reserves compounded annually at certain assumed rates, will be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. In the accompanying Financial Statements these reserves are determined in accordance with statutory regulations.

INVESTMENTS

    Of the Company's total assets of $13.8 billion at December 31, 1996, 65.6% consisted of unitized and non-unitized separate account assets, 16.4% were invested in bonds and similar securities, 6.8% in mortgages, 1.0% in subsidiaries, 0.7% in real estate, and the remaining 9.5% in cash and other assets.

COMPETITION

    The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products. According to the most recent Best's Review, Life-Health Edition, as of December 31, 1995 the Company ranked 39th among all life insurance companies in the United States based upon total assets. Its parent company, Sun Life Assurance Company of Canada, ranked 18th. Best's Insurance Reports, Life-Health Edition, 1996, assigned the Company and the parent company its highest classification, A++, as of December 31, 1995. Standard & Poor's and Duff & Phelps have assigned the Company and the parent company their highest ratings for claims paying ability, AAA. These ratings should not be considered as bearing on the investment performance of the Series Fund shares held in the Sub-Accounts of the Variable Account. However, the ratings are relevant to the Company's ability to meet its general corporate obligations under the Contracts.

EMPLOYEES

    The Company and Sun Life Assurance Company of Canada have entered into a Service Agreement which provides that the latter will furnish the Company, as required, with personnel as well as certain services and facilities on a cost reimbursement basis. As of December 31, 1996 the Company had 269 direct employees who are employed at its Principal Executive Office in Wellesley Hills, Massachusetts and its Retirement Products & Services Division in Boston, Massachusetts.

PROPERTIES

    The Company occupies office space owned by it and leased to its parent, Sun Life Assurance Company of Canada, and certain unrelated parties for lease terms not exceeding five years.

                 THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS

    The directors and principal officers of the Company are listed below, together with information as to their ages, dates of election and principal business occupations during the last five years (if other than their present business occupations). Except as otherwise indicated, the directors and officers of the Company who are associated with Sun Life Assurance Company of Canada and/or its subsidiaries have been associated with Sun Life Assurance Company of Canada for more than five years either in the position shown or in other positions.

JOHN D. MCNEIL, 63, Chairman and Director (1982*)
150 King Street West
Toronto, Ontario, Canada M5H 1J9

    He is Chairman and a Director of Sun Life Assurance Company of Canada and Sun Life Insurance and Annuity Company of New York; a Director of Massachusetts Financial Services Company; Chairman and a Trustee of MFS/Sun Life Series Trust; Chairman and a Member of the Boards of Managers of Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, World Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account; and a Director of Shell (Canada) Limited and Canadian Pacific, Ltd.

------------------------
* Year Elected Director

DONALD A. STEWART, 50, President and Director (1996*)
150 King Street West
Toronto, Ontario, Canada M5H 1J9

    He is President and a Director of Sun Life Assurance Company of Canada and Sun Life Insurance and Annuity Company of New York; and a Director of Massachusetts Financial Services Company, Massachusetts Casualty Insurance Company and Sun Life Financial Services Limited.

DAVID D. HORN, 55, Senior Vice President and General Manager and Director (1970, 1985*)
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181

    He is Senior Vice President and General Manager for the United States of Sun Life Assurance Company of Canada; Chairman and President and a Director of Sun Investment Services Company; Senior Vice President and a Director of Sun Life Insurance and Annuity Company of New York; President and a Director of Sun Benefit Services Company, Inc., Sun Canada Financial Co., and Sun Life Financial Services Limited; a Director of Sun Capital Advisers, Inc. and Massachusetts Casualty Insurance Company; a Trustee of MFS/ Sun Life Series Trust; and a Member of the Boards of Managers of Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities Variable Account, World Governments Variable Account, Total Return Variable Account and Managed Sectors Variable Account.

ANGUS A. MACNAUGHTON, 65, Director (1985*)
Metro Tower, Suite 1170,
950 Tower Lane
Foster City, California 94404

    He is President of Genstar Investment Corporation and a Director of Sun Life Assurance Company of Canada, Sun Life Insurance and Annuity Company of New York, Canadian Pacific, Ltd., Stelco, Inc. and Varian Associates, Inc.

JOHN S. LANE, 62, Director (1991*)
150 King Street West
Toronto, Ontario, Canada M5H 1J9

    He is Senior Vice President, Investments of Sun Life Assurance Company of Canada; and a Director of Sun Investment Services Company, Sun Capital Advisers, Inc. and Sun Life Insurance and Annuity Company of New York.

RICHARD B. BAILEY, 70, Director (1983*)
500 Boylston Street
Boston, Massachusetts 02116

    He is a Director of Sun Life Insurance and Annuity Company of New York and a Director/Trustee of certain Funds in the MFS Family of Funds. Prior to October 1, 1991, he was Chairman and a Director of Massachusetts Financial Services Company.

A. KEITH BRODKIN, 61, Director (1990*)
500 Boylston Street
Boston, Massachusetts 02116

    He is Chairman and a Director of Massachusetts Financial Services Company; a Director of Sun Life Insurance and Annuity Company of New York; and a Director/Trustee and/or Officer of the Funds in the MFS Family of Funds.

------------------------
* Year Elected Director

M. COLYER CRUM, 64, Director (1986*)
104 West Cliff Street
Weston, MA 02193

    He is Professor Emeritus of the Harvard Business School; and a Director of Sun Life Assurance Company of Canada, Sun Life Insurance and Annuity Company of New York, Merrill Lynch Ready Assets Trust, Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Special Value Fund, Inc., Merrill Lynch Capital Fund, Inc., Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Natural Resources Trust, Merrill Lynch U.S. Treasury Money Fund, MuniVest California Insured Fund, Inc., MuniVest Florida Fund, Inc., MuniVest Michigan Insured Fund, Inc., MuniVest New Jersey Fund, Inc., MuniVest New York Insured Fund, Inc., MuniYield Florida Insured Fund, MuniYield Insured Fund II, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund III, Inc. and MuniYield Pennsylvania Fund. Prior to July, 1996, he was a Professor at the Harvard Business School.

S. CAESAR RABOY, 60, Senior Vice President and Deputy General Manager and Director (1996*)
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181

    He is Senior Vice President and Deputy General Manager for the United States of Sun Life Assurance Company of Canada; Senior Vice President of Sun Life Insurance and Annuity Company of New York; and Vice President and a Director of Sun Life Financial Services Limited.

ROBERT A. BONNER, 52, Vice President, Pensions (1986)
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181

    He is Vice President, Individual Insurance for the United States of Sun Life Assurance Company of Canada.

C. JAMES PRIEUR, 46, Vice President, Investments (1993)
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181

    He is Vice President, Investments for the United States of Sun Life Assurance Company of Canada; Vice President, Investments of Sun Investment Services Company, Massachusetts Casualty Insurance Company and Sun Life Insurance and Annuity Company of New York; and a Director of Sun Capital Advisers, Inc., New London Trust, F.S.B. and Sun Canada Financial Co.

L. BROCK THOMSON, 55, Vice President and Treasurer (1974)
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181

    He is Vice President, Portfolio Management for the United States of Sun Life Assurance Company of Canada; Vice President and Treasurer of Sun Investment Services Company, Sun Capital Advisers, Inc., Sun Benefit Services Company, Inc. and Sun Life Insurance and Annuity Company of New York; and Assistant Treasurer of Massachusetts Casualty Insurance Company.

ROBERT P. VROLYK, 44, Vice President and Actuary (1986)
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181

    He is Vice President, Finance for the United States of Sun Life Assurance Company of Canada; Vice President, Controller and Actuary of Sun Life Insurance and Annuity Company of New York; a Director of Massachusetts Casualty Insurance Company; and Vice President and a Director of Sun Canada Financial Co.

------------------------
* Year Elected Director

MARGARET SEARS MEAD, 47, Assistant Vice President and Secretary (1996) One Sun Life Executive Park
Wellesley Hills, Massachusetts 02181

    She is Assistant Vice President and Counsel for the United States of Sun Life Assurance Company of Canada; and Assistant Vice President and Secretary of Sun Life Insurance and Annuity Company of New York.

    The directors, officers and employees of the Company are covered under a commercial blanket bond and a liability policy. The directors, officers and employees of Massachusetts Financial Services Company and Clarendon Insurance Agency, Inc. are covered under a fidelity bond and errors and omissions policy.

EXECUTIVE COMPENSATION

    All of the executive officers of the Company also serve as officers of Sun Life Assurance Company of Canada and receive no compensation directly from the Company. Allocations have been made as to such officers' time devoted to duties as executive officers of the Company and its subsidiaries. The allocated cash compensation of all executive officers of the Company as a group for services rendered in all capacities to the Company and its subsidiaries during 1996 totalled $936,945.

    Directors of the Company who are also officers of Sun Life Assurance Company of Canada or its affiliates receive no compensation in addition to their compensation as officers of Sun Life Assurance Company of Canada or its affiliates. Messrs. Bailey, Crum and MacNaughton receive compensation in the amount of $5,000 per year, plus $800 for each meeting attended, plus expenses.

    No shares of the Company are owned by any executive officer or director. The Company is a wholly-owned subsidiary of Sun Life Assurance Company of Canada, 150 King Street West, Toronto, Ontario, Canada M5H 1J9.

                                STATE REGULATION

    The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March 1st in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

    The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

    In addition, many states regulate affiliated groups of insurers, such as the Company, its parent and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved.

    Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

    Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

                               LEGAL PROCEEDINGS

    There are no pending legal proceedings affecting the Variable Account. The Company and its subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to their respective total assets or material with respect to the Variable Account.

                                 LEGAL MATTERS

    The organization of the Company, its authority to issue the Contracts and the validity of the form of the Contracts have been passed upon by David D. Horn, Esq., Senior Vice President and General Manager of the Company. Covington & Burling, Washington, D.C., has advised the Company on certain legal matters concerning federal securities laws applicable to the issue and sale of the Contracts and federal income tax laws applicable to the Contracts.

                                  ACCOUNTANTS

    The financial statements of the Variable Account for the year ended December 31, 1996 and the financial statements of the Company for the years ended December 31, 1996, 1995 and 1994 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                            REGISTRATION STATEMENTS

    Registration statements have been filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933 as amended, with respect to the Contracts offered by this Prospectus. This Prospectus does not contain all the information set forth in the registration statements and the exhibits filed as part of the registration statements, to all of which reference is hereby made for further information concerning the Variable Account, the Fixed Account, the Company, the Series Fund, the Contract and the Certificates. Statements found in this Prospectus as to the terms of the Contracts, the Certificates and other legal instruments are summaries, and reference is made to such instruments as filed.

                              FINANCIAL STATEMENTS

    The financial statements of the Company which are included in this Prospectus should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Series Fund shares held in the Sub-Accounts of the Variable Account. The Variable Account value of the interests of Owners, Participants, Annuitants, Payees and Beneficiaries under the Contracts is affected primarily by the investment results of the Series Fund. The financial statements of the Variable Account reflect units outstanding and expenses incurred under the Contracts and other contracts participating in the Variable Account which impose certain contract charges that are different from those imposed under the Contracts.

                              -------------------

SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT D

STATEMENT OF CONDITION-- December 31, 1996

 ASSETS:
   Investments in mutual funds:                Shares        Cost         Value
                                             ----------  ------------  ------------
     Massachusetts Investors Trust
      ("MIT")*.............................   3,491,149  $ 43,107,876  $ 50,494,997
     Massachusetts Investors Growth Stock
      Fund ("MIG")*........................   1,362,279    14,324,800    13,589,882
     MFS Total Return Fund ("MTR")*........   3,348,198    45,869,232    49,529,426
     MFS Growth Opportunities Fund
      ("MGO")*.............................     331,242     3,955,050     4,294,981
     MFS Bond Fund ("MFB")*................     408,178     5,268,167     5,399,328
     MFS World Governments Fund ("MWG")*...     276,251     3,126,585     3,120,853
     MFS/Sun Life Series Trust:
       Capital Appreciation Series
        ("CAS")............................   1,393,663    39,404,372    49,937,527
       Government Securities Series
        ("GSS")............................   1,844,553    23,281,980    23,734,196
       High Yield Series ("HYS")...........     997,166     8,520,374     9,186,648
       Money Market Series ("MMS").........  13,324,248    13,324,248    13,324,248
                                                         ------------  ------------
                                                         $200,182,684  $222,612,086
                                                         ------------
                                                         ------------
   Receivable from sponsor...........................................         6,387
                                                                       ------------
         Net Assets..................................................  $222,618,473
                                                                       ------------
                                                                       ------------

NET ASSETS:

                                           Applicable to Owners of
                                     Deferred Variable Annuity Contracts  Reserve for
                                     -----------------------------------   Variable
                                       Units    Unit Value     Value       Annuities      Total
                                     ---------  ----------  ------------  -----------  ------------
    MIT-Level  2...................  1,035,562   $  33.9934 $ 35,196,814    $ --       $ 35,196,814
    MIT-Level  3...................    374,426      34.2037   12,743,121      --         12,743,121
    MIT-Level  4...................    101,110      25.2599    2,555,062      --          2,555,062
    MIG-Level  2...................    286,667      29.9956    8,599,144      --          8,599,144
    MIG-Level  3...................    146,881      33.1121    4,862,891      --          4,862,891
    MIG-Level  4...................      7,528      17.0503      127,847      --            127,847
    MTR-Level  2...................  1,220,754      27.9279   34,051,663      --         34,051,663
    MTR-Level  3...................    447,244      25.4349   11,366,061      --         11,366,061
    MTR-Level  4...................    212,123      19.3946    4,111,702      --          4,111,702
    MGO-Level  2...................    128,456      26.5992    3,431,430      --          3,431,430
    MGO-Level  3...................     27,750      28.5276      793,746      --            793,746
    MGO-Level  4...................      3,600      19.0006       69,805      --             69,805
    MFB-Level  2...................    119,172      19.3773    2,337,394      --          2,337,394
    MFB-Level  3...................     74,041      19.5875    1,463,667      --          1,463,667
    MFB-Level  4...................     98,115      16.1767    1,598,267      --          1,598,267
    MWG-Level  2...................     80,812      21.7932    1,761,028      --          1,761,028
    MWG-Level  3...................     70,548      19.2739    1,359,825      --          1,359,825
    CAS-Level  2...................    779,653      35.6224   27,768,302     114,769     27,883,071
    CAS-Level  3...................    408,889      37.8523   15,475,378       8,428     15,483,806
    CAS-Level  4...................    178,569      36.8685    6,578,544      --          6,578,544
    GSS-Level  2...................    496,576      18.7159    9,291,655       3,280      9,294,935
    GSS-Level  3...................    344,849      18.1933    6,274,691       6,152      6,280,843
    GSS-Level  4...................    454,900      17.9254    8,156,775      --          8,156,775
    HYS-Level  2...................    177,021      22.0500    3,903,339       2,832      3,906,171
    HYS-Level  3...................     97,150      20.5150    1,992,773       5,452      1,998,225
    HYS-Level  4...................    163,622      20.0430    3,282,290      --          3,282,290
    MMS-Level  2...................    364,557      15.2586    5,558,058       2,812      5,560,870
    MMS-Level  3...................    281,463      14.1894    3,992,442      --          3,992,442
    MMS-Level  4...................    271,308      13.9044    3,771,034      --          3,771,034
                                                            ------------  -----------  ------------
         Net Assets.......................................  $222,474,748    $143,725   $222,618,473
                                                            ------------  -----------  ------------
                                                            ------------  -----------  ------------

*Investments are made in Class A shares of the Fund.

                       See notes to financial statements

SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT D

STATEMENTS OF OPERATIONS-- Year Ended December 31, 1996

                                         MIT          MIG            MTR            MGO            MFB            MWG
                                     Sub-Account  Sub-Account    Sub-Account    Sub-Account    Sub-Account    Sub-Account
                                     -----------  ------------   ------------   ------------   ------------   ------------
INCOME AND EXPENSES:
  Dividend income and capital gain
   distributions received..........  $ 4,888,028  $ 3,231,716    $  5,480,250   $    463,437   $    398,125   $    84,117
  Mortality and expense risk
   charges.........................      567,424      155,284         613,487         55,172         61,780        40,508
                                     -----------  ------------   ------------   ------------   ------------   ------------
      Net investment income........  $ 4,320,604  $ 3,076,432    $  4,866,763   $    408,265   $    336,345   $    43,609
                                     -----------  ------------   ------------   ------------   ------------   ------------
REALIZED AND UNREALIZED GAINS
 (LOSSES):
  Realized gains (losses) on
   investment transactions:
    Proceeds from sales............  $17,971,404  $ 4,631,793    $ 18,993,309   $  1,988,199   $  2,245,557   $ 1,561,690
    Cost of investments sold.......   16,649,058    4,819,175      16,205,379      1,732,417      2,325,227     1,793,547
                                     -----------  ------------   ------------   ------------   ------------   ------------
      Net realized gains
       (losses)....................  $ 1,322,346  $  (187,382)   $  2,787,930   $    255,782   $    (79,670)  $  (231,857)
                                     -----------  ------------   ------------   ------------   ------------   ------------
  Net unrealized appreciation
   (depreciation) on investments:
    End of year....................  $ 7,387,121  $  (734,918)   $  3,660,194   $    339,931   $    131,161   $    (5,732)
    Beginning of year..............  $ 2,634,262  $  (344,804)   $  5,009,848   $    154,918   $    240,501   $  (312,048)
                                     -----------  ------------   ------------   ------------   ------------   ------------
      Change in unrealized
       appreciation
       (depreciation)..............  $ 4,752,859  $  (390,114)   $ (1,349,654)  $    185,013   $   (109,340)  $   306,316
                                     -----------  ------------   ------------   ------------   ------------   ------------
    Realized and unrealized gains
     (losses)......................  $ 6,075,205  $  (577,496)   $  1,438,276   $    440,795   $   (189,010)  $    74,459
                                     -----------  ------------   ------------   ------------   ------------   ------------
INCREASE IN NET ASSETS FROM
 OPERATIONS........................  $10,395,809  $ 2,498,936    $  6,305,039   $    849,060   $    147,335   $   118,068
                                     -----------  ------------   ------------   ------------   ------------   ------------
                                     -----------  ------------   ------------   ------------   ------------   ------------


                                         CAS          GSS            HYS            MMS
                                     Sub-Account  Sub-Account    Sub-Account    Sub-Account       Total
                                     -----------  ------------   ------------   ------------   ------------
INCOME AND EXPENSES:
  Dividend income and capital gain
   distributions received..........  $ 3,774,764  $ 1,322,439    $    696,456   $    681,638   $ 21,020,970
  Mortality and expense risk
   charges.........................      541,204      275,808          99,651        160,089      2,570,407
                                     -----------  ------------   ------------   ------------   ------------
      Net investment income........  $ 3,233,560  $ 1,046,631    $    596,805   $    521,549   $ 18,450,563
                                     -----------  ------------   ------------   ------------   ------------
REALIZED AND UNREALIZED GAINS
 (LOSSES):
  Realized gains on investment
   transactions:
    Proceeds from sales............  $ 8,789,948  $ 9,523,645    $  2,451,195   $ 12,526,203   $ 80,682,943
    Cost of investments sold.......    6,120,020    9,215,772       2,305,565     12,526,203     73,692,363
                                     -----------  ------------   ------------   ------------   ------------
      Net realized gains...........  $ 2,669,928  $   307,873    $    145,630   $    --        $  6,990,580
                                     -----------  ------------   ------------   ------------   ------------
  Net unrealized appreciation
   (depreciation) on investments:
    End of year....................  $10,533,155  $   452,216    $    666,274   $    --        $ 22,429,402
    Beginning of year..............  $ 8,077,466  $ 1,807,209    $    487,047   $    --        $ 17,754,399
                                     -----------  ------------   ------------   ------------   ------------
      Change in unrealized
       appreciation
       (depreciation)..............  $ 2,455,689  $(1,354,993)   $    179,227   $    --        $  4,675,003
                                     -----------  ------------   ------------   ------------   ------------
    Realized and unrealized gains
     (losses)......................  $ 5,125,617  $(1,047,120)   $    324,857   $    --        $ 11,665,583
                                     -----------  ------------   ------------   ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
 FROM OPERATIONS...................  $ 8,359,177  $      (489)   $    921,662   $    521,549   $ 30,116,146
                                     -----------  ------------   ------------   ------------   ------------
                                     -----------  ------------   ------------   ------------   ------------

                       See notes to financial statements

SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT D

STATEMENTS OF CHANGES IN NET ASSETS

                                                  MIT                             MIG                             MTR
                                              Sub-Account                     Sub-Account                     Sub-Account
                                     -----------------------------   -----------------------------   -----------------------------
                                              Year Ended                      Year Ended                      Year Ended
                                             December 31,                    December 31,                    December 31,
                                     -----------------------------   -----------------------------   -----------------------------
                                         1996            1995            1996            1995            1996            1995
                                     -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income............  $   4,320,604   $   3,863,861   $   3,076,432   $   1,535,686   $   4,866,763   $   4,260,996
  Net realized gains (losses)......      1,322,346      (1,475,951)       (187,382)       (625,546)      2,787,930       1,319,082
  Net unrealized gains (losses)....      4,752,859      11,112,577        (390,114)      2,117,924      (1,349,654)      6,436,442
                                     -------------   -------------   -------------   -------------   -------------   -------------
      Increase in net assets from
       operations..................  $  10,395,809   $  13,500,487   $   2,498,936   $   3,028,064   $   6,305,039   $  12,016,520
                                     -------------   -------------   -------------   -------------   -------------   -------------
PARTICIPANT TRANSACTIONS:
  Accumulation Activity:
    Purchase payments received.....  $   8,484,377   $   8,532,635   $   2,166,246   $   2,266,231   $   9,144,366   $  10,735,986
    Net transfers between
     Sub-Accounts and Fixed
     Account.......................        818,874         361,226          44,987        (105,149)     (1,402,954)     (1,537,141)
    Withdrawals, surrenders,
     annuitizations and contract
     charges.......................    (15,324,516)    (15,381,023)     (3,595,513)     (7,865,153)    (17,519,924)    (20,142,315)
                                     -------------   -------------   -------------   -------------   -------------   -------------
      Net accumulation activity....  $  (6,021,265)  $  (6,487,162)  $  (1,384,280)  $  (5,704,071)  $  (9,778,512)  $ (10,943,470)
                                     -------------   -------------   -------------   -------------   -------------   -------------
  Annuitization Activity:
    Adjustments to annuity
     reserve.......................  $         214   $         (61)  $    --         $    --         $         217   $         (46)
                                     -------------   -------------   -------------   -------------   -------------   -------------
      Net annuitization activity...  $         214   $         (61)  $    --         $    --         $         217   $         (46)
                                     -------------   -------------   -------------   -------------   -------------   -------------
  Decrease in net assets from
   participant transactions........  $  (6,021,051)  $  (6,487,223)  $  (1,384,280)  $  (5,704,071)  $  (9,778,295)  $ (10,943,516)
                                     -------------   -------------   -------------   -------------   -------------   -------------
    Increase (decrease) in net
     assets........................  $   4,374,758   $   7,013,264   $   1,114,656   $  (2,676,007)  $  (3,473,256)  $   1,073,004
NET ASSETS:
  Beginning of year................     46,120,239      39,106,975      12,475,226      15,151,233      53,002,682      51,929,678
                                     -------------   -------------   -------------   -------------   -------------   -------------
  End of year......................  $  50,494,997   $  46,120,239   $  13,589,882   $  12,475,226   $  49,529,426   $  53,002,682
                                     -------------   -------------   -------------   -------------   -------------   -------------
                                     -------------   -------------   -------------   -------------   -------------   -------------


                                                  MG0                             MFB                             MWG
                                              Sub-Account                     Sub-Account                     Sub-Account
                                     -----------------------------   -----------------------------   -----------------------------
                                              Year Ended                      Year Ended                      Year Ended
                                             December 31,                    December 31,                    December 31,
                                     -----------------------------   -----------------------------   -----------------------------
                                         1996            1995            1996            1995            1996            1995
                                     -------------   -------------   -------------   -------------   -------------   -------------
OPERATIONS:
  Net investment income............  $     408,265   $     488,680   $     336,345   $     405,249   $      43,609   $     436,307
  Net realized gains (losses)......        255,782         212,238         (79,670)       (205,761)       (231,857)       (106,935)
  Net unrealized gains (losses)....        185,013         618,444        (109,340)        974,227         306,316         374,972
                                     -------------   -------------   -------------   -------------   -------------   -------------
      Increase in net assets from
       operations..................  $     849,060   $   1,319,362   $     147,335   $   1,173,715   $     118,068   $     704,344
                                     -------------   -------------   -------------   -------------   -------------   -------------
PARTICIPANT TRANSACTIONS:
  Accumulation Activity:
    Purchase payments received.....  $     757,184   $     738,132   $     822,947   $   1,080,197   $     490,349   $     734,888
    Net transfers between
     Sub-Accounts and Fixed
     Account.......................            361          65,501        (213,342)       (246,836)       (178,620)       (164,387)
    Withdrawals, surrenders,
     annuitizations and contract
     charges.......................     (1,699,049)     (2,349,180)     (1,301,908)     (2,353,371)     (1,256,945)     (3,698,312)
                                     -------------   -------------   -------------   -------------   -------------   -------------
      Net accumulation activity....  $    (941,504)  $  (1,545,547)  $    (692,303)  $  (1,520,010)  $    (945,216)  $  (3,127,811)
                                     -------------   -------------   -------------   -------------   -------------   -------------
  Decrease in net assets from
   participant transactions........  $    (941,504)  $  (1,545,547)  $    (692,303)  $  (1,520,010)  $    (945,216)  $  (3,127,811)
                                     -------------   -------------   -------------   -------------   -------------   -------------
    Decrease in net assets.........  $     (92,444)  $    (226,185)  $    (544,968)  $    (346,295)  $    (827,148)  $  (2,423,467)
NET ASSETS:
  Beginning of year................      4,387,425       4,613,610       5,944,296       6,290,591       3,948,001       6,371,468
                                     -------------   -------------   -------------   -------------   -------------   -------------
  End of year......................  $   4,294,981   $   4,387,425   $   5,399,328   $   5,944,296   $   3,120,853   $   3,948,001
                                     -------------   -------------   -------------   -------------   -------------   -------------
                                     -------------   -------------   -------------   -------------   -------------   -------------

                       See notes to financial statements

SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT D

                                   CAS                           GSS                           HYS                    MMS
                               Sub-Account                   Sub-Account                   Sub-Account            Sub-Account
                       ----------------------------  ----------------------------  ----------------------------  -------------
                                Year Ended                    Year Ended                    Year Ended            Year Ended
                               December 31,                  December 31,                  December 31,          December 31,
                       ----------------------------  ----------------------------  ----------------------------  -------------
                           1996           1995           1996           1995           1996           1995           1996
                       -------------  -------------  -------------  -------------  -------------  -------------  -------------
 OPERATIONS:
   Net investment
    income...........   $  3,233,560   $    407,201   $  1,046,631   $  1,300,824    $   596,805   $    468,761   $    521,549
   Net realized
    gains............      2,669,928      1,675,496        307,873        227,500        145,630        135,977       --
   Net unrealized
    gains (losses)...      2,455,689      7,854,551     (1,354,993)     2,540,568        179,227        598,575       --
                       -------------  -------------  -------------  -------------  -------------  -------------  -------------
       Increase
        (decrease) in
        net assets
        from
        operations...   $  8,359,177   $  9,937,248   $       (489)  $  4,068,892    $   921,662   $  1,203,313   $    521,549
                       -------------  -------------  -------------  -------------  -------------  -------------  -------------
 PARTICIPANT
  TRANSACTIONS:
   Accumulation
    Activity:
     Purchase
      payments
      received.......   $  6,939,855   $  6,689,889   $  3,634,713   $  4,655,684    $ 1,337,369   $  1,495,744   $  2,033,183
     Net transfers
      between
      Sub-Accounts
      and Fixed
      Account........      1,007,214       (596,568)    (2,176,253)    (1,355,901)      (690,101)       826,665      2,860,850
     Withdrawals,
      surrenders,
      annuitizations
      and contract
      charges........     (7,071,186)    (6,314,794)    (5,692,379)    (4,593,776)    (1,364,716)    (1,672,150)    (7,496,733)
                       -------------  -------------  -------------  -------------  -------------  -------------  -------------
       Net
        accumulation
        activity.....   $    875,883   $   (221,473)  $ (4,233,919)  $ (1,293,993)   $  (717,448)  $    650,259   $ (2,602,700)
                       -------------  -------------  -------------  -------------  -------------  -------------  -------------
   Annuitization
    Activity:
    Annuitizations...   $    102,853   $   --         $   --         $   --          $  --         $   --         $   --
     Annuity payments
      and contract
      charges........         (8,376)        (7,119)        (2,033)        (4,220)        (1,716)        (2,442)          (222)
     Adjustments to
      annuity
      reserve........            365          1,782            (82)          (152)           (40)           (49)           (16)
                       -------------  -------------  -------------  -------------  -------------  -------------  -------------
       Net
        annuitization
        activity.....   $     94,842   $     (5,337)  $     (2,115)  $     (4,372)   $    (1,756)  $     (2,491)  $       (238)
                       -------------  -------------  -------------  -------------  -------------  -------------  -------------
   Increase
    (decrease) in net
    assets from
    participant
    transactions.....   $    970,725   $   (226,810)  $ (4,236,034)  $ (1,298,365)   $  (719,204)  $    647,768   $ (2,602,938)
                       -------------  -------------  -------------  -------------  -------------  -------------  -------------
     Increase
      (decrease) in
      net assets.....   $  9,329,902   $  9,710,438   $ (4,236,523)  $  2,770,527    $   202,458   $  1,851,081   $ (2,081,389)
 NET ASSETS:
   Beginning of
    year.............     40,615,519     30,905,081     27,969,076     25,198,549      8,984,228      7,133,147     15,405,735
                       -------------  -------------  -------------  -------------  -------------  -------------  -------------
   End of year.......   $ 49,945,421   $ 40,615,519   $ 23,732,553   $ 27,969,076    $ 9,186,686   $  8,984,228   $ 13,324,346
                       -------------  -------------  -------------  -------------  -------------  -------------  -------------
                       -------------  -------------  -------------  -------------  -------------  -------------  -------------


                                                 Total
                                      ----------------------------

                                               Year Ended
                                              December 31,
                                      ----------------------------
                           1995           1996           1995
                       -------------  -------------  -------------
 OPERATIONS:
   Net investment
    income...........   $    730,611   $ 18,450,563  $  13,898,176
   Net realized
    gains............       --            6,990,580      1,156,100
   Net unrealized
    gains (losses)...       --            4,675,003     32,628,280
                       -------------  -------------  -------------
       Increase
        (decrease) in
        net assets
        from
        operations...   $    730,611   $ 30,116,146  $  47,682,556
                       -------------  -------------  -------------
 PARTICIPANT
  TRANSACTIONS:
   Accumulation
    Activity:
     Purchase
      payments
      received.......   $  2,671,551   $ 35,810,589  $  39,600,937
     Net transfers
      between
      Sub-Accounts
      and Fixed
      Account........       (436,424)        71,016     (3,189,014)
     Withdrawals,
      surrenders,
      annuitizations
      and contract
      charges........     (7,181,160)   (62,322,869)   (71,551,234)
                       -------------  -------------  -------------
       Net
        accumulation
        activity.....   $ (4,946,033)  $(26,441,264) $ (35,139,311)
                       -------------  -------------  -------------
   Annuitization
    Activity:

    Annuitizations...   $   --         $    102,853  $    --
     Annuity payments
      and contract
      charges........           (222)       (12,347)       (14,003)
     Adjustments to
      annuity
      reserve........            (15)           658          1,459
                       -------------  -------------  -------------
       Net
        annuitization
        activity.....   $       (237)  $     91,164  $     (12,544)
                       -------------  -------------  -------------
   Increase
    (decrease) in net
    assets from
    participant
    transactions.....   $ (4,946,270)  $(26,350,100) $ (35,151,855)
                       -------------  -------------  -------------
     Increase
      (decrease) in
      net assets.....   $ (4,215,659)  $  3,766,046  $  12,530,701
 NET ASSETS:
   Beginning of
    year.............     19,621,394    218,852,427    206,321,726
                       -------------  -------------  -------------
   End of year.......   $ 15,405,735   $222,618,473  $ 218,852,427
                       -------------  -------------  -------------
                       -------------  -------------  -------------

                       See notes to financial statements
NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION

Sun Life of Canada (U.S.) Variable Account D (the "Variable Account"), a separate account of Sun Life Assurance Company of Canada (U.S.), the Sponsor, was established on August 20, 1985 as a funding vehicle for the variable portion of group combination fixed/variable annuities. The Variable Account is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a unit investment trust.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account is invested in shares of a specific mutual fund or series thereof selected by contract owners from among available mutual funds (the "Funds") advised by Massachusetts Financial Services Company (MFS), a wholly-owned subsidiary of the Sponsor.

SUN LIFE OF CANADA (U.S.) VARIABLE ACCOUNT D

(2) SIGNIFICANT ACCOUNTING POLICIES

GENERAL

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT VALUATIONS

Investments in the Funds are recorded at their net asset value. Realized gains and losses on sales of shares of the Funds are determined on the identified cost basis. Dividend income and capital gain distributions received by the Sub-Accounts are reinvested in additional Fund shares and are recognized on the ex-dividend date.

Exchanges between Sub-Accounts requested by contract owners are recorded in the new Sub-Account upon receipt of the redemption proceeds.

FEDERAL INCOME TAX STATUS

The operations of the Variable Account are part of the operations of the Sponsor and are not taxed separately; the Variable Account is not taxed as a regulated investment company. The Sponsor qualifies for the federal income tax treatment granted to life insurance companies under Subchapter L of the Internal Revenue Code. Under existing federal income tax law, investment income and capital gains earned by the Variable Account on contract owner reserves are not subject to tax.

(3) CONTRACT CHARGES

A mortality and expense risk charge is deducted from the Variable Account at the end of each valuation period for the mortality and expense risks assumed by the Sponsor. These deductions are transferred periodically to the Sponsor. The rate of this deduction varies based on total purchase payments credited to all participants' accounts under a contract as follows:

                                                Mortality
                                               and Expense
  Level             Purchase Payments          Risk Charge
----------  ---------------------------------  ------------
        1   $      up to $250,000                  1.30 %
        2   250,000 to 1,499,999                   1.25 %
        3   1,500,000 to 4,999,999                 1.10 %
        4   5,000,000 and over                     0.95 %

Since 1987 the Sponsor has reduced the Level 1 mortality and expense risk charge to 1.25% and, therefore, has been accounting for all Level 1 units as Level 2 units.

Each year on the account anniversary, an account administration fee is deducted from the participant's account to cover administrative expenses relating to the contract and the participant's account. The amount of the fee varies from $12 to $25 and is based on total purchase payments credited to all participants' accounts under a contract. After the annuity commencement date the account fee is deducted pro rata from each annuity payment made during the year.

The Sponsor does not deduct a sales charge from purchase payments. However, a withdrawal charge (contingent deferred sales charge) may be deducted to cover certain expenses relating to the sale of the contract. In no event shall the aggregate withdrawal charges exceed 6% of the purchase payments made under the contract.

(4) ANNUITY RESERVES

Annuity reserves are calculated using the 1983 Individual Annuitant Mortality Table and an assumed interest rate of 4%. Required adjustments to the reserve are accomplished by transfers to or from the Sponsor.

(5) UNIT ACTIVITY FROM PARTICIPANT TRANSACTIONS

                                                           Units Transferred        Units Withdrawn,
                   Units Outstanding                      Between Sub-Accounts      Surrendered and         Units Outstanding
                   Beginning of Year    Units Purchased    and Fixed Account           Annuitized              End of Year
                 --------------------- ----------------- ----------------------  ----------------------  ------------------------
                      Year Ended          Year Ended           Year Ended              Year Ended               Year Ended
                     December 31,        December 31,         December 31,            December 31,             December 31,
                 --------------------- ----------------- ----------------------  ----------------------  ------------------------
 Sub-Accounts       1996       1995      1996     1995      1996        1995        1996        1995        1996         1995
 --------------- ---------- ---------- -------- -------- ----------  ----------  ----------  ----------  -----------  -----------
 MIT-Level   2    1,325,017  1,302,429  213,227  304,799   (137,127)      2,239    (365,555)   (284,450)   1,035,562    1,325,017
 MIT-Level   3      317,412    354,395   54,820   45,258    146,277       8,829    (144,083)    (91,070)     374,426      317,412
 MIT-Level   4       59,347    421,137   20,336   24,234     22,513       4,424      (1,086)   (390,448)     101,110       59,347
 MIG-Level  2       382,429    393,686   52,364   77,506    (39,167)     (8,205)   (108,959)    (80,558)     286,667      382,429
 MIG-Level  3       108,010    127,769   23,827   20,579     35,946       8,202     (20,902)    (48,540)     146,881      108,010
 MIG-Level  4         4,837    429,508      696    4,995      2,133      (9,612)       (138)   (420,054)       7,528        4,837
 MTR-Level  2     1,642,626  1,726,666  250,489  355,684   (147,071)    (38,296)   (525,290)   (401,428)   1,220,754    1,642,626
 MTR-Level  3       423,134    756,604   71,193   91,823    116,241     (22,980)   (163,324)   (402,313)     447,244      423,134
 MTR-Level  4       177,310    329,757   56,047   76,222    (16,491)    (16,128)     (4,743)   (212,541)     212,123      177,310
 MGO-Level  2       172,600    201,423   26,515   31,135     (6,753)      1,108     (63,906)    (61,066)     128,456      172,600
 MGO-Level  3        21,847     59,105    3,963    6,878      5,491       2,216      (3,551)    (46,352)      27,750       21,847
 MGO-Level  4         2,467     16,384      684      268        578        (419)       (129)    (13,766)       3,600        2,467
 MFB-Level  2       157,192    173,242   20,762   28,890    (16,500)     (9,159)    (42,282)    (35,781)     119,172      157,192
 MFB-Level  3        78,816    130,119    8,920   16,967     11,059      (7,548)    (24,754)    (60,722)      74,041       78,816
 MFB-Level  4        90,684    111,663   17,356   19,759     (7,565)      3,221      (2,360)    (43,959)      98,115       90,684
 MWG-Level 2        128,962    158,464   11,616   23,878     (8,539)     (7,073)    (51,227)    (46,307)      80,812      128,962
 MWG-Level 3         67,461    101,949   13,383   13,728         28       1,694     (10,324)    (49,910)      70,548       67,461
 MWG-Level 4         --        160,179    --       1,660     --          (4,646)     --        (157,193)     --           --
 CAS-Level  2       834,945    829,460  117,027  155,497    (21,021)    (16,888)   (151,298)   (133,124)     779,653      834,945
 CAS-Level  3       362,964    365,537   62,771   70,611     36,328      (3,819)    (53,174)    (69,365)     408,889      362,964
 CAS-Level  4       143,089    160,474   27,585   24,304     15,496      (5,237)     (7,601)    (36,452)     178,569      143,089
 GSS-Level  2       726,698    746,715   87,437  158,219   (142,794)    (26,368)   (174,765)   (151,868)     496,576      726,698
 GSS-Level  3       309,543    338,634   48,880   37,182    109,394      (6,591)   (122,968)    (59,682)     344,849      309,543
 GSS-Level  4       494,152    519,083   66,642   77,682    (86,710)    (47,652)    (19,184)    (54,961)     454,900      494,152
 HYS-Level  2       213,240    206,627   27,922   36,334    (20,980)     12,587     (43,161)    (42,308)     177,021      213,240
 HYS-Level  3        99,034     80,917    8,703   11,281      5,818      45,065     (16,405)    (38,229)      97,150       99,034
 HYS-Level  4       160,381    145,707   31,305   36,474    (19,915)     (9,026)     (8,149)    (12,774)     163,622      160,381
 MMS-Level 2        530,592    634,761   84,555  132,695    139,608     (21,847)   (390,198)   (215,017)     364,557      530,592
 MMS-Level 3        265,443    417,392   31,809   31,937     88,273     (25,114)   (104,062)   (158,772)     281,463      265,443
 MMS-Level 4        296,406    404,055   23,924   25,520    (34,336)     16,480     (14,686)   (149,649)     271,308      296,406

INDEPENDENT AUDITORS' REPORT

To the Participants in Sun Life of Canada (U.S.) Variable Account D and the Board of Directors of Sun Life Assurance Company of Canada (U.S.):

We have audited the accompanying statement of condition of Sun Life of Canada (U.S.) Variable Account D (the "Variable Account") as of December 31, 1996, the related statements of operations for the year then ended and the statements of changes in net assets for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities held at December 31, 1996 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Variable Account as of December 31, 1996, the results of its operations and the changes in its net assets for the respective stated periods in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 7, 1997

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

STATUTORY STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND
CAPITAL STOCK AND SURPLUS

                                                                                       DECEMBER 31,
                                                                              ------------------------------
                                                                                   1996            1995
                                                                              --------------  --------------
                                                                                        (IN 000'S)
ADMITTED ASSETS
    Bonds                                                                     $    2,258,858  $    2,706,067
    Preferred stock                                                                        0           1,149
    Mortgage loans                                                                   938,932       1,066,911
    Investments in subsidiaries                                                      144,043         138,282
    Real estate                                                                      100,385          95,574
    Other invested assets                                                             51,378          38,387
    Policy loans                                                                      40,554          38,355
    Cash                                                                               1,305         (20,280)
    Investment income due and accrued                                                 68,190          62,719
    Funds withheld on reinsurance assumed                                            878,798         741,091
    Due from separate accounts                                                       220,999         148,675
    Other assets                                                                      27,509          26,349
                                                                              --------------  --------------
    General account assets                                                         4,730,951       5,043,279
    Unitized separate account assets                                               6,919,219       5,275,808
    Non-unitized separate account assets                                           2,108,835       2,040,596
                                                                              --------------  --------------
    Total Assets                                                              $   13,759,005  $   12,359,683
                                                                              --------------  --------------
                                                                              --------------  --------------
LIABILITIES
    Policy reserves                                                           $    2,099,980  $    1,937,302
    Annuity and other deposits                                                     1,898,309       2,290,656
    Policy benefits in process of payment                                              2,677           5,884
    Accrued expenses and taxes                                                        57,719          44,114
    Other liabilities                                                                 63,987          36,080
    Due to (from) parent and affiliates--net                                         (41,326)       (130,502)
    Interest maintenance reserve                                                      28,676          25,218
    Asset valuation reserve                                                           53,911          42,099
                                                                              --------------  --------------
    General account liabilities                                                    4,163,933       4,250,851
    Unitized separate account liabilities                                          6,919,094       5,275,784
    Non-unitized separate account liabilities                                      2,108,835       2,040,596
                                                                              --------------  --------------
                                                                                  13,191,862      11,567,231
                                                                              --------------  --------------
CAPITAL STOCK AND SURPLUS
    Capital Stock Par value $1,000:
       Authorized, 10,000 shares;
        issued and outstanding, 5,900 shares                                           5,900           5,900
    Surplus                                                                          561,243         786,552
                                                                              --------------  --------------
    Total capital stock and surplus                                                  567,143         792,452
                                                                              --------------  --------------
    Total Liabilities, Capital Stock and Surplus                              $   13,759,005  $   12,359,683
                                                                              --------------  --------------
                                                                              --------------  --------------

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

STATUTORY STATEMENTS OF OPERATIONS

                                                YEARS ENDED DECEMBER 31,
                                           ----------------------------------
                                              1996        1995        1994
                                           ----------  ----------  ----------
                                                       (IN 000'S)
 Premiums and annuity considerations       $  282,466  $  279,407  $  316,008
 Deposit-type funds                         1,775,230   1,545,542   1,647,623
 Considerations for supplementary
  contracts without life contingencies
  and dividend accumulations                    2,340       1,088       2,906
 Net investment income                        303,753     312,872     315,433
 Amortization of interest maintenance
  reserve                                       1,557       1,025       4,128
 Miscellaneous income                          71,903      57,864      30,988
                                           ----------  ----------  ----------
 Total                                      2,437,249   2,197,798   2,317,086
                                           ----------  ----------  ----------
 Death benefits                                12,394      15,317       4,836
 Annuity benefits                             146,654     140,497     135,256
 Surrender benefits and other fund
  withdrawals                               1,507,263   1,074,396     965,186
 Interest on policy or contract funds           2,205         739         572
 Payments on supplementary contracts
  without life contingencies and of
  dividend accumulations                        2,120       1,888       2,334
 Increase in aggregate reserves for life
  and accident and health policies and
  contracts                                   162,678     171,975     219,334
 Increase in liability for premium and
  other deposit funds                        (392,348)     13,553     (69,541)
 Increase in reserve for supplementary
  contracts without life contingencies
  and for dividend and coupon
  accumulations                                   327        (663)        714
                                           ----------  ----------  ----------
 Total                                      1,441,293   1,417,702   1,258,691
 Commissions on premiums and annuity
  considerations (direct business only)       109,894      88,037      93,576
 Commissions and expense allowances on
  reinsurance assumed                          18,910      22,012      59,085
 General insurance expenses                    37,206      34,580      31,243
 Insurance taxes, licenses and fees,
  excluding federal income taxes                8,431       7,685       5,638
 Increase in loading on and cost of
  collection in excess of loading on
  deferred and uncollected premiums               901      (1,377)     (2,650)
 Net transfers to Separate Account            678,663     551,784     820,671
                                           ----------  ----------  ----------
 Total                                      2,295,298   2,120,423   2,266,254
                                           ----------  ----------  ----------
 Net gain from operations before
  dividends to policyholders and federal
  income tax                                  141,951      77,375      50,832
 Dividends to policyholders                    29,189      25,722      22,928
                                           ----------  ----------  ----------
 Net gain from operations after dividends
  to policyholders and before federal
  income tax                                  112,762      51,653      27,904
 Federal income taxes incurred (excluding
  tax on capital gains)                        (2,702)     17,807      19,469
                                           ----------  ----------  ----------
 Net gain from operations after dividends
  to policyholders and federal income tax
  and before realized capital gains or
  (losses)                                    115,464      33,846       8,435
 Net realized capital gains or (losses)
  less capital gains tax and transferred
  to the interest maintenance reserve           7,560       2,069      (6,978)
                                           ----------  ----------  ----------
 NET INCOME                                $  123,024  $   35,915  $    1,457
                                           ----------  ----------  ----------
                                           ----------  ----------  ----------

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

STATUTORY STATEMENTS OF CHANGES IN CAPITAL STOCK AND SURPLUS

                                                                 YEARS ENDED DECEMBER 31,
                                                            ----------------------------------
                                                               1996        1995        1994
                                                            ----------  ----------  ----------
                                                                        (IN 000'S)
CAPITAL AND SURPLUS, BEGINNING OF YEAR                      $  792,452  $  455,489  $  483,188
                                                            ----------  ----------  ----------
Net income                                                     123,024      35,915       1,457
Change in net unrealized capital gains or (losses)              (1,715)      2,009        (671)
Change in non-admitted assets and related items                     67      (2,270)     (1,485)
Change in asset valuation reserve                              (11,812)    (13,690)     (8,376)
Other changes in surplus in Separate Accounts Statement            100      (4,038)       (227)
Increase (decrease) in surplus notes                          (335,000)    315,000           0
Miscellaneous gains and losses in surplus                           27       4,037     (18,397)
                                                            ----------  ----------  ----------
Net change in capital and surplus for the year                (225,309)    336,963     (27,699)
                                                            ----------  ----------  ----------
Capital and surplus, end of year                            $  567,143  $  792,452  $  455,489
                                                            ----------  ----------  ----------
                                                            ----------  ----------  ----------

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)
STATUTORY STATEMENTS OF CASH FLOW

                                                  YEARS ENDED DECEMBER 31,
                                            -------------------------------------
                                               1996         1995         1994
                                            -----------  -----------  -----------
                                                         (IN 000'S)
 Cash Provided
   Premiums, annuity considerations and
     deposit funds received                 $ 2,059,577  $ 1,826,456  $ 2,287,695
   Considerations for supplementary
     contracts and dividend accumulations
     received                                     2,340        1,088        2,906
   Net investment income received               324,914      374,398      351,058
   Other income received                         88,295       25,348       30,989
                                            -----------  -----------  -----------
 Total receipts                               2,475,126    2,227,290    2,672,648
                                            -----------  -----------  -----------
   Benefits paid (other than dividends)       1,671,483    1,231,936    1,326,223
   Insurance expenses and taxes paid
     (other than federal income and
     capital gains taxes)                       172,015      150,463      187,699
   Net cash transfers to Separate Accounts      755,605      568,188      963,127
   Dividends paid to policyholders               22,689       17,722       13,303
   Federal income tax (recoveries)
     payments (excluding tax on capital
     gains)                                     (15,363)     (20,655)       2,976
   Other--net                                     2,205          739          572
                                            -----------  -----------  -----------
 Total payments                               2,608,634    1,948,393    2,493,900
                                            -----------  -----------  -----------
 Net cash from operations                      (133,508)     278,897      178,748
                                            -----------  -----------  -----------
   Proceeds from long-term investments
     sold, matured or repaid (after
     deducting taxes on capital gains of
     $1,554,873 for 1996, $8,610,951 for
     1995 and $19,271,876 for 1994)           1,768,147    1,658,655    1,508,156
   Issuance (repayment) of surplus notes       (335,000)     315,000
   Other cash provided                          147,956      419,446       26,512
                                            -----------  -----------  -----------
 Total cash provided                          1,581,103    2,393,101    1,534,668
                                            -----------  -----------  -----------
 Cash Applied
   Cost of long-term investments acquired     1,318,880    1,749,714    1,442,155
   Other cash applied                           235,982      796,207      264,233
                                            -----------  -----------  -----------
 Total cash applied                           1,554,862    2,545,921    1,706,388
                                            -----------  -----------  -----------
 Net change in cash and short-term
   investments                                 (107,267)     126,077        7,028
 Cash and short-term investments:
 Beginning of year                              197,326       71,249       64,221
                                            -----------  -----------  -----------
 End of year                                $    90,059  $   197,326  $    71,249
                                            -----------  -----------  -----------
                                            -----------  -----------  -----------

                  SEE NOTES TO STATUTORY FINANCIAL STATEMENTS.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

GENERAL

Sun Life Assurance Company of Canada (U.S.) (the "Company") is incorporated as a life insurance company and is currently engaged in the sale of individual fixed and variable annuities, group fixed and variable annuities and group pension contracts. The Company also underwrites a block of individual life insurance business through a reinsurance contract with its parent. Sun Life Assurance Company of Canada (the "parent company") is a mutual life insurance company.

The Company, which is domiciled in the State of Delaware, prepares its financial statements in accordance with statutory accounting practices prescribed or permitted by the State of Delaware Insurance Department. Prescribed accounting practices include practices described in a variety of publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules. Permitted accounting practices encompass all accounting practices not so prescribed. The permitted accounting practices adopted by the Company are not material to the financial statements. Prior to 1996, statutory accounting practices were recognized by the insurance industry and the accounting profession as generally accepted accounting principles for mutual life insurance companies and stock life insurance companies wholly owned by mutual life insurance companies. In April 1993, the Financial Accounting Standards Board ("FASB") issued an interpretation (the "Interpretation"), that became effective in 1996, that has changed the previous practice of mutual life insurance companies (and stock life insurance companies that are wholly-owned subsidiaries of mutual life insurance companies) with respect to utilizing statutory basis financial statements for general purposes, in that it will no longer allow such financial statements to be described as having been prepared in conformity with generally accepted accounting principles ("GAAP"). Consequently, these financial statements prepared in conformity with statutory accounting practices as described above, vary from and are not intended to present the Company's financial position and results of operations and capital in conformity with generally accepted accounting principles. (See
Note 19 for further discussion relative to the Company's basis of financial statement presentation.) The effects on the financial statements of the variances between the statutory basis of accounting and GAAP, although not reasonably determinable, are presumed to be material.

INVESTED ASSETS AND RELATED RESERVES

Bonds are carried at cost adjusted for amortization of premium or accrual of discount. Investments in non-insurance subsidiaries are carried on the equity basis. Investments in insurance subsidiaries are carried at their statutory surplus values. Mortgage loans acquired at a premium or discount are carried at amortized values and other mortgage loans at the amounts of the unpaid balances. Real estate investments are carried at the lower of cost adjusted for accumulated depreciation or appraised value, less encumbrances. Short-term investments are carried at amortized cost, which approximates fair value. Depreciation of buildings and improvements is calculated using the straight-line method over the estimated useful life of the property, generally 40 to 50 years.

POLICY AND CONTRACT RESERVES

The reserves for life insurance and annuity contracts, developed by accepted actuarial methods, have been established and maintained on the basis of published mortality tables using assumed interest rates and valuation methods that will provide reserves at least as great as those required by law and contract provisions.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
INCOME AND EXPENSES

For life and annuity contracts, premiums are recognized as revenues over the premium paying period, whereas commissions and other costs applicable to the acquisition of new business are charged to operations as incurred.

SEPARATE ACCOUNTS

The Company has established unitized separate accounts applicable to various classes of contracts providing for variable benefits. Contracts for which funds are invested in separate accounts include variable life insurance and individual and group qualified and non-qualified variable annuity contracts.

Assets and liabilities of the separate accounts, representing net deposits and accumulated net investment earnings less fees, held primarily for the benefit of contract holders are shown as separate captions in the financial statements. Assets held in the separate accounts are carried at market values.

The Company has also established a non-unitized separate account for amounts allocated to the fixed portion of certain combination fixed/variable deferred annuity contracts. The assets of this account are available to fund general account liabilities and general account assets are available to fund liabilities of this account.

Gains (losses) from mortality experience and investment experience, not applicable to contract owners, are transferred to (from) the general account. Accumulated gains (losses) that have not been transferred are recorded as a payable (receivable) to (from) the general account. Amounts payable to the general account of the Company were $220,999,000 in 1996 and $148,675,000 in 1995.

CHANGES IN ACCOUNTING PRINCIPLES AND REPORTING

During 1996, the Company changed its method of accounting and reporting for deposits, withdrawals, and benefits with respect to unitized separate accounts. Previously, deposits were recorded as direct increases in liabilities of the separate accounts while withdrawals and benefits were recorded as direct decreases in that liability. Effective for 1996, the Company recorded: deposits as revenue in the general account; withdrawals and benefits as expenses in the general account; and the transfer of those funds between the general account and the separate account are reflected as an expense (income) item. Amounts presented for the years ended December 31, 1995 and 1994 have been restated to conform to this presentation. The effect of this change was to increase revenues and expenses by $1.4 billion in 1996, $878 million in 1995, and $988 million in 1994; there is no impact on net income of the general account. This new method of reporting is consistent with the accounting treatment for deposits and withdrawals and benefits of the non-unitized separate account of the Company, and is consistent with prescribed statutory accounting practices.

Prior to 1996, dividends paid to the Company by its subsidiaries and the undistributed gains (losses) of those subsidiaries were included in net income of the Company. For Annual Statement reporting, dividends were (and continue to be) reported in net income while undistributed gains (losses) are reported directly to surplus (as a separate component of unassigned surplus). As a result, net income as reported in these financial statements is $2.5 million less than net income reported in the Annual Statement in 1995 and $1.4 million greater than the Annual Statement in 1994. Effective for 1996, the Company changed its method of accounting for investments in subsidiaries to conform with the prescribed statutory accounting practices used in the preparation of its Annual Statement. As a result of the change, $5.7 million in undistributed losses of subsidiaries are reported directly as a separate component of unassigned surplus rather than being included in net income for the year ended December 31, 1996. The amounts as reported in prior years have not been restated.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED):
The Company has also revised the form of its statutory statements of operations, changes in capital stock and surplus, and cash flow in order to match more exactly the presentation used in the preparation of its Annual Statement. As a result, reclassifications have been made in the amounts reported in 1995 and 1994 audited financial statements to conform to the presentation used for the 1996 amounts. Other than as described in the preceding paragraph, none of the changes have impacted net income or statutory surplus as reported in the 1995 and 1994 audited financial statements.

OTHER

Preparation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

2.  INVESTMENTS IN SUBSIDIARIES:
The Company owns all of the outstanding shares of Sun Life Insurance and Annuity Company of New York (Sun Life (N.Y.)), Massachusetts Casualty Insurance Company
(MCIC), Sun Investment Services Company (Sunesco), New London Trust, F.S.B.
(NLT), Sun Life Financial Services Limited, Inc. (SLFSL), Sun Benefit Services Company, Inc. (Sunbesco), Sun Capital Advisers, Inc. (Sun Capital), and Sun Life Finance Corporation (Sunfinco).

The Company owns 94.8% of the outstanding shares of Massachusetts Financial Services Company (MFS). The Company previously owned 100% of the shares. During 1996, MFS issued additional shares to officers of MFS, thereby reducing the Company's ownership to 94.8%.

Sun Life (N.Y.) is engaged in the sale of individual fixed and variable annuity contracts and group life and disability insurance contracts in the State of New York. MCIC is a life insurance company which issues only individual disability income policies. Sunesco is a registered investment adviser and broker-dealer. NLT is a federally chartered savings bank. SLFSL serves as the marketing administrator for the distribution of the Parent company's offshore products. Sun Capital, a registered investment adviser, Sunfinco, and Sunbesco are currently inactive.

MFS, a registered investment adviser, serves as investment adviser to the mutual funds in the MFS family of funds and certain mutual funds and separate accounts established by the Company, and, through a subsidiary, provides investment advice to substantial private clients.

In 1994, the Company reduced its carrying value of MCIC by $18,397,000, the unamortized amount of goodwill. The reduction was accounted for as a direct charge to surplus.

On December 31, 1996, the Company issued to the parent a $58,000,000 note which is scheduled for repayment on February 15, 1997 at an interest rate of 5.70%. Also on December 31, 1996, the Company was issued a $58,000,000 note by MFS at an interest rate of 5.76% due on demand on or after March 1, 1997. On December 31, 1996 and 1995 the Company had an additional $20,000,000 in notes issued by MFS, scheduled to mature in 2000. All of these notes are reported as due from parent and affiliates.

During 1996, 1995 and 1994, the Company contributed capital in the following amounts to its subsidiaries:

                                                                           1996           1995          1994
                                                                      --------------  ------------  ------------
MCIC                                                                  $   10,000,000  $  6,000,000  $  6,000,000
SLFSL                                                                      1,500,000             0             0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

2.  INVESTMENTS IN SUBSIDIARIES (CONTINUED):
Summarized combined financial information of the Company's subsidiaries as of December 31, 1996, 1995 and 1994 and for the years then ended, follows:

                                                                                       DECEMBER 31,
                                                                         ----------------------------------------
                                                                             1996          1995          1994
                                                                         ------------  ------------  ------------
                                                                                        (IN 000'S)
Intangible assets                                                        $      9,646  $     12,174  $     13,485
Other assets                                                                1,376,014     1,233,372     1,165,595
Liabilities                                                                (1,241,617)   (1,107,264)   (1,044,273)
                                                                         ------------  ------------  ------------
Total net assets                                                         $    144,043  $    138,282  $    134,807
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------
Total revenues                                                           $    717,280  $    570,794  $    495,097
Operating expenses                                                           (624,199)     (504,070)     (425,891)
Income tax expense                                                            (42,820)      (31,193)      (29,374)
                                                                         ------------  ------------  ------------
Net income                                                               $     50,261  $     35,531  $     39,832
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

3.  BONDS:
The amortized cost and estimated fair value of investments in debt securities are as follows:

                                                                             DECEMBER 31, 1996
                                                            ----------------------------------------------------
                                                                             GROSS        GROSS      ESTIMATED
                                                             AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                COST         GAINS      (LOSSES)       VALUE
                                                            ------------  -----------  -----------  ------------

                                                                                 (IN 000'S)
Long-term Bonds:
    United States government and government agencies and
     authorities                                            $    267,756   $  12,272    $  (8,927)  $    271,101
    States, provinces and political subdivisions                   2,253          20           (0)         2,273
    Foreign governments                                           18,812       1,351           (0)        20,163
    Public utilities                                             415,641      24,728       (1,223)       439,146
    Transportation                                               167,937      14,107       (2,243)       179,801
    Finance                                                      290,025       7,912         (472)       297,465
    All other corporate bonds                                  1,007,680      42,338      (14,496)     1,035,522
                                                            ------------  -----------  -----------  ------------
        Total long-term bonds                                  2,170,104     102,728      (27,361)     2,245,471
Short-term bonds:
    U.S. Treasury Bills, bankers acceptances and
     commercial paper                                             88,754           0            0         88,754
                                                            ------------  -----------  -----------  ------------
                                                            $  2,258,858   $ 102,728    $ (27,361)  $  2,334,225
                                                            ------------  -----------  -----------  ------------
                                                            ------------  -----------  -----------  ------------

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

3.  BONDS (CONTINUED):

                                                                            DECEMBER 31, 1995
                                                          -----------------------------------------------------
                                                                           GROSS        GROSS       ESTIMATED
                                                           AMORTIZED    UNREALIZED    UNREALIZED       FAIR
                                                              COST         GAINS       (LOSSES)       VALUE
                                                          ------------  -----------  ------------  ------------

                                                                               (IN 000'S)
Long-term Bonds:
    United States government and government agencies and
     authorities                                          $    467,597   $  22,783   $       (443) $    489,937
    States, provinces and political subdivisions                 2,252          81             (0)        2,333
    Foreign governments                                         38,303       4,551             (6)       42,848
    Public utilities                                           513,704      45,466           (203)      558,967
    Transportation                                             215,786      22,794         (2,221)      236,359
    Finance                                                    225,074      13,846            (84)      238,836
    All other corporate bonds                                1,025,745      67,371         (7,415)    1,085,701
                                                          ------------  -----------  ------------  ------------
        Total long-term bonds                                2,488,461     176,892        (10,372)    2,654,981
Short-term bonds:
    U.S. Treasury Bills, bankers acceptances and
     commercial paper                                          217,606           0              0       217,606
                                                          ------------  -----------  ------------  ------------
                                                          $  2,706,067   $ 176,892   $    (10,372) $  2,872,587
                                                          ------------  -----------  ------------  ------------
                                                          ------------  -----------  ------------  ------------

The amortized cost and estimated fair value of bonds at December 31, 1996 and 1995 are shown below by contractual maturity. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call and/or prepayment penalties.

                                                                                           DECEMBER 31, 1996
                                                                                       --------------------------
                                                                                        AMORTIZED     ESTIMATED
                                                                                           COST       FAIR VALUE
                                                                                       ------------  ------------
                                                                                               (IN 000'S)
Maturities:
    Due in one year or less                                                            $    314,130  $    315,507
    Due after one year through five years                                                   743,215       751,858
    Due after five years through ten years                                                  268,376       280,153
    Due after ten years                                                                     714,504       775,051
                                                                                       ------------  ------------
                                                                                       $  2,040,225  $  2,122,569
    Mortgage-backed securities                                                              218,633       211,656
                                                                                       ------------  ------------
                                                                                       $  2,258,858  $  2,334,225
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                                                                                           DECEMBER 31, 1995
                                                                                       --------------------------
                                                                                        AMORTIZED     ESTIMATED
                                                                                           COST       FAIR VALUE
                                                                                       ------------  ------------
                                                                                               (IN 000'S)
Maturities:
    Due in one year or less                                                            $    558,775  $    561,119
    Due after one year through five years                                                   824,446       846,230
    Due after five years through ten years                                                  256,552       269,549
    Due after ten years                                                                     884,187     1,000,908
                                                                                       ------------  ------------
                                                                                          2,523,960     2,677,806
    Mortgage-backed securities                                                              182,107       194,781
                                                                                       $  2,706,067  $  2,872,587
                                                                                       ------------  ------------
                                                                                       ------------  ------------

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

3.  BONDS (CONTINUED):
Proceeds from sales and maturities of investments in debt securities during 1996, 1995, and 1994 were $1,554,016,000, $1,510,553,000, and $1,390,974,000, gross gains were $16,975,000, $24,757,000, and $15,025,000 and gross losses were $10,885,000, $5,742,000, and $30,041,000 , respectively.

Bonds included above with an amortized cost of approximately $2,060,000 and $2,059,000 at December 31, 1996 and 1995, respectively, were on deposit with governmental authorities as required by law.

4.  SECURITIES LENDING:
The Company has a securities lending program operated on its behalf by the Company's primary custodian, Chemical Bank of New York. The custodian has indemnified the Company against losses arising from this program. The total par value of securities out on loan was $51,537,000 and $250,729,000 and the income resulting from this program was $137,000, $2,000 and $26,000 at December 31, 1996, 1995 and 1994, respectively.

5.  MORTGAGE LOANS:
The Company invests in commercial first mortgage loans throughout the United States. The Company monitors the condition of the mortgage loans in its portfolio. In those cases where mortgages have been restructured, appropriate provisions have been made. In those cases where, in management's judgement, the mortgage loans' values are impaired, appropriate losses are recorded.

The following table shows the geographical distribution of the mortgage portfolio.

                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1996         1995
                                                                                         ----------  ------------
                                                                                                (IN 000'S)
California                                                                               $  154,272  $    153,811
Massachusetts                                                                                79,929        83,999
Michigan                                                                                     57,119        69,125
New York                                                                                     67,742        81,480
Ohio                                                                                         75,405        83,915
Pennsylvania                                                                                115,584       141,468
Washington                                                                                   75,819        91,900
All other                                                                                   313,062       361,213
                                                                                         ----------  ------------
                                                                                         $  938,932  $  1,066,911
                                                                                         ----------  ------------
                                                                                         ----------  ------------

The Company has restructured mortgage loans totalling $29,261,000, and $49,846,000 at December 31, 1996 and 1995, respectively, against which there are provisions of $5,893,000 and $8,799,000 at December 31, 1996 and 1995,
respectively.

The Company has made commitments of mortgage loans on real estate into the future. The outstanding commitments for these mortgages amount to $9,800,000 and $13,100,000 at December 31, 1996 and 1995, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

6.  INVESTMENTS GAINS AND LOSSES:

                                                                                      YEARS ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
                                                                                             (IN 000'S)
Net realized gains (losses)
Bonds                                                                              $   5,631  $   3,935  $    (858)
Mortgage loans                                                                           763        292     (5,689)
Real estate                                                                              599        391       (334)
Other assets                                                                             567     (2,549)       (97)
                                                                                   ---------  ---------  ---------
                                                                                   $   7,560  $   2,069  $  (6,978)
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Changes in unrealized gains (losses):
Common stock of affiliates                                                         $  (5,739) $       0  $       0
Mortgage loans                                                                          (600)    (1,574)         0
Real estate                                                                            4,624      3,583       (671)
                                                                                   ---------  ---------  ---------
                                                                                   $  (1,715) $   2,009  $    (671)
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

Realized capital gains and losses on bonds and mortgages which relate to changes in levels of interest rates are charged or credited to an interest maintenance reserve (IMR) and amortized into income over the remaining contractual life of the security sold. The gross realized capital gains and losses credited or charged to the interest maintenance reserve were a credit of $7,710,000 in 1996, a credit of $12,714,000 in 1995, and a charge of $14,070,000 in 1994. All gains and losses are transferred net of applicable taxes.

7.  NET INVESTMENT INCOME:
Net investment income consisted of:

                                                                                   YEARS ENDED DECEMBER 31,
                                                                              ----------------------------------
                                                                                 1996        1995        1994
                                                                              ----------  ----------  ----------
                                                                                          (IN 000'S)
Interest income from bonds                                                    $  178,695  $  205,445  $  200,338
Income from investment in common stock of affiliates                              50,408      35,403      39,577
Interest income from mortgage loans                                               92,591      99,766     106,404
Real estate investment income                                                     16,249      14,979      12,950
Interest income from policy loans                                                  2,790       2,777       2,669
Other                                                                              1,710       2,672       1,212
                                                                              ----------  ----------  ----------
    Gross investment income                                                      342,443     361,042     363,150
Interest on surplus notes                                                        (23,061)    (31,813)    (31,150)
Investment expenses                                                              (15,629)    (16,357)    (16,567)
                                                                              ----------  ----------  ----------
                                                                              $  303,753  $  312,872  $  315,433
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

8.  DERIVATIVES:
The Company uses derivative instruments for interest risk management purposes, including hedges against specific interest rate risk and to minimize the Company's exposure to fluctuations in interest rates. The Company's use of derivatives has included U.S. Treasury futures, conventional interest rate swaps, and forward spread lock interest rate swaps.

In the case of interest rate futures, gains or losses on contracts that qualify as hedges are deferred until the earliest of the completion of the hedging transaction, determination that the transaction will no longer take place, or determination that the hedge is no longer effective. Upon completion of the hedge, where it is impractical to allocates gains (losses) to specific hedged assets or liabilities, gains ( losses) are deferred in IMR and amortized over the remaining life of the hedged assets. At December 31, 1996 and December 31, 1995 there were no futures contracts outstanding.

In the case of interest rate and foreign currency swap agreements and forward spread lock interest rate swap agreements, gains or losses on terminated swaps are deferred in IMR and amortized over the shorter of the remaining life of the hedged asset or the remaining term of the swap contract. The net differential to be paid or received on interest rate swaps is recorded monthly as interest rates change.

                                                                                         SWAPS OUTSTANDING
                                                                                       AT DECEMBER 31, 1996
                                                                                 ---------------------------------
                                                                                      NOTIONAL       MARKET VALUE
                                                                                 PRINCIPAL AMOUNTS   OF POSITIONS
                                                                                 ------------------  -------------
                                                                                            (IN 000'S)
Conventional interest rate swaps                                                    $    429,000       $  (2,443)
Foreign currency swap                                                                      2,100              70
Forward spread lock swaps                                                                 50,000             (50)

                                                                                         SWAPS OUTSTANDING
                                                                                       AT DECEMBER 31, 1995
                                                                                 ---------------------------------
                                                                                      NOTIONAL       MARKET VALUE
                                                                                 PRINCIPAL AMOUNTS   OF POSITIONS
                                                                                 ------------------  -------------
                                                                                            (IN 000'S)
Conventional interest rate swaps                                                    $    367,000       $   3,275
Foreign currency swap                                                                      2,745             290
Forward spread lock swaps                                                                 50,000             112

The market value is the estimated amount that the Company would receive or pay on termination or sale, taking into account current interest rates and the current creditworthiness of the counterparties. The Company is exposed to potential credit loss in the event of non-performance by counterparties. The counterparties are major financial institutions and management believes that the risk of incurring losses related to credit risk is remote.

9.  LEVERAGED LEASES:
The Company is a lessor in a leveraged lease agreement entered into on October 21, 1994, under which equipment having an estimated economic life of 25-40 years was leased for a term of 9.75 years. The Company's equity investment represented 22.9% of the purchase price of the equipment. The balance of the purchase price was furnished by third-party long-term debt financing, collateralized by the equipment and non-recourse to the Company. At the end of the lease term, the Master Lessee may exercise a fixed price purchase option to purchase the equipment.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

9.  LEVERAGED LEASES (CONTINUED):
The Company's net investment in leveraged leases is composed of the following elements:

                                                                                         YEARS ENDED DECEMBER
                                                                                                 31,
                                                                                        ----------------------
                                                                                           1996        1995
                                                                                        ----------  ----------
                                                                                              (IN 000'S)
Lease contracts receivable                                                              $  101,244  $  111,611
Less non-recourse debt                                                                     101,227    (111,594)
                                                                                        ----------  ----------
                                                                                                17          17
Estimated residual value of leased assets                                                   41,150      41,150
Less unearned and deferred income                                                          (11,501)    (13,132)
                                                                                        ----------  ----------
Investment in leveraged leases                                                              29,666      28,035
Less fees                                                                                     (188)       (213)
                                                                                        ----------  ----------
Net investment in leveraged leases                                                      $   29,478  $   27,822
                                                                                        ----------  ----------
                                                                                        ----------  ----------

The net investment is classified as other invested assets in the accompanying statements of admitted assets, liabilities, capital stock and surplus.

10. REINSURANCE:
The Company has agreements with the parent company which provide that the parent company will reinsure the mortality risks of the individual life insurance contracts sold by the Company. Under these agreements basic death benefits and supplementary benefits are reinsured on a yearly renewable term basis and coinsurance basis, respectively. Reinsurance transactions under these agreements had the effect of decreasing income from operations by approximately $1,603,000, $2,184,000, and $2,138,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

Effective January 1, 1991, the Company entered into an agreement with the parent company under which certain individual life insurance contracts issued by the parent company were reinsured by the Company on a 90% coinsurance basis. Also, effective January 1, 1991, the Company entered into an agreement with the parent company which provides that the parent company will reinsure the mortality risks in excess of $500,000 per policy for the individual life insurance contracts assumed by the Company in the reinsurance agreement described above. Such death benefits are reinsured on a yearly renewable term basis. These agreements had the effect of increasing income from operations by approximately $35,161,000 and $11,821,000 for the years ended December 31, 1996 and 1995, respectively, and decreasing income by approximately $29,188,000 for the year ended December 31, 1994. The life reinsurance assumed agreement requires the reinsurer to withhold funds in amounts equal to the reserves assumed.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

10. REINSURANCE (CONTINUED):
The following are summarized pro-forma results of operations of the Company for the years ended December 31, 1996, 1995 and 1994 before the effect of reinsurance transactions with the parent company.

                                                                           PRO-FORMA RESULTS PRE-REINSURANCE
                                                                                YEARS ENDED DECEMBER 31,
                                                                        ----------------------------------------
                                                                            1996          1995          1994
                                                                        ------------  ------------  ------------
                                                                                       (IN 000'S)
Income:
    Premiums, annuity deposits and other revenues                       $  1,858,145  $  1,619,337  $  2,053,408
    Net investment income and realized gains                                 312,870       315,967       312,582
                                                                        ------------  ------------  ------------
    Subtotal                                                               2,171,015     1,935,304     2,365,990
                                                                        ------------  ------------  ------------
Benefits and Expenses:
    Policyholder benefits                                                  1,928,720     1,760,917     2,183,282
    Other expenses                                                           155,531       130,302       130,456
                                                                        ------------  ------------  ------------
    Subtotal                                                               2,084,251     1,891,219     2,313,738
                                                                        ------------  ------------  ------------
Income from operations                                                  $     86,764  $     44,085  $     52,252
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

The Company has an agreement with an unrelated company which provides reinsurance of certain individual life insurance contracts on a modified coinsurance basis and under which all deficiency reserves related to these contracts are reinsured. Reinsurance transactions under this agreement had the effect of decreasing income from operations by $46,000 in 1996, and by $1,599,000 in 1995, and increasing income from operations by $1,854,404 in 1994.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

11. WITHDRAWAL CHARACTERISTICS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT
LIABILITIES:
Withdrawal characteristics of general account and separate account annuity reserves and deposits:

                                                                                             DECEMBER 31, 1996
                                                                                        ----------------------------
                                                                                            AMOUNT       % OF TOTAL
                                                                                        --------------  ------------
                                                                                                 (IN 000'S)
Subject to discretionary withdrawal-with adjustment
    --with market value adjustment                                                      $    3,547,683       30.44%
    --at book value less surrender charges (surrender charge >5%)                            5,626,117       48.27
    --at book value (minimal or no charge or adjustment)                                     1,264,586       10.85
Not subject to discretionary withdrawal provision                                            1,218,157       10.44
                                                                                        --------------      ------
Total annuity actuarial reserves and deposit liabilities                                $   11,656,543      100.00%
                                                                                        --------------      ------
                                                                                        --------------      ------

                                                                                             DECEMBER 31, 1995
                                                                                        ----------------------------
                                                                                            AMOUNT       % OF TOTAL
                                                                                        --------------  ------------
                                                                                                 (IN 000'S)
Subject to discretionary withdrawal-with adjustment
    --with market value adjustment                                                      $    3,796,596       36.36%
    --at book value less surrender charges (surrender charge >5%)                            4,066,126       38.94
    --at book value (minimal or no charge or adjustment)                                     1,278,215       12.24
Not subject to discretionary withdrawal provision                                            1,301,259       12.46
                                                                                        --------------      ------
Total annuity actuarial reserves and deposit liabilities                                $   10,442,196      100.00%
                                                                                        --------------      ------
                                                                                        --------------      ------

12. RETIREMENT PLANS:
The Company participates with its parent company in a non-contributory defined benefit pension plan covering essentially all employees. The benefits are based on years of service and compensation.

The funding policy for the pension plan is to contribute an amount which at least satisfies the minimum amount required by ERISA. The Company is charged for its share of the pension cost based upon its covered participants. Pension plan assets consist principally of separate accounts of the parent company.

The Company's share of the group's accrued pension cost at December 31, 1996, 1995 and 1994 was $446,000, $420,000, and $417,000, respectively. The Company's share of net periodic pension cost was $27,000, $3,000, and $417,000, for 1996, 1995 and 1994, respectively.

The Company also participates with its parent and certain affiliates in a 401(k) savings plan for which substantially all employees are eligible. The Company matches, up to specified amounts, employees' contributions to the plan. Company contributions were $233,000, $185,000 and $152,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

OTHER POST-RETIREMENT BENEFIT PLANS:

In addition to pension benefits the Company provides certain health, dental, and life insurance benefits ("post-retirement benefits") for retired employees and dependents. Substantially all employees may become eligible for these benefits if they reach normal retirement age while working for the Company, or retire early upon satisfying an alternate age plus service condition. Life insurance benefits are generally set at a fixed amount.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

12. RETIREMENT PLANS (CONTINUED):
Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 106, "Employer's Accounting for Post-retirement Benefits Other than Pensions.' SFAS No. 106 requires the Company to accrue the estimated cost of retiree benefit payments during the years the employee provides services. SFAS No. 106 allows recognition of the cumulative effect of the liability in the year of adoption or the amortization of the obligation over a period of up to 20 years. The Company has elected to recognize this obligation of approximately $400,000 over a period of ten years. The Company's cash flows are not affected by implementation of this standard, but implementation decreased net income by $209,000, $142,000, and $114,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Effective June 5, 1996, the Company made certain changes regarding eligibility and benefits to its post-retirement health benefits plans for retirees on or after that date. The impact of these changes is a decrease of 1996 post-retirement benefit costs of $599,000. The Company's post-retirement health care plans currently are not funded.

13. FAIR VALUE OF FINANCIAL INSTRUMENTS:
The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995:

                                                                  DECEMBER 31, 1996
                                                       ---------------------------------------
                                                        CARRYING AMOUNT   ESTIMATED FAIR VALUE
                                                       -----------------  --------------------
                                                                     (IN 000'S)
ASSETS
Bonds                                                    $   2,258,858       $    2,339,126
Mortgages                                                      938,932              958,909
LIABILITIES
Insurance reserves                                             122,606              122,606
Individual annuities                                           373,488              367,878
Pension products                                             1,911,284            1,922,602
Derivatives                                                         --               (2,423)

                                                                  DECEMBER 31, 1995
                                                       ---------------------------------------
                                                        CARRYING AMOUNT   ESTIMATED FAIR VALUE
                                                       -----------------  --------------------
                                                                     (IN 000'S)
ASSETS
Bonds                                                    $   2,706,067       $    2,872,586
Mortgages                                                    1,066,911            1,111,895
LIABILITIES
Insurance reserves                                             124,066              124,066
Individual annuities                                           434,261              431,263
Pension products                                             2,227,882            2,265,386
Derivatives                                                         --                3,387

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

13. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED):
The major methods and assumptions used in estimating the fair values of financial instruments are as follows:

The fair values of short-term bonds are estimated to be the amortized cost. The fair values of long-term bonds which are publicly traded are based upon market prices or dealer quotes. For privately placed bonds, fair values are estimated taking into account prices for publicly traded bonds of similar credit risk and maturity and repayment and liquidity characteristics.

The fair values of the Company's general account reserves and liabilities under investment-type contracts (insurance, annuity and pension contracts that do not involve mortality or morbidity risks) are estimated using discounted cash flow analyses or surrender values. Those contracts that are deemed to have short-term guarantees have a carrying amount equal to the estimated market value.

The fair values of mortgages are estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

The fair values of derivative financial instruments are estimated using the process described in Note #8.

14. STATUTORY INVESTMENT VALUATION RESERVES:
The asset valuation reserve ("AVR") provides a reserve for losses from investments in bonds, stocks, mortgage loans, real estate and other invested assets with related increases or decreases being recorded directly to surplus.

Realized capital gains and losses on bonds and mortgages which relate to changes in levels of interest rates are charged or credited to an interest maintenance reserve ("IMR") and amortized into income over the remaining contractual life of the security sold.

The tables shown below present changes in the major elements of the AVR and IMR.

                                                                              1996                  1995
                                                                      --------------------  --------------------
                                                                         AVR        IMR        AVR        IMR
                                                                      ---------  ---------  ---------  ---------
                                                                           (IN 000'S)            (IN 000'S)
Balance, beginning of year                                            $  42,099  $  25,218  $  28,409  $  18,140
Realized investment gains (losses), net of tax                            3,160      5,011     (1,524)     7,977
Amortization of investment (gains) losses                                     0     (1,557)         0       (899)
Unrealized investment gains (losses)                                      1,502          0      3,650          0
Required by formula                                                       7,150          4     11,564          0
                                                                      ---------  ---------  ---------  ---------
Balance, end of year                                                  $  53,911  $  28,676  $  42,099  $  25,218
                                                                      ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------

15. FEDERAL INCOME TAXES:
The Company and its subsidiaries file a consolidated federal income tax return. Federal income taxes are calculated for the consolidated group based upon amounts determined to be payable as a result of operations within the current year. No provision is recognized for timing differences which may exist between financial statement and taxable income. Such timing differences include reserves, depreciation and accrual of market discount on bonds. Cash payments for federal income taxes were approximately $19,264,000, $12,429,000 and $43,200,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

16. SURPLUS NOTES AND NOTE RECEIVABLE:
The Company had issued and outstanding surplus notes to its parent with an aggregate carrying value of $335,000,000 during the period 1982 through January 16, 1996 at interest rates between 7.25% and 10%. The Company repaid all principal and interest associated with these surplus notes on January 16, 1996.

On December 19, 1995 the Company issued surplus notes totalling $315,000,000 to an affiliate, Sun Canada Financial Co., at interest rates between 5.75% and 7.25%. Of these notes, $157,500,000 will mature in the year 2007, and $157,500,000 will mature in the year 2015. Interest on these notes is payable semi-annually.

Principal and interest on surplus notes are payable only to the extent that the Company meets specified requirements regarding free surplus exclusive of the principal amount and accrued interest, if any, on these notes; and, in the case of principal repayments, with the consent of the Delaware Insurance Commissioner. In addition, with regard to surplus notes outstanding through January 16, 1996, subsequent to December 31, 1994 interest payments required the consent of the Delaware Insurance Commissioner. Payment of principal and interest on the notes issued in 1995 also requires the consents of the Delaware Insurance Commissioner and Canadian Office of the Superintendent of Financial Institutions.

During 1996, 1995 and 1994, the Company obtained the required consents, and expensed $23,061,000, $31,813,000 and $31,150,000 in respect of interest on surplus notes for the years 1996, 1995 and 1994, respectively.

On December 19, 1995, the parent borrowed $120,000,000 at 5.6% through a short-term note from the Company maturing on January 16, 1996. The note, which is included in due from parent and affiliates at December 31, 1995, was repaid in full by the parent at maturity.

17. MANAGEMENT AND SERVICE CONTRACTS:
The Company has an agreement with its parent company which provides that the parent company will furnish, as requested, personnel as well as certain services and facilities on a cost-reimbursement basis. Expenses under this agreement amounted to approximately $20,192,000 in 1996, $20,293,000 in 1995, and
$18,452,000 in 1994.

18. RISK-BASED CAPITAL:
Effective December 31, 1993 the NAIC adopted risk-based capital requirements for life insurance companies. The risk-based capital requirements provide a method for measuring the minimum acceptable amount of adjusted capital that a life insurer should have, as determined under statutory accounting practices, taking into account the risk characteristics of its investments and products. The Company has met the minimum risk-based capital requirements at December 31, 1996 and 1995.

19. ACCOUNTING POLICIES AND PRINCIPLES:
The financial statements of the Company have been prepared on the basis of statutory accounting practices, which prior to 1996, were considered by the insurance industry and the accounting profession to be in accordance with GAAP for mutual life insurance companies. The primary differences between statutory accounting practices and GAAP are described as follows. Under statutory accounting practices, financial statements are not consolidated and investments in subsidiaries are shown at net equity value. Accordingly, the assets, liabilities and results of operations of the Company's subsidiaries are not consolidated with the assets, liabilities and results of operations, respectively, of the Company. Changes in net equity value of the common stock of the Company's United States life insurance subsidiaries are directly reflected in the

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Wholly-owned subsidiary of Sun Life Assurance Company of Canada)

NOTES TO STATUTORY FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

19. ACCOUNTING POLICIES AND PRINCIPLES (CONTINUED):
Company's surplus. Changes in the net equity value of the common stock of all other subsidiaries are directly reflected in the Company's Investment Valuation Reserves. Dividends paid by subsidiaries to the Company are included in the Company's net investment income.

Other differences between statutory accounting practices and GAAP include the following: Statutory accounting practices do not recognize the following assets or liabilities which are reflected under GAAP-- deferred policy acquisition costs, deferred federal income taxes and statutory non-admitted assets. Asset Valuation Reserves and Interest Maintenance Reserves are established under statutory accounting practices but not under GAAP. Methods for calculating real estate depreciation and investment valuation allowances differ under statutory accounting practices than under GAAP. Actuarial assumptions and reserving methods differ under statutory accounting practices and GAAP. Premiums for universal life and investment type products are recognized as income for statutory purposes and as deposits to policyholders' accounts for GAAP.

Because the Company's management uses financial information prepared in conformity with accounting principles generally accepted in Canada in the normal course of business, the management of the Company has determined that the cost of complying with Statement No. 120 would exceed the benefits that the Company, or the users of its financial statements would experience. Consequently, the Company has elected not to apply such standards in the preparation of these financial statements.

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We have audited the accompanying statutory statements of admitted assets, liabilities, and capital stock and surplus of Sun Life Assurance Company of Canada (U.S.) as of December 31, 1996 and 1995, and the related statutory statements of operations, changes in capital stock and surplus, and cash flow for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and signficant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in Notes 1 and 19 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, which practices differ from generally accepted accounting principles. The effects on the financial statements of the variances between the statutory basis of accounting and generally accepted accounting principles, although not reasonably determinable, are presumed to be material.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital stock and surplus of Sun Life Assurance Company of Canada (U.S.) as of Dcember 31, 1996 and 1995, and the results of its operations and its cash flow for each of the three years in the period ended December 31, 1996 on the basis of accountng described in Notes 1 and 19.

However, because of the effects of the matter discussed in the second preceding paragraph, in our opinion, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of Sun Life Assurance Company of Canada (U.S.) as of December 31, 1996 and 1995 or the results of its operations or its cash flow for each of the three years in the period ended Decemeber 31, 1996.

In our previous report dated February 7, 1996, we expressed an opinion that the 1995 and 1994 financial statements, prepared using accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, presented fairly, in all material respects, the financial position of Sun Life Assurance Company of Canada (U.S.) as of December 31, 1995, and the results of its operations, and its cash flow for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles. As described in Notes 1 and 19 to the financial statements, pursuant to the provisions of Statement of Financial Accounting Standards No. 120, ACCOUNTING AND REPORTING BY MUTUAL LIFE INSURANCE ENTERPRISES AND BY INSURANCE ENTERPRISES FOR CERTAIN LONG-DURATION PARTICIPATING CONTRACTS, financial statements of mutual life insurance enterprises (and stock life insurance companies that are wholly owned subsidiaries of mutual life insurance companies) for periods ending on or before December 15, 1996, prepared using accounting practices prescribed or permitted by insurance regulators, are not considered presentations in conformity with generally accepted accounting principles when presented for comparative purposes with the enterprise's financial statements for periods subsequent to the effective date of Statement No. 120. Accordingly, our present opinion on the presentation of the 1995 and 1994 financial statements in accordance with generally accepted accounting principles, as presented herein, is different from that expressed in our previous report.

As management as stated in Note 19, because the Company's management uses financial information prepared in accordance with accounting principles generally accepted in Canada in the normal course of business, the management of Sun Life Assurance Company of Canada (U.S.) has determined that the cost of complying with Statement No. 120 would exceed the benefits that the Company, or the users of its financial statements, would experience. Consequently, the Company has elected not to apply such standards in the preparation of these financial statements.

DELOITTE & TOUCHE LLP

February 3, 1997

                                   APPENDIX A

ILLUSTRATIVE EXAMPLE OF VARIABLE ACCUMULATION UNIT VALUE CALCULATIONS:

    Suppose the net asset value of a Fund share at the end of the current valuation period is $18.38; at the end of the immediately preceding valuation period was $18.32; the valuation period is one day; no dividends or distributions caused Fund shares to go "ex-dividend" during the current valuation period. $18.38 divided by $18.32 is 1.00327511. Subtracting the one day risk factor for mortality and expense risks of .00003539 (the daily equivalent of the current maximum charge of 1.3% on an annual basis) gives a net investment factor of 1.00323972. If the value of the variable accumulation unit for the immediately preceding valuation period had been 14.5645672, the value for the current valuation period would be 14.6117523 (14.5645672 x 1.00323972).

ILLUSTRATIVE EXAMPLE OF VARIABLE ANNUITY UNIT VALUE CALCULATIONS:

    Suppose the circumstances of the first example exist, and the value of an annuity unit for the immediately preceding valuation period had been 12.3456789. If the first variable annuity payment is determined by using an annuity payment based on an assumed interest rate of 4% per year, the value of the annuity unit for the current valuation period would be 12.3843446 (12.3456789 x 1.00323972 (the Net Investment Factor) x 0.99989255). 0.99989255 is the factor, for a one day valuation period, that neutralizes the assumed interest rate of four percent (4%) per year used to establish the Annuity Payment Rates found in the Contract.

ILLUSTRATIVE EXAMPLE OF VARIABLE ANNUITY PAYMENT CALCULATIONS:

    Suppose that a Participant's Account is credited with 8,765.4321 variable accumulation units of a particular Sub-Account but is not credited with any fixed accumulation units; that the variable accumulation unit value and the annuity unit value for the particular Sub-Account for the valuation period which ends immediately preceding the annuity commencement date are 14.5645672 and 12.3456789, respectively; that the annuity payment rate for the age and option elected is $6.78 per $1,000; and that the annuity unit value on the day prior to the second variable annuity payment date is 12.3843446. The first variable annuity payment would be $865.57 (8,765.4321 x 14.5645672 x 6.78 divided by 1,000). The number of annuity units credited would be 70.1112 ($865.57 divided by 12.3456789) and the second variable annuity payment would be $868.28 (70.1112 x 12.3843446).

                                   APPENDIX B
                              STATE PREMIUM TAXES


    The amount of applicable tax varies depending on the jurisdiction and is subject to change by the legislature or other authority. In many jurisdictions there is no tax at all. The Company believes that as of April 30, 1997 premium taxes will be imposed on Contracts offered by this Prospectus only by the jurisdictions listed below at the rates indicated. For information subsequent to April 30, 1997 a tax adviser should be consulted.



                                                             RATE OF TAX
                                                    -----------------------------
                                                    QUALIFIED      NON-QUALIFIED
STATE                                               CONTRACTS        CONTRACTS
--------------------------------------------------  ----------     --------------
California                                               %    .50        2.35%
District of Columbia                                    2.25%            2.25%
Kansas                                                  --               2.00%
Kentucky                                                2.00%            2.00%
Maine                                                   --               2.00%
Nevada                                                  --               3.50%
South Dakota                                            --               1.25%
West Virginia                                           1.00%            1.00%
Wyoming                                                 --               1.00%

                                   APPENDIX C
  WITHDRAWALS, SURRENDERS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

A.  FIXED ACCOUNT--3, 5 AND 7 YEAR GUARANTEE PERIODS:

For the purposes of this illustration, the following assumptions have been made:

    1. 100% of Purchase Payments have been allocated to the Fixed Account and the Owner has elected Initial Guarantee Periods of five (5) years.

    2. The date of full surrender or partial withdrawal is the last day of the 12th month following the Date of Coverage.

    3. The Guarantee Rate being credited on Payments allocated to the five (5) year Guarantee Period on the date of full surrender or partial withdrawal is 4.40%.

    4.  The Account Fee is $25.

PLEASE REFER TO THE TABLE BELOW.

                                    TABLE 1*

 1     2       3         4        5       6              7              8            9          10
---  ------  -----   ---------  -----   ------  -------------------   ------   --------------   -------------
 1   $  100  4.25%   $  104.25   --     $ 0.00  $   104.25($79.25)    -0.45%   -($0.47)(-$0.36) $103.78($78.89)
 2      100  4.25       103.90  6.00%     4.80       99.10            -0.46    -(0.46)          98.64
 3      100  4.50       103.75  6.00      6.00       97.75             0.31      0.31           98.06
 4      100  4.50       103.38  6.00      6.00       97.38             0.32      0.31           97.69
 5      100  4.70       103.13  6.00      6.00       97.13             0.98      0.95           98.08
 6      100  4.70       102.74  6.00      6.00       96.74             0.99      0.96           97.70
 7      100  4.70       102.35  6.00      6.00       96.35             1.01      0.98           97.33
 8      100  4.50       101.88  6.00      6.00       95.88             0.34      0.33           96.20
 9      100  4.50       101.50  6.00      6.00       95.50             0.35      0.33           95.83
10      100  4.50       101.13  6.00      6.00       95.13             0.36      0.34           95.46
11      100  4.50       100.75  6.00      6.00       94.75             0.36      0.34           95.09
12      100  4.40       100.37  6.00      6.00       94.37             0.00      0.00           94.37
     ------          ---------          ------  ----------                     --------------   -------------
     $1,200          $1,229.11          $64.80  $ 1,164.31                     $ 3.92           $1,168.23
     ------          ---------          ------  ----------                     --------------   -------------
     ------          ---------          ------  ----------                     --------------   -------------
                                                ($1,139.31)                    ($4.03)          ($1,143.34)

*See next page for Explanation of Columns

EXPLANATION OF COLUMNS IN TABLE 1.

COLUMNS 1 AND 2:

Represent Payments and Payment amounts, respectively. Each Payment of $100 was made on the first (1st) day of each month for one year (12 payments).

COLUMN 3:

Represents the Initial Guarantee Rate being credited to each Payment.

COLUMN 4:

Represents the value of each Payment on the date of full surrender or partial withdrawal before the imposition of any Withdrawal Charge and Market Value Adjustment.

COLUMN 5:

Represents the Withdrawal Charge percentage that is applied to each Payment on the date of full surrender or partial withdrawal.

The percentage is 6% for Payments 2-12 because these Payments have been in the Account for less than one year. No Withdrawal Charge is imposed on Payment 1 because up to ten percent (10%) of Payments credited to a Participant's Account may be withdrawn each Account Year without imposition of this charge. In this example, 10% represents (10% x $1,200) = $120. The 10% amount is applied to the oldest previously unliquidated Payment, then the next oldest and so forth. This results in no Withdrawal Charge being imposed on Payment 1 and a Withdrawal Charge imposed on $80 of Payment 2.

COLUMN 6:

Represents the amount of Withdrawal Charge imposed on each Payment. It is calculated by multiplying the Payment in Column 2 by the Withdrawal Charge percentage in Column 5.

For example, the Withdrawal Charge imposed on Payment 8 = $100 X 6% = $6.00.

The Withdrawal Charge imposed on Payment 2 = ($100 - $20) X 6% = $4.80. The $20 represents the portion of the Payment on which no Withdrawal Charge is imposed as described under the explanation of Column 5 above.

COLUMN 7:

Represents the value of each Payment in Column 4 on the date of full surrender or partial withdrawal after the imposition of the Withdrawal Charge in Column 6.

In the case of a full surrender, the Account Fee is deducted from the oldest unliquidated payment. This deduction is reflected in the Table by the amount in parentheses beside Column 7, $79.25.

COLUMN 8:

Represents the Market Value Adjustment (MVA) percentage applied to the value of each Payment on the date of full surrender or partial withdrawal after imposition of the Withdrawal Charge.

FOR EXAMPLE:

The MVA% applied to Payment 3 = .75 (A - B) X C/12

Where          A          =      The Guarantee Rate of the Payment being surrendered (Column 3)
                          =      4.50%,
               B          =      The Guarantee Rate being credited to Payments allocated to the five (5)
                                 year
                                 Guarantee Period on the date of full surrender or partial withdrawal
                          =      4.40% and
               C          =      The number of months remaining in the Guarantee Period of the Payment being
                                 surrendered
                          =      60 (5 years) - 10
                          =      50
MVA%                      =      .75 (A - B) X C/12
                          =      .75 (4.50 - 4.40) X 50/12
                          =      .75 (.10) X 50/12
                          =      .31%

COLUMN 9:

Represents the dollar amount of the MVA. For each Payment, it is determined by multiplying the value in Column 7 by the MVA percentage in Column 8.

For example, the MVA for Payment 3

    =      Column 7       X      Column 9
    =      $97.75         X      .31%
    =      $0.31

COLUMN 10:

Represents the values of Payments on the date of full surrender or partial withdrawal after deducting the Withdrawal Charge and either deducting or adding the MVA. For any Payment, the amount in Column 10 is determined by adding the amounts in Columns 7 and 9.

In each of Columns 9 and 10, the amounts in parentheses, -$.36 and $78.89, respectively, reflect the deduction of the Account Fee, in the case of a full surrender.

FULL SURRENDER:

The total of Column 10, in parentheses ($1,143.34), reflects the amount of a full surrender after imposition of Withdrawal Charges, Account Fee and Market Value Adjustments.

PARTIAL WITHDRAWAL:

The sum of amounts in Column 10 for as many payments as are liquidated reflects the amount of a partial withdrawal.

For example, if $1,000 of Payments were withdrawn, the amount of the withdrawal would be the sum of the amounts in Column 10 for Payments 1 through 10 which is $978.77.

B. VARIABLE ACCOUNT AND FIXED ACCOUNT--1 YEAR GUARANTEE PERIOD (NO MARKET VALUE ADJUSTMENT APPLICABLE):

For the purposes of this illustration, the following assumptions have been made:

    1. Purchase Payments have been allocated to either the Variable Account, the Fixed Account-- one (1) Year Guarantee Period or to a combination of both.

    2.  The date  of full surrender  or partial withdrawal  is during the  ninth
       (9th) Account Year.

PLEASE REFER TO THE TABLE BELOW.

                                        TABLE 2*
               1          2          3          4           5           6
           ---------  ---------  ---------  ---------  -----------  ---------
               1      $   1,000  $   1,000  $       0          0%   $       0
               2          1,200      1,200          0           0           0
               3          1,400      1,280        120           1        1.20
               4          1,600          0      1,600           2       32.00
               5          1,800          0      1,800           3       54.00
               6          2,000          0      2,000           4       80.00
               7          2,000          0      2,000           5      100.00
               8          2,000          0      2,000           6      120.00
               9          2,000          0      2,000           6      120.00
                      ---------  ---------  ---------               ---------
                      $  15,000  $   3,480  $  11,520               $  507.20
                      ---------  ---------  ---------               ---------
                      ---------  ---------  ---------               ---------

* See next page for Explanation of Columns

EXPLANATION OF COLUMNS IN TABLE 2

COLUMNS 1 AND 2:

Represent Payments and amounts of Payments. Each Payment was made at the beginning of each Account Year.

COLUMN 3:

Represents the amounts that may be withdrawn without the imposition of withdrawal charges, as follows:

a) Payments 1 and 2, $1,000 and $1,200, respectively, have been credited to the Participant's Account for more than seven (7) years.

b) $1,280 of Payment 3 represents 10% of Payments that have been credited to the Participant's Account for less than seven (7) years. The 10% amount is applied to the oldest unliquidated Payment, then the next oldest and so forth.

COLUMN 4:

Represents the amount of each Payment that is subject to a withdrawal charge. It is determined by subtracting the amount in Column 3 from the Payment in Column 2.

COLUMN 5:

Represents the withdrawal charge percentages imposed on the amounts in Column 4.

COLUMN 6:

Represents the withdrawal charge imposed on each Payment. It is determined by multiplying the amount in Column 4 by the percentage in Column 5.

For example, the withdrawal charge imposed on Payment 8

    =      Payment 8 Column 4 X Payment 8 Column 5

    =      $2,000 X 6%

    =      $120

FULL SURRENDER:

The total of Column 6, $507.20, represents the total amount of withdrawal charges imposed on Payments in this illustration.

PARTIAL WITHDRAWAL:

The sum of amounts in Column 6 for as many Payments as are liquidated reflects the withdrawal charges imposed in the case of a partial withdrawal.

For example, if $7,000 of Payments (Payments 1, 2, 3, 4 and 5) were withdrawn, the amount of the withdrawal charges imposed would be the sum of amounts in Column 6 for Payments 1, 2, 3, 4 and 5 which is $87.20.

                           SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
                           ANNUITY SERVICE MAILING ADDRESS:
                           C/O SUN LIFE ANNUITY SERVICE CENTER
                           P.O. BOX 1024
                           BOSTON, MASSACHUSETTS 02103
                           GENERAL DISTRIBUTOR
                           Clarendon Insurance Agency, Inc.
                           500 Boylston Street
                           Boston, Massachusetts 02116
                           LEGAL COUNSEL
                           Covington & Burling
                           1201 Pennsylvania Avenue, N.W.
                           P.O. Box 7566
                           Washington, D.C. 20044
                           AUDITORS
                           Deloitte & Touche LLP
                           125 Summer Street
                           Boston, Massachusetts 02110


                           COG-1 5/97

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14. Other Expenses of Issuance and Distribution


         Not applicable.


Item 15. Indemnification of Directors and Officers

     Article 8 of the By-Laws of Sun Life Assurance Company of Canada (U.S.) provides for indemnification of directors and officers as follows:

    "Section 8.01 (a). Every person who is or was a director, officer or employee of this corporation or of any other corporation which he served at the request of this corporation and in which this corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by this corporation against all liability and reasonable expenses incurred by him in connection with or resulting from any claim, action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee of this corporation or such other corporation, provided (1) said claim, action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (2) in the absence of such a final determination vindicating him on the merits, the board of directors shall determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; said determination to be made by the board of directors acting through a quorum of disinterested directors, or in its absence on the opinion of counsel.

    (b) For purposes of the preceding subsection: (1) "liability and reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (2) "claim, action, suit or proceeding" shall include every such claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; (3) a settlement, plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in subsection (a)(2) hereof.

      (c) Notwithstanding the foregoing, the following limitations shall apply with respect to any action by or in the right of the Corporation: (1) no indemnification shall be made in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and (2) indemnification shall extend only to reasonable expenses, including reasonable counsel's fees and disbursements.

    (d) The right of indemnification shall extend to any person otherwise entitled to it under this by-law whether or not that person continues to be a director, officer or employee of this corporation or such other corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representative and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this by-law with respect to some matters in a claim, action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as the former. Advances against liability and expenses may be made by the corporation on terms fixed by the board of directors subject to an obligation to repay if indemnification proves unwarranted.

    (e) This by-law shall not exclude any other rights of indemnification or other rights to which any director, officer or employee may be entitled to by contract, vote of the stockholders or as a matter of law. If any clause, provision or application of this section shall be determined to be invalid, the other clauses, provisions or applications of this section shall not be affected but shall remain in full force and effect. The provisions of this by-law shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

    (f) Nothing contained in this by-law shall be construed to protect any director or officer of the corporation against any liability to the corporation or its security holders to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office."

Item 16. Exhibits

Exhibits:


Exhibit
Number                Description             Method of Filing

 1         Underwriting Agreement                *
 3(a)      Certificate of Incorporation          *
 3(b)      By-laws                               *
 4(a)      Combination Fixed/Variable Group
             Annuity Contract                    **
 4(b)      Certificate to be used in con-
             nection with Contract filed as
             Exhibit 4(a)                        **
 5         Opinion re: Legality                  ***
23         Consents of Experts and Counsel
           (a) Independent Auditors' Consent     Filed Herewith
           (b) Consent of Counsel                Filed Herewith
24         Powers of Attorney                    ****



* Incorporated by reference from the Registration Statement of the Registrant on Form S-1, File No. 33-29851.

** Incorporated by reference from Amendment No. 2 to the Registration Statement of the Registrant on Form S-1, File No. 33-99959.

*** Incorporated by reference from the Registration Statement of the Registrant on Form S-2, File No. 33-31711.

**** Incorporated by reference from Post-Effective Amendment No. 5 to the Registration Statement of the Registrant on Form S-2, File No. 33-31711.



Item 17. Undertakings

      (a)     The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and a(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Assurance Company of Canada (U.S.), certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 8 to its Registration Statement on Form S-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley, Commonwealth of Massachusetts, on the 30th day of April, 1997.



                                  Sun Life Assurance Company of
                                  Canada (U.S.)

                                  (Registrant)


                                  By:*    /s/ JOHN D. McNEIL
                                       -------------------------
                                              John D. McNeil
                                              Chairman



    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                           TITLE                    DATE



*  /s/ JOHN D. McNEIL            Chairman and Director
--------------------------     (Principal Executive Officer)  April 30, 1997
   John D. McNeil

*  /s/  ROBERT P. VROLYK          Vice President and Actuary
----------------------------       (Principal Financial
     Robert P. Vrolyk              & Accounting Officer)      April 30, 1997

*  /s/ RICHARD B. BAILEY                Director              April 30, 1997
----------------------------
     Richard B. Bailey

--------------------
* By Bonnie S. Angus pursuant to Power of Attorney filed with Post-Effective Amendment No. 5 to the Registration Statement of the Registrant on Form S-2, File No. 33-31711.

    SIGNATURE                           TITLE                    DATE



*   /s/ A. KEITH BRODKIN                Director            April 30, 1997
------------------------------
      A. Keith Brodkin

**  /s/ M. COLYER CRUM
-------------------------------         Director            April 30, 1997
       M. Colyer Crum

                                  President and Director
-------------------------------
      Donald A. Stewart

*   /s/ DAVID D. HORN              Senior Vice President
--------------------------------    and General Manager     April 30, 1997
        David D. Horn                   Director

*   /s/ JOHN S. LANE                      Director          April 30, 1997
--------------------------------
        John S. Lane

*   /s/ ANGUS A. MacNAUGHTON              Director          April 30, 1997
---------------------------------
     Angus A. MacNaughton

                                   Senior Vice President
--------------------------------    and Deputy General
        S. Caesar Raboy             Manager and Director

-----------------------
*   By Bonnie S. Angus pursuant to Power of Attorney filed with
    Post-Effective Amendment No. 5 to the Registration Statement of the Registrant on Form S-2, File No. 33-31711.

                                  EXHIBIT INDEX

Exhibit
Number                                              Page

 1       Underwriting Agreement....................  *
 3(a)    Certificate of Incorporation..............  *
 3(b)    By-Laws...................................  *
 4(a)    Combination Fixed/Variable Group Annuity
           Contract................................  **
 4(b)    Certificate to be issued in connection with
           Contract Filed as Exhibit 4(a)..........  ***
 5       Opinion Re: Legality......................  ****
23(a)    Independent Auditors' Consent.............
23(b)    Consent of Counsel........................
24       Powers of Attorney........................  ****


-------------------------
* Filed with the Registration Statement of the Registrant on Form S-1, File No. 33-29851.

** Filed with Amendment No. 2 to the Registration Statement of the Registrant on Form S-1, File No. 33-99959.

*** Filed with the Registration Statement of the Registrant on Form S-2, File No. 33-31711.

**** Filed with Post-Effective Amendment No. 5 to the Registration Statement of the Registrant on Form S-2, File No. 33-31711.